AGENCY AGREEMENT

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
TOYOTA CREDIT CANADA INC.
TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)
TOYOTA MOTOR CREDIT CORPORATION

as Issuers

and

THE BANK OF NEW YORK
as Agent
and

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
as Paying Agent

in respect of a

€40,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

Dated 28 September 2007

CONTENTS

CLAUSE PAGE

1.	DEFINITIONS AND INTERPRETATIONS	2
2.	APPOINTMENT OF AGENT AND PAYING AGENTS	9
3.	ISSUE OF TEMPORARY GLOBAL NOTES	11
4.	ISSUE OF PERMANENT GLOBAL NOTES	12
5.	ISSUE OF DEFINITIVE BEARER NOTES	13
6.	EXCHANGES	14
7.	TERMS OF ISSUE	15
8.	PAYMENTS	16
9.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES	18
10.	NOTICE OF ANY WITHHOLDING OR DEDUCTION	20
11.	DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION	20
12.	PUBLICATION OF NOTICES	21
13.	CANCELLATION, RESALE AND REISSUANCE OF NOTES, RECEIPTS, COUPONS AND TALONS	21
14.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS	23
15.	COPIES OF THIS AGREEMENT AND EACH FINAL TERMS AVAILABLE FOR INSPECTION	24
16.	COMMISSIONS AND EXPENSES	24
17.	INDEMNITY	25
18.	REPAYMENT BY THE AGENT	25
19.	CONDITIONS OF APPOINTMENT	25
20.	COMMUNICATION BETWEEN THE PARTIES	27
21.	CHANGES IN AGENT AND PAYING AGENTS	27
22.	MERGER AND CONSOLIDATION	29
23.	NOTIFICATIONS	29
24.	CHANGE OF SPECIFIED OFFICE	30
25.	NOTICES	30
26.	TAXES AND STAMP DUTIES	31
27.	CURRENCY INDEMNITY	31
28.	AMENDMENTS: MEETINGS OF HOLDERS	31
29.	CALCULATION AGENCY AGREEMENT	34
30.	REDENOMINATION AND EXCHANGE	34
31.	DEED POLL	37
32.	DESCRIPTIVE HEADINGS	38
33.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	38
34.	GOVERNING LAW	38
35.	COUNTERPARTS	39
	APPENDIX A TERMS AND CONDITIONS OF THE NOTES	43
	APPENDIX B FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS, RECEIPTS AND TALONS	83
	APPENDIX B-1 FORM OF TEMPORARY GLOBAL NOTE	84
	SCHEDULE ONE PART I INTEREST PAYMENTS	91
	SCHEDULE ONE PART II INSTALMENT PAYMENTS	92
	SCHEDULE TWO SCHEDULE OF EXCHANGES FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS	93
	APPENDIX B-2 FORM OF PERMANENT GLOBAL NOTE	94
	SCHEDULE ONE PART I INTEREST PAYMENTS	101
	SCHEDULE ONE PART II INSTALMENT PAYMENTS	102
	SCHEDULE TWO SCHEDULE OF EXCHANGES OF A TEMPORARY GLOBAL NOTE AND FOR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS	103
	APPENDIX B-3 FORM OF DEFINITIVE BEARER NOTE	104
	APPENDIX B-4 FORM OF COUPON	107
	APPENDIX B-5 FORM OF RECEIPT	109
	APPENDIX B-6 FORM OF TALON	112
	APPENDIX C FORM OF CALCULATION AGENCY AGREEMENT	114
	APPENDIX D FORM OF OPERATING AND ADMINISTRATIVE PROCEDURES MEMORANDUM	123
	ANNEX A TO APPENDIX D SETTLEMENT PROCEDURES	126
	ANNEX B TO APPENDIX D FORM OF FINAL TERMS	131
	ANNEX C TO APPENDIX D FORM OF PURCHASER’S CONFIRMATION TO THE ISSUER	169
	ANNEX D TO APPENDIX D FORM OF THE ISSUER’S CONFIRMATION TO AGENT AND PURCHASERS	171
	ANNEX E TO APPENDIX D TRADING DESK INFORMATION	172
	APPENDIX E FORM OF THE NOTES	174
	APPENDIX F ADDITIONAL DUTIES OF THE AGENT	178
	APPENDIX G FORM OF DEED POLL (SUBSTITUTION OF ISSUER)	179

AGENCY AGREEMENT
in respect of a
€40,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on 28 September 2007

BETWEEN:

(1)	TOYOTA MOTOR FINANCE (NETHERLANDS) B.V. of Atrium, Strawinskylaan 3105, 1077 ZX Amsterdam, The Netherlands (TMF);

(2)	TOYOTA CREDIT CANADA INC. of 80 Micro Court, Suite 200, Markham, Ontario L3R 9Z5, Canada (TCCI);

(3)	TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181) of Level 9, 207 Pacific Highway, St Leonards, NSW 2065, Australia (TFA);

(4)	TOYOTA MOTOR CREDIT CORPORATION of 19001 South Western Avenue, EF12, Torrance, California 90501, U.S.A. (TMCC);

(5)	THE BANK OF NEW YORK of One Canada Square, Canary Wharf, London E14 5AL (the Agent, which expression shall include any successor agent appointed in accordance with Clause 21); and

(6)
THE BANK OF NEW YORK (LUXEMBOURG) S.A. of Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agent appointed in accordance with Clause 21 and Paying Agent shall mean any of the Paying Agents).

WHEREAS:

The Issuers (as defined below) have determined that a programme agreement (the Programme Agreement) dated 30 September 1992 as amended and supplemented or restated by the First Supplemental Programme Agreement dated 31 January 1994, the Second Supplemental Programme Agreement dated 16 May 1996, the Third Supplemental Programme Agreement dated 29 May 1998, the Fourth Supplemental Programme Agreement dated 7 July 1999, the Amended and Restated Programme Agreement dated 31 August 2000, the Amended and Restated Programme Agreement dated 31 August 2001, the Amended and Restated Programme Agreement dated 27 September 2002, the Amended and Restated Programme Agreement dated 26 September 2003, the Amended and Restated Programme Agreement dated 24 September 2004, the Amended and Restated Programme Agreement dated 30 September 2005 and the Amended and Restated Programme Agreement dated 28 September 2006, entered into with the Dealers named therein pursuant to which any of TMF, TCCI or TFA may issue Euro Medium Term Notes in an aggregate nominal amount of up to €12,000,000,000, be amended and restated by the Issuers and each of Merrill Lynch International, Barclays Bank plc, BNP Paribas, Canadian Imperial Bank of Commerce, London Branch, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London branch, Dresdner Bank Aktiengesellschaft, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. International plc, Nomura International plc, Royal Bank of Canada Europe Limited, The Toronto-Dominion Bank and UBS Limited and that such amendments include an increase in the aggregate nominal amount of Euro Medium Term Notes that may be outstanding at any time under the Programme (as defined below) (including Euro Medium Term Notes issued previously under the Programme and Euro Medium Term Notes issued prior to 28 September 2007 by TMCC under its U.S.$30,000,000,000 Euro Medium-Term Note Program last updated on 28 September 2006 which remain outstanding) from €12,000,000,000 to €40,000,000,000 (or its equivalent in other currencies).

1.           DEFINITIONS AND INTERPRETATIONS

(1)	The following expressions shall have the following meanings:

Agreement Date means, with respect to any Note, the date on which agreement is reached for the issue of such Note as contemplated in Clause 2 of the Programme Agreement, which in the case of Notes issued on a syndicated basis shall be the date the applicable Syndicate Purchase Agreement is signed by all parties;

Arranger means Merrill Lynch International, or any other company appointed to the position of arranger for the Programme; and references in this Agreement to the Arranger shall be references to all of them;

Bearer Note means those of the Notes in bearer form;

Canadian Paying Agent means in relation to any Series of Registered Notes, Royal Bank of Canada, London branch as Canadian Paying Agent under the Note Agency Agreement and any successor Canadian paying agent appointed by TCCI in accordance with such Note Agency Agreement;

CGN means a Temporary Global Note being in the form or substantially in the form set out in Appendix B-1 hereto or a Permanent Global Note being in the form or substantially in the form set out in Appendix B-2 hereto and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

Clearing System means Clearstream, Luxembourg, Euroclear and/or any other additional system or systems as is specified in the applicable Final Terms relating to any Note;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in respect of any Series of Notes, the terms and conditions of the Notes of such Series, such terms and conditions being in the form or substantially in the form set out in Appendix A hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser or Purchasers as from time to time, as amended or supplemented by the applicable Final Terms;

Coupon has the meaning ascribed thereto in the Conditions;

Dealer means each of Merrill Lynch International, Barclays Bank plc, BNP Paribas, Canadian Imperial Bank of Commerce, London Branch, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London branch, Dresdner Bank Aktiengesellschaft, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. International plc, Nomura International plc, Royal Bank of Canada Europe Limited, The Toronto-Dominion Bank and UBS Limited, and any other entities appointed as dealers from time to time pursuant to the Programme Agreement;

Definitive Bearer Note means a Bearer Note in definitive form being in the form or substantially in the form set out in Appendix B-3 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser or Purchasers) issued or to be issued by the relevant Issuer pursuant to this Agreement in exchange for the whole or (subject to the terms of the relevant Temporary Global Note and/or Permanent Global Note) part of a Temporary Global and/or Permanent Global Note;

Definitive Note means a Definitive Bearer Note and/or a Definitive Registered Note, as the context may require;

Definitive Registered Note means a Registered Note in definitive form issued or, as the case may require, to be issued by TCCI pursuant to the Note Agency Agreement in exchange for a Registered Global Note, such Note being in the form or substantially in the form set out in Schedule 2 to the Note Agency Agreement (or in such other form as may be agreed between TCCI, the Registrar and the relevant Purchaser(s);

Dual Currency Notes means Notes in respect of which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated;

Established Rate means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 109l(4) of the Treaty;

EUR, Euro, euro and € mean the lawful currency of the Member States of the European Union that adopt the single currency in accordance with the Treaty;

Euroclear means Euroclear Bank S.A./N.V.;

European Economic Area means the European Economic Area consisting of the Member States of the European Union and Iceland, Norway and Liechtenstein;

Eurosystem-eligible New Global Note means a New Global Note which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Final Terms means the final terms issued in relation to each Tranche of Notes (substantially in the form of either Part A or Part B of Annex B to the Procedures Memorandum) as a supplement to the Prospectus and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

FSMA means the Financial Services and Markets Act 2000, as amended;

Global Note means a Temporary Global Note, a Permanent Global Note or a Registered Global Note (or such other form of global note as may be agreed between the relevant Issuer, the Agent (in the case of Bearer Notes), the Registrar (in the case of Registered Notes) and the relevant Purchaser(s) as indicated in the applicable Final Terms) representing a certain number of underlying Notes (the Underlying Notes);

ISDA Definitions means the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or updated from time to time;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to Clause 2 of the Programme Agreement, being in the case of any Note in the form of a Permanent Global Note or a Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issuer means each of TMF, TCCI, TFA and TMCC in its capacity as issuer of Notes; and references in this Agreement to the relevant Issuer shall, in relation to any issue of Notes, be references to whichever of TMF, TCCI, TFA or TMCC is the issuer of such Notes; and references to the Issuers shall be to all of TMF, TCCI, TFA and TMCC;

Listing Agent means, in relation to any Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, such listing agent as the relevant Issuer may from time to time appoint for purposes of liaising with such Stock Exchange or other relevant authority;

Listing Rules means:

(a)	in the case of Notes which are, or are to be, admitted to the Official List, the listing rules made under section 73A of the FSMA; and

(b)	in the case of Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange;

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions have been transferred;

Member State means a member state of the European Union;

New Global Note means a Temporary Global Note being in the form or substantially in the form set out in Appendix B-1 hereto or a Permanent Global Note being in the form or substantially in the form set out in Appendix B-2 hereto and in either case in respect of which the applicable Final Terms indicate it is a New Global Note;

Note means a note issued or to be issued by the relevant Issuer pursuant to the Programme Agreement, other than a Note which will form a single Series with any Notes issued by any Issuer prior to the date of this Agreement, which Note may be represented by a Global Note or a Definitive Note;

Note Agency Agreement means the Note Agency Agreement of even date herewith between TCCI, Royal Bank of Canada and Royal Bank of Canada, London branch relating to Registered Notes;

Noteholders means the several persons who are for the time being holders of outstanding Notes (being in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of such Notes as the holders thereof) save that, in respect of Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note, each person who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg or such other applicable clearing agency as the holder of a particular nominal amount of such Notes (other than a clearing agency (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of Clearstream, Luxembourg, Euroclear or any other applicable clearing agency for a Series of Notes) (in which regard any certificate or other document issued by Euroclear, Clearstream, Luxembourg or such other applicable clearing agency as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes) by the Registrar and the Canadian Paying Agent as a holder of such nominal amount of such Notes for all purposes other than for the payment of principal (including premium (if any)) or interest on such Notes, the right to which shall be vested, as against the relevant Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes) the Registrar and the Canadian Paying Agent, in the case of Bearer Notes, solely in the bearer of the Global Note and, in the case of Registered Notes, solely in the person whose name is entered in the register of holders of such Notes as the holder of the Global Note in accordance with and subject to its terms (and the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly);

Offering Circular means the Offering Circular relating to the Programme as revised, supplemented, amended or updated from time to time in accordance with Clause 5.2 of the Programme Agreement, including any documents which are from time to time incorporated therein by reference but excluding all information incorporated by reference in any such documents and excluding any information or statement otherwise included in any such documents which is or might be considered to be forward looking, including in relation to each Tranche of Notes (where such Tranche of Notes will not form a single Series with Notes issued prior to the date hereof), the applicable Final Terms relating to such Tranche;

Official List has the meaning ascribed thereto in Section 103 of the FSMA;

outstanding means, in relation to the Notes of all or any Series, all the Notes (or all the Notes of that or those Series) issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Note Agency Agreement or the Conditions, (b) those in respect of which the date for redemption (whether in respect of the whole principal amount or the final instalment (when redeemable in instalments)) in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein or (in the case of Registered Notes) to the Registrar or the Canadian Paying Agent (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes, (c) those Notes which have become void under Condition 8, (d) those Notes which have been purchased or otherwise acquired and cancelled as provided in Condition 6 and those which have been purchased or otherwise acquired and are being held by the relevant Issuer for subsequent resale or reissuance as provided in Condition 6 during the time so held, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10 and (g) Temporary Global Notes to the extent that they shall have been duly exchanged in whole for Permanent Global Notes or Definitive Notes and Permanent Global Notes or Registered Global Notes to the extent that they shall have been duly exchanged in whole for Definitive Notes, in each case pursuant to their respective provisions;

Permanent Global Note means a permanent global note in the form or substantially in the form set out in Appendix B-2 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)) comprising some or all of the Notes of the same Series, issued or to be issued by the relevant Issuer either in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Tranche or initially representing the Notes;

Procedures Memorandum means the non-binding Operating and Administrative Procedures Memorandum set out in Appendix D hereto as amended or varied from time to time, in respect of any Tranche, by agreement between the relevant Issuer and the Purchaser of such Tranche with the approval in writing of the Agent.

Programme means the Euro Medium Term Note Programme provided for by the Programme Agreement;

Programme Agreement means the Programme Agreement dated 28 September 2007 between the Issuers and the Dealers concerning the purchase of Notes to be issued by any Issuer and includes any subsequent amendment or supplement thereto;

Prospectus means, as of any Agreement Date, any prospectus, including the Offering Circular and the documents specifically referred to therein as constituting a base prospectus but excluding all information incorporated by reference in any such documents and excluding any information or statement otherwise included in any such documents that is or might be considered to be forward looking with regard to the issue of each Tranche of Notes (other than unlisted Notes) approved under the Prospectus Rules by the Financial Services Authority in accordance with the provisions of section 87A of the FSMA (including any supplementary prospectus published in accordance with the provisions of this Agreement or otherwise);

Prospectus Directive means Directive 2003/71/EC;

Prospectus Rules means in the case of Notes which are, or are to be, listed on the London Stock Exchange, the prospectus rules made under the FSMA;

Purchaser means any Dealer or any third party other than a dealer (as defined in Section 2(12) of the Securities Act), who agrees to purchase Notes pursuant to the Programme Agreement and references to a relevant Purchaser shall, in relation to any Note, be references to the Purchaser with whom the relevant Issuer has agreed the issue and purchase of such Note;

Receipt has the meaning ascribed thereto in the Conditions;

Redenomination Date means in the case of interest bearing Notes, any date for payment of interest under the Notes or in the case of Zero Coupon Notes, any date, in each case specified by the relevant Issuer in the notice given to Noteholders pursuant to Clause 30 and which falls on or after the start of the third stage of European economic and monetary union pursuant to the Treaty, or if the country of the Specified Currency is not one of the countries then participating in such third stage, which falls on or after such later date as it does so participate and which falls before the date on which the Specified Currency ceases to be a sub-division of the euro;

Registered Global Note means a Global Note being in the form or substantially in the form set out in Schedule 1 to the Note Agency Agreement (or in such other form as may be agreed between TCCI, the Registrar and the relevant Purchaser(s));

Registered Note means a Note in registered form issued or to be issued by TCCI;

Registrar means, in relation to any Series of Registered Notes, Royal Bank of Canada as Registrar under the Note Agency Agreement and any successor registrar appointed by TCCI in accordance with such Note Agency Agreement;

Relevant Account Holder means any account holder with Euroclear and/or Clearstream, Luxembourg which has Underlying Notes (as defined in the definition of “Global Note”) credited to its securities account from time to time;

Relevant Clearing System means one or more Clearing Systems;

Relevant Time means, in the context of certain circumstances which are specified in the relevant Global Note, the time at which such Global Note becomes void;

Securities Act means the Securities Act of 1933 of the United States, as amended;

Series means each original issue of Notes together with any further issues expressed to form a single series with the original issue and the terms of which (save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price (as indicated in the applicable Final Terms)) are identical (including Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) (as indicated in the applicable Final Terms) and whether or not the Notes are admitted to trading); and the expressions Notes of the relevant Series and related expressions shall be construed accordingly;

Specified Currency means the currency (which expression shall include euro and other currency units) in which Notes are denominated and, in the case of Dual Currency Notes, the currency or currencies in which payment in respect of the Notes is to be made;

Stock Exchange means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed or admitted to trading, as the case may be; and references in this Agreement to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

Talon has the meaning ascribed thereto in the Conditions;

TARGET system means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system;

Temporary Global Note means a temporary global note being in the form or substantially in the form set out in Appendix B-1 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)) comprising some or all of the Notes of the same Series issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Purchaser(s);

Tranche means all Notes of the same Series with the same Issue Date;

Treaty means the Treaty establishing the European Community, as amended;

UK Listing Authority means the name by which the Financial Services Authority is known being the body appointed under FSMA as “competent authority” to decide on the admission of securities to the Official List; and

U.S.$ and U.S. dollar mean the lawful currency for the time being of the United States.

(2)
Terms and expressions (including the definitions of currencies or composite currencies) defined in the Conditions or Appendices hereto or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise.

(3)	Any references to Notes shall, unless the context otherwise requires, include any Temporary Global Notes, Permanent Global Notes, Registered Global Notes and Definitive Notes.

(4)
Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the relevant Issuer, the relevant Purchaser(s) and either (in respect of Bearer Notes) the Agent or (in respect of Registered Notes) the Registrar.

(5)	All references in this Agreement to a Directive include any relevant implementing measure of each Member State which has implemented such Directive.

(6)
As used herein, in relation to any Notes which are to have a “listing” or be “listed” (i) on the London Stock Exchange, listing or listed shall be construed to mean that such Notes have been admitted to the Official List in accordance with the listing rules of the UK Listing Authority and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

(7)
Unless the contrary indication appears, a reference to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interests in the Notes.

(8)	In this Agreement, unless the contrary intention appears, a reference to a document is a reference to that document as amended from time to time.

(9)
For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and accordingly, the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders, Talons and Talonholders shall be construed accordingly.

2.           APPOINTMENT OF AGENT AND PAYING AGENTS

(1)
The Agent is hereby appointed in a several capacity as agent of each of the Issuers, to act as issuing and principal paying agent, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	completing, authenticating and delivering Temporary Global Notes and Permanent Global Notes and authenticating (if required) and delivering Definitive Bearer Notes;

(b)	giving effectuation instructions in respect of each Global Note which is a Eurosystem-eligible New Global Note;

(c)
exchanging Temporary Global Notes for Permanent Global Notes or Definitive Bearer Notes, as the case may be, in accordance with the terms of the Temporary Global Notes and, in respect of any such exchange (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are New Global Notes;

(d)
exchanging Permanent Global Notes for Definitive Bearer Notes in accordance with the terms of the Permanent Global Notes and, in respect of any such exchange (i) making all notations on Permanent Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Notes which are New Global Notes;

(e)
paying sums due on Temporary Global Notes, Permanent Global Notes and Definitive Bearer Notes, Receipts and Coupons in accordance with the terms of such Notes and (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are New Global Notes;

(f)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(g)	arranging on behalf of the relevant Issuer for notices to be communicated to the Noteholders and the relevant Stock Exchanges;

(h)
ensuring that all necessary action is taken to comply with the periodic reporting and notification requirements of the Ministry of Finance of Japan (including any monthly reports or such other reports as may be required) and other applicable Japanese authorities, or any other competent authority of any relevant currency with respect to the Notes to be issued under the Programme;

(i)	receiving notice from Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency relating to the certificates of non-U.S. beneficial ownership of the Notes;

(j)
upon certification by the participating Dealer or Dealers to the Agent that the distribution with respect to a particular Tranche of Notes has been completed, determining and certifying to Euroclear, Clearstream, Luxembourg or such other applicable clearing agency the applicable Exchange Date;

(k)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(l)
Any of the duties and obligations of the Agent in its capacity of issuing and principal paying agent set forth in Subclauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

(2)
Each Paying Agent is hereby appointed in a several capacity as paying agent of each of the Issuers, and each Paying Agent agrees to act in a several capacity as paying agent of each of the Issuers, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(3)
In relation to each issue of Eurosystem-eligible New Global Notes, each relevant Issuer hereby authorises and instructs the Agent to elect Euroclear as common safekeeper.  From time to time, each such Issuer and the Agent may agree to vary this election.  Each such Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

(4)
Where the Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

3.           ISSUE OF TEMPORARY GLOBAL NOTES

(1)
Subject to Subclause 3(2), following receipt of the applicable Final Terms signed by the relevant Issuer with respect of an issue of Notes in accordance with the provisions of the Procedures Memorandum set out in Appendix D hereto (as from time to time varied, with the prior approval of the Agent, by the relevant Issuer and the relevant Purchaser or Purchasers of the Notes of such issue), the Agent will take the steps required of the Agent in the Procedures Memorandum.  For this purpose the Agent is authorised on behalf of the relevant Issuer:

(a)
to prepare a Temporary Global Note or Temporary Global Notes containing the relevant Conditions and to complete, in accordance with such Final Terms, the necessary details on such Temporary Global Note(s) and attach a copy of the applicable Final Terms to such Temporary Global Note;

(b)	to authenticate such Temporary Global Note(s);

(c)
if the Temporary Global Note(s) is/are a CGN, to deliver such Temporary Global Note(s) (i) to the specified common depositary of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms against receipt from such common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear, Clearstream, Luxembourg or such other applicable clearing agency and to instruct Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency (as the case may be) to credit the Notes represented by such Temporary Global Notes(s), unless otherwise agreed in writing between the Agent and the relevant Issuer, to the Agent’s distribution account, or (ii) as otherwise agreed in writing between the relevant Issuer and the Agent;

(d)
if the Temporary Global Note(s) is/are a New Global Note, to deliver such Temporary Global Note(s) to the specified common safekeeper of Euroclear and Clearstream, Luxembourg against receipt from such common safekeeper of confirmation that such common safekeeper is holding the Temporary Global Note(s) in safe custody for the account of Euroclear and Clearstream, Luxembourg and, in the case of a Temporary Global Note which is a Eurosystem-eligible New Global Note, to instruct the common safekeeper to effectuate the same; and

(e)
if the Temporary Global Note(s) is/are a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate nominal amount of the relevant Tranche of Notes.

(2)
The Agent shall only be required to perform its obligations under Subclause 3(1) if it holds a master Temporary Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Note(s) in accordance with Subclause 3(1)(a).

(3)
The Agent shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

(4)
Any of the duties and obligations of the Agent set forth in this Clause 3 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

4.           ISSUE OF PERMANENT GLOBAL NOTES

(1)
Subject to Subclause 4(2), upon the occurrence of any event which pursuant to the terms of a Temporary Global Note requires the issue of a Permanent Global Note, the Agent shall issue a Permanent Global Note in accordance with the terms of the Temporary Global Note.  For this purpose the Agent is authorised on behalf of the relevant Issuer:

(a)
in the case of the first Tranche of any Series of Notes, to prepare a Permanent Global Note containing the relevant Conditions and to complete, in accordance with the terms of the Temporary Global Note, the necessary details on such Permanent Global Note and attach a copy of the applicable Final Terms to such Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(c)
in the case of the first Tranche of any Series of Notes (i) where the Temporary Global Note is a CGN and is being held by a common depositary as aforesaid, to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency (as the case may be); or (ii) where the Temporary Global Note is a CGN and is not being held by a common depositary, as otherwise agreed in writing between the relevant Issuer and the Agent;

(d)
in the case of the first Tranche of any Series of Notes where the Temporary Global Note is a New Global Note, to deliver such Permanent Global Note to the specified common safekeeper that is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg in exchange for such Temporary Global Note against receipt from the common safekeeper of confirmation that such common safekeeper is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg, and, in the case of a Permanent Global Note which is a Eurosystem-eligible New Global Note, to instruct the common safekeeper to effectuate the same and to hold it on behalf of the relevant Issuer pending its exchange for the Temporary Global Note;

(e)
in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a CGN, to attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as stated above; and

(f)
in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a New Global Note, to deliver the applicable Final Terms to the specified common safekeeper for attachment to the Permanent Global Note applicable to the relevant Series.

(2)
The Agent shall only be required to perform its obligations under Subclause 4(l) if it holds a master Permanent Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with Subclause 4(1)(a).

(3)
The Agent shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

(4)
Any of the duties and obligations of the Agent set forth in this Clause 4 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

5.           ISSUE OF DEFINITIVE BEARER NOTES

(1)
The Agent shall deliver the relevant Definitive Bearer Note(s) in accordance with the terms of the relevant Temporary Global Note or the relevant Permanent Global Note where such Temporary Global Note or Permanent Global Note (as the case may be) is to be exchanged for one or more Definitive Bearer Note(s).  For this purpose, the Agent is hereby authorised on behalf of the relevant Issuer:

(a)	to authenticate or arrange for authentication on its behalf (if so instructed by the relevant Issuer) of such Definitive Bearer Note(s); and

(b)
to deliver such Definitive Bearer Note(s) to or to the order of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms either in exchange for such Global Note or, in the case of a partial exchange, if it is a CGN, on entering details of any partial exchange of the Global Note in the relevant space in Schedule Two of such Global Note, or, if it is a New Global Note, on Euroclear and Clearstream, Luxembourg making the appropriate entries in their records to reflect such exchange; provided that the Agent shall only permit a partial exchange of Notes represented by a Permanent Global Note for Definitive Bearer Notes if the Notes which continue to be represented by such Permanent Global Note are regarded as fungible by Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the Definitive Bearer Notes issued in partial exchange therefor.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Bearer Note(s) in accordance with the provisions of a Global Note (and the aggregate nominal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

(2)
The relevant Issuer undertakes to deliver to the Agent, pursuant to a request for the issue of Definitive Bearer Notes under the terms of the relevant Global Note, sufficient numbers of executed Definitive Bearer Notes to enable the Agent to comply with its obligations under this Clause 5.

(3)
Any of the duties and obligations of the Agent set forth in this Clause 5 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

6.           EXCHANGES

Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for Definitive Bearer Notes or upon any exchange of all or a portion of an interest in a Permanent Global Note for Definitive Bearer Notes, the Agent shall (i) procure that the relevant Global Note shall, if it is a CGN, be endorsed to reflect the reduction of, or increase in (as the case may be), its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Note shall be endorsed by or on behalf of the Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Global Note or (ii) in the case of any Global Note which is a New Global Note, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits as the holder of Definitive Bearer Notes, Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions and the relevant Global Note.  The Agent is hereby authorised on behalf of the relevant Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the relevant Global Note recording such exchange and reduction or increase; (b) in the case of any Global Note which is a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange; and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.  Any of the duties and obligations of the Agent set forth in this Clause 6 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

7.           TERMS OF ISSUE

(1)
The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Bearer Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

(2)
Subject to the procedures set out in the Procedures Memorandum, for the purposes of Subclause 7(1) the Agent is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Agent, after making reasonable investigation, believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, Subclause 19(7) as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with Subclause 7(1).

(3)
In the event that a person who has signed on behalf of any Issuer a master Temporary Global Note, a master Permanent Global Note or Definitive Bearer Notes not yet issued but held by the Agent in accordance with Subclause 7(1) ceases to be authorised as described in Subclause 19(7), the Agent shall (unless the relevant Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer.  Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement master Temporary Global Notes, master Permanent Global Notes and (if applicable) Definitive Bearer Notes and the Agent shall cancel and destroy the master Temporary Global Notes, master Permanent Global Notes and (if applicable) Definitive Bearer Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4)
Unless otherwise agreed in writing between the relevant Issuer and the Agent, each Note credited to the Agent’s distribution account with Euroclear and Clearstream, Luxembourg (or, in the case of Notes in CGN form, such other applicable clearing agency) following the delivery of a Temporary Global Note or Permanent Global Note, as the case may be, to a common depositary or, as the case may be, a common safekeeper pursuant to Subclause 3(1)(c), 3(1)(d), 4(1)(c) or 4(1)(d), respectively, shall be held to the order of the relevant Issuer.  The Agent shall procure that the nominal amount of Notes which the relevant Purchaser has agreed to purchase is:

(a)           debited from the Agent’s distribution account; and

(b)
credited to the securities account of such Purchaser with Euroclear, Clearstream, Luxembourg or, in the case of Notes in CGN form, such other clearing agency (as specified in the Letter from Lead Manager/Dealer as provided for in Annex C to the Procedures Memorandum set forth in Appendix D hereto), in each case only upon receipt by the Agent on behalf of the relevant Issuer of the purchase price due from the relevant Purchaser in respect of such Notes.

(5)
Unless otherwise agreed in writing between the relevant Issuer and the Agent, if on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg (or, in the case of Notes in CGN form, such other applicable clearing agency) after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer.  The Agent shall notify the relevant Issuer forthwith of the failure of the Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the relevant Issuer forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

(6)
Unless otherwise agreed in writing between the relevant Issuer and the Agent, if the Agent pays an amount (the Advance) to the relevant Issuer on the basis that a payment (the Payment) will be received from a Purchaser and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the Agent shall notify the relevant Issuer by facsimile that the Payment has not been received and the relevant Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer).

(7)	In the event of an issue of Notes, the Agent will promptly, and in any event prior to the Issue Date in respect of such issue, send the applicable Final Terms to the relevant Stock Exchange.

(8)
Execution in facsimile of any Notes and any photostatic copying or other duplication of the master Temporary Global Note or the master Permanent Global Note (in unauthenticated form, but executed manually on behalf of the relevant Issuer as stated above) shall be binding upon the relevant Issuer in the same manner as if such Notes were signed manually by such signatories.

8.           PAYMENTS

(1)
The Agent shall advise the relevant Issuer, no later than ten Business Days (as defined in Subclause 8(2)) immediately preceding the date on which any payment is to be made to the Agent pursuant to this Subclause 8(1), of the payment amount, value date and payment instructions and the relevant Issuer shall on each date on which any payment in respect of any Bearer Notes becomes due, transfer to an account specified by the Agent not later than (unless otherwise agreed between the relevant Issuer and the Agent) the Payment Time such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree.  As used in this Subclause 8(1), the term Payment Time means (unless otherwise agreed between the relevant Issuer and the Agent) 2:00 p.m. local time in the principal financial centre of the country of the currency in which the payment falls is to be made (which in the case of payment of euro is London). Unless otherwise provided in the applicable Final Terms, the principal financial centre of any country for the purposes of this Subclause 8(1) shall be as provided in the ISDA Definitions on the Issue Date of such Series of Bearer Notes (except if the Specified Currency is Australian dollars or New Zealand dollars the principal financial centre shall be Sydney or Auckland, respectively).

(2)
The relevant Issuer shall ensure that, no later than the third Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1), the Agent shall receive a confirmation from the relevant Issuer that such payment will be made.  For the purposes of this Clause 8,  Business Day has the meaning given to it in Condition 4(b).

(3)
The Agent shall ensure that payments of both principal and interest in respect of Temporary Global Notes will be made only to the extent that certificates of non-U.S. beneficial ownership as required by U.S. Treasury regulations have been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof. The Agent shall retain each such certification on behalf of the relevant Issuer, for four calendar years following the year in which the certification is received.

(4)
The Agent shall pay interest on the Notes only outside the United States and its possessions, within the meaning of United States Treasury regulation section 1.163-5(c)(1)(ii)(A).  No interest on Notes issued by TMCC shall be paid into an account maintained by the payee in the United States or mailed to an address in the United States unless the payee is described in United States Treasury regulation sections 1.163-5(c)(2)(v)(B)(1) or (2).

(5)
Subject to the Agent being satisfied in its sole discretion that payment will be duly made as provided in Subclause 8(1), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Bearer Notes on behalf of the relevant Issuer in the manner provided in the Conditions.  If any payment provided for in Subclause 8(1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Bearer Notes as aforesaid following receipt by it of such payment.

(6)
If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to Subclause 8(1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Bearer Notes, the Agent shall then forthwith notify the relevant Issuer of such insufficiency and, until such time as the Agent has received the full amount of all such payments, neither the Agent nor any Paying Agent shall be obliged to pay any such claims.

(7)
Without prejudice to Subclauses 8(5) and 8(6), if the Agent pays any amounts to the holders of Bearer Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Bearer Notes in accordance with Subclause 8(1) (the excess of the amounts so paid over the amounts so received being the Shortfall), the relevant Issuer shall, in addition to paying amounts due under Subclause 8(1), pay to the Agent on demand interest (at a rate which represents the Agent’s actual overnight cost of funding the Shortfall as evidenced to the relevant Issuer by the provision of details of the calculation of the cost of funding) on the Shortfall (or the unreimbursed portion thereof) from (and including) the date such Shortfall is paid by the Agent to the holders of the Bearer Notes, Receipts or Coupons or to any Paying Agent to (but excluding) the date of receipt in full by the Agent of the Shortfall.  The Agent shall notify the relevant Issuer by facsimile as soon as practicable, it being understood that the relevant Issuer shall have the right to make such payment subsequently with good value as of such Business Day.

(8)
The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Bearer Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Bearer Notes can be made on the due date of a payment in respect of the Bearer Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Bearer Notes.

(9)
Whilst any Bearer Notes are represented by Temporary Global Notes or Permanent Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes.  On the occasion of any such payment, (i) in the case of a CGN, the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the relevant Schedule to the Global Notes to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is a New Global Note, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

(10)
If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), (i) the Paying Agent to which a Temporary Global Note or Permanent Global Note is presented for the purpose of making such payment shall, unless the Note is a New Global Note, make a record of such shortfall on the relevant Schedule to the Global Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is a New Global Note, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

9.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES

(1)
The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions provided that certain calculations with respect to any Series of Notes may be made by an agent (the Calculation Agent) appointed by the relevant Issuer and acceptable to the Agent.  The Agent may decline to act in the capacity described above in relation to a particular Series of Notes if (i) the Agent does not have the capacity to determine the rate of interest or redemption amount or any other calculation to be made in relation to such Series of Notes and (ii) such decision to decline is notified to the relevant Issuer by the Agent as soon as reasonably practicable after receipt by the Agent of the terms of such Series of Notes and, in any event, prior to the issue of such Series of Notes.

(2)
The Agent shall not be responsible to any Issuer or to any third party (except in the event of negligence, wilful default or bad faith) as a result of the Agent having acted on any quotation given by any Reference Bank (as referred to in Condition 4(b)(iv)(E)) which subsequently may be found to be incorrect.

(3)
The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the other Paying Agents, (in the case of Registered Notes) the Registrar and the Canadian Paying Agent and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange (or other relevant authority) of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day (as defined in Clause 8) immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1)) and of any subsequent amendment thereto pursuant to the Conditions.

(4)
The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions (or which is provided to the Agent by any other Calculation Agent appointed by the relevant Issuer as provided in Subclause 9(1)) to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5)
If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 9, it shall forthwith notify the relevant Issuer, the other Paying Agents, (in the case of Registered Notes) the Registrar and the Canadian Paying Agent of such fact.

(6)	The Agent shall provide to the Dealer or Dealers with respect to any Series of Notes certification as to the completion of distribution of such Series of Notes.

(7)
For purposes of monitoring the aggregate nominal amount of Notes (as “Notes” is defined in the Programme Agreement) issued and outstanding (as “outstanding” is defined in the Programme Agreement) under the Programme, the Agent shall determine the euro equivalent of the nominal amount of each issue of Notes (as “Notes” is defined in the Programme Agreement) denominated in a Specified Currency, other than euros as follows:

(a)
the EUR equivalent of Notes denominated in a Specified Currency other than EUR shall be determined by the Agent as of 2:30 p.m. London time on the Issue Date for such Notes (save in the case of Notes issued prior to 28 September 2007 by TMCC under its U.S.$30,000,000,000 Euro Medium-Term Note Program which remain outstanding where the EUR equivalent of such Notes denominated in a Specified Currency other than EUR shall be determined by the Agent as of 2.30 p.m. London time on 28 September 2007) by reference to the spot rate displayed on a page on the relevant Reuters service or Dow Jones Markets Limited or such other service as is agreed between the Agent and the relevant Issuer from time to time;

(b)	the EUR equivalent of Dual Currency Notes and Index Linked Notes shall be determined in the manner specified above in paragraph (a) by reference to the original nominal amount of such Notes;

(c)
the EUR equivalent of Zero Coupon Notes and other Notes issued at a discount shall be determined in the manner specified above in paragraph (a) by reference to the net proceeds received by the relevant Issuer for the particular issue; and

(d)	the EUR equivalent of Partly Paid Notes shall be the nominal amount of such Notes regardless of the amount of purchase moneys paid up on such Notes.

The Agent shall promptly notify the relevant Issuer of each determination made as aforesaid.

(8)
Without prejudice to Subclause 9(7), determinations with regard to Index Linked Notes and Dual Currency Notes shall otherwise be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms.  Unless otherwise agreed between the relevant Issuer and the relevant Purchaser or Purchasers of such Notes, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Appendix C hereto.

10.           NOTICE OF ANY WITHHOLDING OR DEDUCTION

If any Issuer is, in respect of any payments, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, such Issuer shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

11.	DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION

(1)
If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the relevant Issuer shall give notice of such decision to the Agent not less than five days before the date of the notice required to be given to the holders of the Notes under the Conditions or such shorter period that is acceptable to the Agent.

(2)
If only some of the Notes of the same Series are to be redeemed on such date the Agent shall make the required drawing in accordance with the Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for such drawing and the relevant Issuer shall be entitled to send representatives to attend such drawing.

(3)
The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of serial numbers of any Notes previously drawn and not presented for redemption.  Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed.  Such notice will be published in accordance with the Conditions.

12.           PUBLICATION OF NOTICES

On behalf of and at the request and expense of the relevant Issuer, the Agent shall cause to be published all notices required to be given by the relevant Issuer in accordance with the Conditions.  Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the relevant Issuer.

13.	CANCELLATION, RESALE AND REISSUANCE OF NOTES, RECEIPTS, COUPONS AND TALONS

(1)
All Notes which are redeemed, all Global Notes which are exchanged in full, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged.  In addition, all Notes which are purchased or otherwise acquired pursuant to the Conditions by the relevant Issuer, together (in the case of Definitive Bearer Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or purchased therewith, may, at the option of the relevant Issuer where the Issuer is TMF, TFA or TMCC, either be (i) resold or reissued, or held by the relevant Issuer for subsequent resale or reissuance, or (ii) cancelled in which event such Notes, Receipts and Coupons may not be resold or reissued.  Where the Issuer is TCCI, unless otherwise specified in the applicable Final Terms, such Notes shall be surrendered (in the case of Bearer Notes) to any Paying Agent or in the case of Registered Notes, the Registrar or Canadian Paying Agent for cancellation.  Where any Notes, Receipts, Coupons or Talons are purchased and cancelled, resold or reissued, or held by the relevant Issuer for subsequent resale or reissuance, as aforesaid, the relevant Issuer shall procure that all relevant details are promptly given to the Agent and that all Notes, Receipts, Coupons or Talons so cancelled are delivered to the Agent.

(2)	Upon the written request of the relevant Issuer, a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b)	the number of Notes cancelled together (in the case of Definitive Bearer Notes) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(c)	the aggregate amount paid in respect of interest on the Notes;

(d)	the total number by maturity date of Receipts, Coupons and Talons so cancelled; and

(e)	in the case of Definitive Bearer Notes, the serial numbers of such Notes,

shall be given to the relevant Issuer by the Agent as soon as reasonably practicable and in any event within 30 days after the date of such repayment or, as the case may be, payment or exchange.

(3)
Subject to being duly notified in due time, the Agent shall give a certificate to the relevant Issuer, within three months of the date of purchase and cancellation or purchase and subsequent resale or reissuance of Notes as aforesaid, stating:

(a)	the nominal amount of Notes so purchased and cancelled, resold or reissued;

(b)	in the case of Definitive Bearer Notes, the serial numbers of such Notes; and

(c)	the total number by maturity date of the Receipts, Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

(4)
The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons (unless otherwise instructed by the relevant Issuer) and, forthwith upon destruction and following the written request of the relevant Issuer, furnish the relevant Issuer with a certificate of the serial numbers of the Notes (in the case of Definitive Bearer Notes) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(5)
Without prejudice to the obligations of the Agent pursuant to Subclause 13(2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 10) and of all redeemed, cancelled or replacement Notes, Receipts, Coupons or Talons (in the case of Definitive Bearer Notes, with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith) including those issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons and of all Notes, Receipts, Coupons or Talons which have been resold or reissued.  The Agent shall at all reasonable times make such record available to the relevant Issuer and any person authorised by the relevant Issuer for inspection and for the taking of copies thereof or extracts therefrom.

(6)	All records and certificates made or given pursuant to this Clause 13 and Clause 14 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

(7)
The Agent is authorised by the relevant Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Note which is a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the relevant Issuer has notified the Agent of the same in accordance with Subclause 13(1).

14.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

(1)
The Issuers will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2)
The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause 14, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3)
In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4)	The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(a)	paid such reasonable costs as may be incurred in connection therewith;

(b)
furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity or other security (which may include a bank guarantee and/or security) or otherwise as the relevant Issuer and the Agent may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered the same to the Agent.

(5)
The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 14 and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the relevant Issuer in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the relevant Issuer with a destruction certificate containing the information specified in Subclause 13(4).

(6)
The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the relevant Issuer and the Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued.  Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 14, the Agent shall also notify the Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7)
The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available all at reasonable times to the relevant Issuer and any persons authorised by the relevant Issuer for inspection and for the taking of copies thereof or extracts therefrom.

(8)
Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the relevant Issuer and the Agent.

(9)	Notwithstanding any of the foregoing in this Clause 14, no issue of replacement Notes, Receipts, Coupons and Talons shall be made or delivered in the United States.

15.	COPIES OF THIS AGREEMENT AND EACH FINAL TERMS AVAILABLE FOR INSPECTION

The Agent and the Paying Agents shall, for as long as any Note remains outstanding, hold copies of this Agreement, the Credit Support Agreements, the constitutional documents of each Issuer, TFS and the Parent, the Prospectus dated the date hereof and any supplement to or replacement thereof produced from time to time, the forms of the temporary global, permanent global and definitive Notes and each applicable Final Terms in relation to a Series of listed Notes or Notes offered to the public in the European Economic Area, available for inspection.  In addition, the Agent and the Paying Agents shall hold and shall make available, free of charge, at their specified offices copies of the latest annual and any interim reports of the relevant Issuer and the Parent; provided, however, that if a Paying Agent acts as a Paying Agent for only some of the Series of Notes issued under the Programme, such Paying Agent need only hold the applicable Final Terms for the Series of Notes for which it acts as Paying Agent (and any documents specified in the applicable Final Terms) and the other documents referenced in this Clause 15 shall be obtained by Noteholders from the Agent or from Paying Agents that act as Paying Agents for all Series of Notes issued under the Programme.  For this purpose, the Issuers shall furnish the Agent and the Paying Agents with sufficient copies of the documents they are required to hold.

16.	COMMISSIONS AND EXPENSES

(1)
The Issuers severally agree to pay to the Agent such fees and commissions as the Issuers and the Agent may separately agree in respect of the services of the Agent and the Paying Agents hereunder together with any out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Notes issued hereunder) properly incurred by the Agent and the Paying Agents in connection with their said services.

(2)
The Agent shall make payment of the fees and commissions due hereunder to the Paying Agents and shall reimburse their expenses promptly after the receipt of the relevant moneys from the Issuers.  None of the Issuers shall be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.           INDEMNITY

(1)
The Issuers shall severally indemnify the Agent and each of the Paying Agents against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment by the Issuers or the exercise of its powers and duties hereunder except such as may result from its own wilful default, negligence or bad faith or that of its officers, directors or employers or the breach by it of the terms of this Agreement.  Such indemnity shall survive the termination or expiry of this Agreement.

(2)
The Agent and the Paying Agents shall not be liable for any action taken or omitted hereunder except for their own wilful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement. Neither the Agent nor any Paying Agent shall be liable for any consequential loss (being loss of business, goodwill, opportunity or profit) suffered by any Issuer.

(3)
Neither the Agent nor any of the Paying Agents shall be responsible for the acts or failure to act of any other of them and each of the Agent and the Paying Agents shall severally indemnify each Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any Issuer may incur or which may be made against it as a result of the breach by the Agent or such Paying Agents of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees.  Such indemnity shall survive the termination or expiry of this Agreement.

18.           REPAYMENT BY THE AGENT

The Agent shall, forthwith on demand, upon the relevant Issuer being discharged from its obligation to make payments in respect of any Notes under the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, pay to the relevant Issuer sums equivalent to any amounts paid to it by the relevant Issuer in respect of such Notes.

19.           CONDITIONS OF APPOINTMENT

(1)	The Agent shall be entitled to deal with money paid to it by any Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in Subclause 19(2) below; and

(c)	that it shall not be liable to account to any Issuer for any interest thereon except as otherwise agreed between the relevant Issuer and the Agent.

(2)
In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Agent or the Paying Agents for payment to the Noteholders shall be held in trust, to be applied as set forth herein, but need not be segregated from other funds except as required by law; provided, however, that monies paid by any Issuer to the Agent for the payment of principal or interest on Notes remaining unclaimed at the end of five years after such principal or interest shall become due and payable shall be repaid to the relevant Issuer as provided and in the manner set forth in the Notes whereupon all liability of the Agent with respect thereto shall cease.

(3)
The Agent and the Paying Agents hereby undertake to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein (including Appendix F hereto in the case of the Agent), in the Conditions and in the Procedures Memorandum specifically set forth, or are otherwise agreed to in writing by the relevant Issuer, the Agent and the Paying Agents as applicable, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.  Each of the Paying Agents (other than the Agent) agrees that if any information that is required by the Agent to perform the duties set out in Appendix F hereto becomes known to it, it will promptly provide such information to the Agent.

(4)
The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5)
Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from any of the Issuers or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from any of the Issuers.

(6)
Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it, he or she would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with any of the Issuers and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuers as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7)
Each Issuer shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent promptly in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

(8)
The amount of the Programme may be increased by the Issuers in accordance with the procedure set out in the Programme Agreement.  Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

20.           COMMUNICATION BETWEEN THE PARTIES

A copy of all communications relating to the subject matter of this Agreement between any Issuer and any holders of Notes, Receipts or Coupons and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent and the Agent shall forthwith promptly deliver a copy of any such communication to the relevant Issuer.

21.           CHANGES IN AGENT AND PAYING AGENTS

(1)
Each Issuer agrees that, until no Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the relevant Issuer as provided herein (whichever is the later):

(a)
so long as any Notes are admitted to trading or listed on any Stock Exchange or other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange or other relevant authority;

(b)	there will at all times be a Paying Agent (or the Agent) with a specified office in a city approved by the Issuers and the Agent in continental Europe;

(c)	there will at all times be an Agent; and

(d)
there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with or introduced to conform to, such Directive.

In addition, the Issuers shall appoint a Paying Agent having a specified office in the United States only in the circumstances described in the final paragraph of Condition 5(d).  Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

(2)
The Agent may (subject as provided in Subclause 21(4)) at any time resign as Agent by giving written notice to the Issuers of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall never be less than three months after the receipt of such notice by the Issuers unless the Issuers agree to accept less notice.

(3)
The Agent may (subject as provided in Subclause 21(4)) be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuers specifying such removal and the date when it shall become effective.

(4)
Any resignation under Subclause 21(2) or removal under Subclause 21(3) shall only take effect upon the appointment by the Issuers of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23.  If, by the day falling 10 days before the expiry of any notice under Subclause 21(2), the Issuers have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Agent in its place such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5)
In case at any time the Agent and/or any Paying Agent resigns, or is removed, or becomes incapable of action or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they become due, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, administration or liquidation, a successor Agent and/or Paying Agent may be appointed by the Issuers by an instrument in writing filed with the successor Agent and/or Paying Agent.  Upon the appointment as aforesaid of a successor Agent and/or Paying Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent and/or Paying Agent when it shall be of immediate effect) upon expiry of the notice to be given under Clause 23, the Agent and/or Paying Agent so superseded shall cease to be an Agent and/or a Paying Agent hereunder.

(6)
Subject to Subclause 21(1), the Issuers may, after prior consultation with the Agent, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further Paying Agents located outside the United States (either for all Notes issued under the Programme or with respect to a particular Series of Notes) by giving to the Agent, and to the relevant Paying Agent, at least 45 days’ notice in writing to that effect, or such lesser notice as is agreed to by the Agent, the Issuers and the relevant Paying Agent; and any Issuer may, in respect of a particular Series of Notes only, appoint one or more further Paying Agents which appointment shall take effect on the date of such appointment.

(7)
Subject to Subclause 21(1), all or any of the Paying Agents (other than the Agent) may resign their respective appointments hereunder at any time by giving the Issuers and the Agent at least 45 days’ written notice to that effect.

(8)	Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Subclauses 13(5) and 14(7) to the successor Agent hereunder; and

(b)
shall be entitled to the payment by the Issuers of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Clause 16 and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred in connection therewith.

(9)
Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

(10)	In the case of any Series of Notes to be issued by TCCI in registered form TCCI has appointed a registrar, transfer agent and Canadian paying agent pursuant to the Note Agency Agreement.

22.           MERGER AND CONSOLIDATION

Any corporation into which the Agent or any Paying Agent may be merged, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation.  Written notice of any such merger, consolidation or transfer shall forthwith be given to the Issuers by the relevant Agent or Paying Agent.

23.           NOTIFICATIONS

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents for any Series of Notes outstanding prior to the date of such appointment or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the relevant Issuer shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to any Noteholders affected by such termination or appointment in accordance with the Conditions.

24.           CHANGE OF SPECIFIED OFFICE

The specified office of the Agent shall be One Canada Square, Canary Wharf, London E14 5AL.  The specified office of the other Paying Agent shall be Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.  If the Agent or any Paying Agent determines to change its specified office, it shall give to the Issuers and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter.  The Agent (on behalf of the Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions; provided, however, that if a Paying Agent acts as Paying Agent for only some of the Series of Notes under the Programme, notice need be given only to holders of the Notes of those Series in relation to which the Paying Agent acts as Paying Agent.

25.           NOTICES

(1)	Any notice or communication given hereunder shall be sufficiently given or served:

(a)
if delivered in person to the relevant address specified on the signature pages hereof (or to such other address as is specified in writing and delivered to the relevant parties to this Agreement) and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)
if sent by facsimile to the relevant number specified on the signature pages hereof (or to such other facsimile number as is specified in writing and delivered to the relevant parties to this Agreement) and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed when an acknowledgment of receipt is received.

(2)	A copy of any notice served in accordance with Subclause 25(1) shall be given to the Parent and TFS at:

Toyota Motor Corporation
Nagoya Office
7-1, Meieki 4-chome
Nakamura-ku
Nagoya City
Aichi Prefecture 450-8711
Japan

Telephone:	052 552 0721
Telefax:	052 552 3745
Attention:	Group Manager of Affiliated Companies Finance Division

Toyota Financial Services Corporation
Nagoya Lucent Tower
6-1, Ushijima-cho
Nishi-ku
Nagoya City
Aichi Prefecture 451-6015
Japan

Telephone:	052 217 2414
Telefax:	052 587 7931
Attention:	Group Vice President of Risk Management

26.           TAXES AND STAMP DUTIES

The Issuers agree to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the relevant Issuer the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

27.           CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against any Issuer or in the liquidation, insolvency or analogous process of any Issuer or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, such Issuer undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Agent and the relevant Paying Agent against the amount of such shortfall.  For the purpose of this Clause 27, rate of exchange means the rate at which the Agent or the relevant Paying Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

28.           AMENDMENTS:  MEETINGS OF HOLDERS

(1)
This Agreement, (in the case of Registered Notes) the Note Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by the Issuers or the relevant Issuer, as the case may be, and (in the case of this Agreement) the Agent and (in the case of the Note Agency Agreement) the Registrar and the Canadian Paying Agent, without the consent of the holder of any Note, Receipt or Coupon (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to the relevant Issuer as provided in Condition 13 or provide for substitution of the relevant Issuer as provided in Condition 14, (b) to make any further modifications of the terms of this Agreement or (in the case of Registered Notes) the Note Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes), or (c) in any manner which the Issuers or the relevant Issuer, as the case may be, and (in the case of this Agreement) the Agent and (in the case of the Note Agency Agreement) the Registrar and the Canadian Paying Agent, may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons.  In addition, with the consent of the holders of not less than a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate nominal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes affected thereby then outstanding), this Agreement, (in the case of Registered Notes) the Note Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons may be modified or amended by the parties hereto or thereto, and future compliance and past defaults waived, in each case as provided in Conditions 9 and 15 and subject to the limitations therein provided (including that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any instalment of interest on any Note, (ii) reduce the nominal amount of or interest on any Note, (iii) change the obligation of the Issuer to pay Additional Amounts as provided in Condition 7, (iv) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted).

(2)
A meeting of holders of Notes may be called by the holders of at least 10 per cent. in nominal amount of the outstanding Notes of the relevant Series at any time and from time to time to make, give or take any request, demand, authorisation, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes.

(3)
The Agent may at any time call a meeting of holders of Notes of any Series for any purpose specified in Subclause 28(1) to be held at such time and at such place in the City of New York or in London, as the Agent and the relevant Issuer shall determine.  Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Agent to the relevant Issuer and to the holders of the Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting.  In the case at any time the relevant Issuer or the holders of at least 10 per cent. in nominal amount of the outstanding Notes shall have requested the Agent to call a meeting of the holders to take any action authorised in Subclause 28(1), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the relevant Issuer, or the holders of Notes in the amount above-specified, as the case may be, may determine the time and the place in the City of New York or London for such meeting and may call such meeting by giving notice thereof as provided in this Subclause 28(3).

(4)
To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

(5)
The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate nominal amount of the Notes at the time outstanding affected thereby. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Subclause 28(3) except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the nominal amount of the outstanding Notes which shall constitute a quorum.

The quorum at any adjourned meeting will be one or more persons holding or representing 25 per cent. in aggregate nominal amount of such Notes at the time outstanding affected thereby. Any meeting of holders of Notes at which a quorum is present may be adjourned from time to time by vote of a majority in nominal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.  At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in nominal amount of the outstanding Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in nominal amount of the outstanding Notes.

(6)
Any modifications, amendments or waivers under this Clause 28 to this Agreement or (in the case of Registered Notes) the Note Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons.  It shall not be necessary for the consent of the holders of Notes under Condition 15 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(7)
Notes authenticated and delivered after the execution of any amendment under this Clause 28 to this Agreement, or (in the case of Registered Notes) to the Note Agency Agreement, the Notes, Receipts or Coupons may bear a notation in form approved by the Agent or (in the case of Registered Notes) Registrar as to any matter provided for in such amendment to this Agreement or (in the case of Registered Notes) to the Note Agency Agreement. New Notes so modified as to conform, in the opinion of the Agent or (in the case of Registered Notes) the Registrar and the relevant Issuer, to any modification contained in any such amendment may be prepared by the relevant Issuer, authenticated by the Agent or (in the case of Registered Notes) the Registrar and delivered in exchange for the Notes then outstanding affected thereby.

(8)
The Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the relevant Issuer or holders of Notes as provided above, in which case the relevant Issuer or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in nominal amount of the outstanding Notes represented at the meeting.  The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy.  A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the relevant Issuer and another to the Agent to be preserved by the Agent.

29.           CALCULATION AGENCY AGREEMENT

A form of calculation agency agreement is set out in Appendix C hereto.  Where the Conditions require functions to be carried out by a Calculation Agent other than the Agent, the relevant Issuer may execute such an agreement or an agreement in such other form as such Issuer and the Calculation Agent may agree.

30.           REDENOMINATION AND EXCHANGE

(1)           Redenomination

Where redenomination (Redenomination) is specified in the applicable Final Terms as being applicable, and unless otherwise specified in the applicable Final Terms, the relevant Issuer may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Clearstream, Luxembourg and the Agent and at least 30 days’ prior notice to Noteholders as provided in Condition 16, designate a Redenomination Date.  With effect from the Redenomination Date, notwithstanding the other provisions of the Conditions:

(a)
the Notes and Receipts shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of the Note or Receipt in the original Specified Currency, converted into euro at the Established Rate, and the Specified Currency shall be deemed to be Euro; provided that, if the relevant Issuer determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above in this Subclause 30(1)(a) or in the applicable Final Terms, such provisions shall be deemed to be amended so as to comply with such market practice and the relevant Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agent and Paying Agent(s) of such deemed amendments;

(b)
if Definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the relevant Issuer in the denominations of euro 1,000, euro 10,000 and euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro 0.01 and such other denominations as the relevant Issuer, after consultation with the Agent, shall determine and notify to Noteholders;

(c)
if Definitive Notes have been issued, all unmatured Coupons and Receipts denominated in the original Specified Currency (whether or not attached to the Notes) will become void and no payments will be made in respect of them with effect from the date on which the relevant Issuer gives notice (the Exchange Notice) that Euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available).  New certificates in respect of Euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons in the original Specified Currency in such manner as the relevant Issuer, after consultation with the Agent, may specify and shall be notified to Noteholders in the Exchange Notice.  No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(d)
after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons (other than, unless the Redenomination Date is on or after such date as the original Specified Currency ceases to be a subdivision of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro as though references in the Notes, the Receipts and the Coupons to the Specified Currency were to euro.  Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by cheque; provided, however, that a cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions except as provided in Condition 5(d);

(e)
after the Redenomination Date, Business Day in relation to any sum payable in euro shall mean a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and a day on which the TARGET system is open.  After the Redenomination Date, Payment Day shall mean (A) a Business Day as defined herein and (B) a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation;

(f)
if Definitive Notes have been issued, after the Redenomination Date, the amount of interest due in respect of Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01.  If the Notes are in global form, after the Redenomination Date, the amount of interest due in respect of Notes represented by the Global Note will be calculated by reference to the aggregate nominal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01; and

(g)
the applicable Final Terms will specify any relevant changes to the provisions relating to interest, including without limitation, any change to the applicable Day Count Fraction and Business Day Convention.

(2)           Exchange

Where exchange (Exchange) is specified in the applicable Final Terms as being applicable, and unless otherwise specified in the applicable Final Terms, the relevant Issuer may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Clearstream, Luxembourg and the Agent and at least 30 days’ prior notice to the Noteholders as provided in Condition 16, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the relevant Issuer may decide, after consultation with the Agent, and as may be specified in the notice, including arrangements under which Receipts and Coupons (which expression shall for this purpose include Coupons to be issued on an exchange of matured Talons) unmatured at the date so specified become void.

(3)           Amendments and Modifications

The applicable Final Terms in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the provisions herein, replace or modify the provisions for the purpose of such Notes.  In addition, the relevant Issuer and the Agent may make any changes, without the consent of, but with notification to (in accordance with Condition 16 and this Clause 30), any Noteholder, Receiptholder or Couponholder, to this Agreement necessary to implement the provisions of Condition 18 and this Clause 30.

Notwithstanding anything to the contrary contained in this Clause 30, if the relevant Issuer determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities or euro-denominated internationally offered securities is different from that specified in this Clause 30, the relevant Issuer may (but shall not be required to) amend the provisions of this Clause 30 and any provision of the Conditions, as applicable, so as to comply with such market practice, and the relevant Issuer shall promptly notify Noteholders, the stock exchange (if any) on which the Notes may be listed, the Paying Agents and the Agent of such deemed amendments.  Such changes will not take effect until after they have been notified to Noteholders in accordance with Condition 16 and this Clause 30.

31.           DEED POLL

(1)
If any Global Note becomes void in accordance with its terms, each Issuer covenants with each Relevant Account Holder (other than any Relevant Account Holder which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the relevant Issuer all those rights which the Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Bearer Notes in respect of each Underlying Note (as defined in the definition of “Global Note”) represented by the Global Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time.  Each Issuer’s obligation under this Clause 31 shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and each Issuer agrees that a Relevant Account Holder may assign its rights under this Clause 31 in whole or in part.

(2)
The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder to which the statement is issued; and

(b)
the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

(3)
In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

(4)
Each Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Clause 31, it will comply with the provisions of Condition 7 to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Clause 31.

(5)
Each Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Agreement and any action taken by any Relevant Account Holder to enforce the provisions of this Clause 31.

(6)
This Clause 31 shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time.  This Agreement shall be deposited with and held by the common depositary for Euroclear and Clearstream, Luxembourg (being at that date of this Agreement the Agent) until all the obligations of each Issuer under this Clause 31 have been discharged in full.

(7)
Each Issuer acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Agreement, and further acknowledges and covenants that the obligations binding upon it contained in this Clause 31 are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce those obligations against the relevant Issuer.

32.           DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

33.           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save for Clause 31, this Agreement confers no right by virtue of the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

34.           GOVERNING LAW

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of England.

(2)
Each Issuer hereby irrevocably agrees for the exclusive benefit of the Agent, the Paying Agents and the Relevant Account Holders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts.  Each Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon each Issuer and may be enforced in the courts of any other jurisdiction.  Nothing contained herein shall limit any right to take Proceedings against any Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.  Each Issuer hereby appoints Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ as its agent for service of process and agrees that, in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

(3)
If TMF is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement, deed or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

35.           COUNTERPARTS

This Agreement may be executed in one or more counterparts all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Issuers

SIGNED, SEALED AND DELIVERED                                                                                     )
by  RICHARD NELSON                                                                           )
being duly authorised attorney of                                                                           )
TOYOTA MOTOR FINANCE                                                                           )           /s/ Richard Nelson
(NETHERLANDS) B.V. with the                                                                                     )
intention that this instrument takes effect                                                                                     )
as TMF’s deed in the presence of:                                                                           )

/s/ Richard Garry
RICHARD GARRY
GREAT BURGH
BURGH HEATH
EPSOM, SURREY

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
Atrium, Strawinskylaan 3105
1077 ZX Amsterdam
The Netherlands
Telephone:                                31 20 406 4444
Telefax:                      31 20 406 4555
Attention:                      Asako Sudo

SIGNED, SEALED AND DELIVERED                                                                                     )
by  RICHARD NELSON                                                                           )
being duly authorised attorney of                                                                           )
TOYOTA CREDIT CANADA INC.                                                                                     )           /s/ Richard Nelson
with the intention that this instrument takes                                                                                     )
effect as TCCI’s deed in the presence of:                                                                                     )

/s/ Richard Garry
RICHARD GARRY
GREAT BURGH
BURGH HEATH
EPSOM, SURREY

TOYOTA CREDIT CANADA INC.
80 Micro Court, Suite 200
Markham
Ontario L3R 9Z5
Canada
Telephone:                                905 513 8200
Telefax:                      905 513 8335
Attention:                      Executive Vice-President

SIGNED, SEALED AND DELIVERED                                                                                     )
by   RICHARD NELSON                                                                           )
being duly authorised attorney of                                                                           )
TOYOTA FINANCE AUSTRALIA                                                                                     )           /s/ Richard Nelson
LIMITED with the intention that this                                                                                     )
instrument takes effect as TFA’s deed                                                                                     )
in the presence of:                                                                           )

/s/ Richard Garry

RICHARD GARRY
GREAT BURGH
BURGH HEATH
EPSOM, SURREY

TOYOTA FINANCE AUSTRALIA LIMITED
Level 9, 207 Pacific Highway
St Leonards NSW 2065
Australia
Telephone:                                61 2 9430 0000
Telefax:                      61 2 9430 0913
Attention:                      Treasurer

SIGNED, SEALED AND DELIVERED                                                                                     )

by                                                                )
being duly authorised attorney of                                                                           )
TOYOTA MOTOR CREDIT                                                                                     )           /s/ Chris Ballinger
CORPORATION with the intention that                                                                                     )           Chris Ballinger
this instrument takes effect as TMCC’s                                                                                     )           Group V.P., Treasury
deed in the presence of:                                                                                     )

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue, EF12
Torrance
California 90501
USA
Telephone:                                (310) 468-4001
Telefax:                      (310) 468-6194
Attention:                      Group Vice President, Treasury

The Agent

THE BANK OF NEW YORK
One Canada Square
Canary Wharf
London E14 5AL
Telephone:                                +44 (0) 207 964 6705
Telefax:                      +44 (0) 207 964 2536
Attention:                      Corporate Trust Administration

By:           /s/ Peter Malcolm
Peter Malcolm
Assistant Vice President

The Other Paying Agent

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Telephone:                                (352) 34 20 905630
Telefax:                      (352) 34 20 90 6035
Attention:                      Corporate Trust Department

By:           /s/ Peter Malcolm
Peter Malcolm
Assistant Vice President

APPENDIX A
TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued subject to, and with the benefit of, the Agency Agreement dated 28th September, 2007 (the  “Agency Agreement”), and made between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation as Issuers and The Bank of New York, as the issuing agent and (unless specified otherwise in the applicable Final Terms) principal paying agent and (unless specified otherwise in the applicable Final Terms) as calculation agent (the “Agent”, which expression shall include any successor agent or other Calculation Agent specified in the applicable Final Terms) and the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents).  Notes in registered form issued by Toyota Credit Canada Inc. (“Registered Notes”) are also issued subject to, and with the benefit of, a Note Agency Agreement dated 28th September, 2007 (the “Note Agency Agreement”) and made between Toyota Credit Canada Inc. as Issuer, Royal Bank of Canada as the registrar (the “Registrar”, which expression shall include any successor registrar) and Royal Bank of Canada, London branch as paying agent (the “Canadian Paying Agent”, which expression shall include any additional or successor paying agent appointed for Registered Notes).

References in these Terms and Conditions to the “Notes” shall be references to the Notes of this Series and shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or part exchange) for a temporary or permanent global Note or global registered Note and (iii) any global Note.

Interest bearing definitive Notes in bearer form will (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue.

The Notes, the Receipts and the Coupons have the benefit of certain Credit Support Agreements governed by Japanese law, one between Toyota Motor Corporation (the “Parent”) and Toyota Financial Services Corporation (“TFS”) dated 14th July, 2000 as supplemented by a Supplemental Credit Support Agreement dated 14th July, 2000 and a Supplemental Credit Support Agreement No. 2 dated 2nd October, 2000 (collectively, the “Basic Agreement”) and others between TFS and each of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. and Toyota Finance Australia Limited dated 7th August, 2000 and Toyota Motor Credit Corporation dated 1st October, 2000 (each a “Credit Support Agreement” and together with the  Basic Agreement the “Credit Support Agreements”).  However, the Credit Support Agreements do not constitute a direct or indirect guarantee by the Parent or TFS of the Notes.

The Final Terms applicable to the Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of the Notes. References herein to the “applicable Final Terms” shall mean the Final Terms attached hereto or endorsed hereon.

As used herein, “Series” means each original issue of Notes together with any further issues expressed to form a single series with the original issue and the terms of which (save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price (as indicated in the applicable Final Terms)) are identical (including the Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) and whether or not the Notes are admitted to trading) and expressions “Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

Copies of the Agency Agreement (which contains the form of the Final Terms), the Offering Circular and Prospectus dated 28th September, 2007, the Credit Support Agreements and (if the Note is offered to the public in a Member State of the European Union, Iceland, Norway or Liechtenstein or admitted to trading on a regulated market within the meaning of the Prospectus Directive) the Final Terms applicable to the Note are available free of charge and available for inspection at the specified offices of the Agent and each of the other Paying Agents.  Copies of the Note Agency Agreement (if the Note is a Registered Note) are available free of charge and available for inspection by the holders of Registered Notes at the specified offices of the Registrar and the Canadian Paying Agent. The holders of the Notes (the “Noteholders”), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holder of the Coupons (the “Couponholders”) and holders of Receipts (the “Receiptholders”) are deemed to have notice of the Agency Agreement and the applicable Final Terms, which are binding on them.  The holders of Registered Notes are deemed to have notice of the Note Agency Agreement, which is binding on them.

Words and expressions defined in the Agency Agreement or (if the Note is a Registered Note) in the Note Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated. In the event of inconsistency between the Agency Agreement, (if the Note is a Registered Note) the Note Agency Agreement or the applicable Final Terms, the applicable Final Terms will prevail.

1.           Form, Denomination and Title

The Notes may be issued in bearer form (“Bearer Notes”) or, in respect of Notes issued by Toyota Credit Canada Inc., in bearer or registered form as set out in the applicable Final Terms and, in the case of definitive Bearer Notes, serially numbered, in the Specified Currency (or Specified Currencies in the case of Dual Currency Notes) and the Specified Denomination(s), all as specified in the applicable Final Terms.

Bearer Notes may not be exchanged for Registered Notes and vice versa.

The Note may be a Note bearing interest on a fixed rate basis (“Fixed Rate Note”), a Note bearing interest on a floating rate basis (“Floating Rate Note”), a Note issued on a non-interest bearing basis (“Zero Coupon Note”), a Note with respect to which interest is calculated by reference to an index, index basket and/or a formula (“Index Linked Interest Note”), a Note with respect to which interest is calculated by reference to certain parameters (“Range Accrual Note”) or any combination of the foregoing, depending upon the interest basis specified in the applicable Final Terms. The Note may be a Note with respect to which principal is calculated by reference to an index or index basket and/or a formula (“Index Linked Redemption Note”), a Note redeemable in instalments (“Instalment Note”), a Note with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which it is denominated (“Dual Currency Note”), a Note which is issued on a partly paid basis (“Partly Paid Note”) or a combination of any of the foregoing, depending upon the redemption or payment basis shown in the applicable Final Terms (and where appropriate in the context, “Index Linked Interest Notes” and “Index Linked Redemption Notes” are referred to collectively as “Index Linked Notes”).

Bearer Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable.  Wherever Dual Currency Notes or Index Linked Notes are issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis, the provisions in these Terms and Conditions relating to Fixed Rate Notes, Floating Rate Notes and Zero Coupon Notes, respectively, shall, where the context so permits, apply to such Dual Currency Notes or Index Linked Notes.

Subject as set out below, title to Bearer Notes, Receipts and Coupons will pass by delivery. The holder of each Coupon or Receipt, whether or not such Coupon or Receipt is attached to a Note, in his capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. Subject as set out below, the Issuer and any Paying Agent may deem and treat the bearer of any Bearer Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice to the contrary, including any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Bearer Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a global Note, each person who is for the time being shown in the records of Euroclear Bank S.A./N.V. (“Euroclear”) or of Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) as the holder of a particular nominal amount of such Notes other than a clearing agency (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of Clearstream, Luxembourg or Euroclear (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error or proven error) shall be treated by the Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes) the Registrar and the Canadian Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal (including premium (if any)) or interest on the Notes, for which purpose the bearer of the relevant global Bearer Note or registered holder of the registered global Note shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant global Note (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

Title to Registered Notes issued by Toyota Credit Canada Inc. passes on due endorsement in the relevant register which Toyota Credit Canada Inc. shall procure to be kept by the Registrar. Subject as set out above, except as ordered by a court of competent jurisdiction or as required by law, the registered holder of any Registered Note shall be deemed to be and may be treated as the absolute owner of such Registered Note for all purposes, whether or not such Registered Note shall be overdue and notwithstanding any notice of ownership, theft or loss thereof or any writing thereon made by anyone and no person shall be liable for so treating such registered holder (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly).

Provisions relating to the transfer of Registered Notes are set out in the relevant Registered Note and the Note Agency Agreement.

Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to Notes in new global note (“NGN”) form, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, the Agent or (in the case of Registered Notes) the Registrar and the Canadian Paying Agent and, in the case of Notes admitted to the Official List and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, the UK Listing Authority.

If the Specified Currency of the Note is a currency of one of the Member States of the European Union which has not adopted the euro, and if specified in the applicable Final Terms, the Note shall permit redenomination and exchange (as referred to in Condition 18 below or in such other manner as set forth in the applicable Final Terms) at the option of the Issuer.

2.           Status of the Notes and the Credit Support Agreements

The Notes and any relevant Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank pari passu and rateably without any preference among themselves and (save for certain debts required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding. The Notes, the Receipts and the Coupons have the benefit of the Credit Support Agreements.

3.           Negative Pledge

The Notes will be subject to this Condition 3 only if this Condition 3 is specified to be applicable in the applicable Final Terms.  So long as any of the Notes remains outstanding (as defined in the Agency Agreement) the Issuer will not create or permit to be outstanding any mortgage, pledge, lien, security interest or other charge (each a “Security Interest”) (other than a Permitted Security Interest (as defined below)) for the benefit of the holders of any Relevant Indebtedness (as defined below) on the whole or any part of its property or assets, present or future, to secure any Relevant Indebtedness issued or expressly guaranteed by the Issuer or in respect of which the Issuer has given any indemnity without in any such case at the same time according to the Notes the same security as is granted or is outstanding in respect of such Relevant Indebtedness or such guarantee or indemnity or such other security as shall be approved by the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of such Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement; provided, however, that such covenant will not apply to Security Interests securing outstanding Relevant Indebtedness which does not in the aggregate at any one time exceed 20 per cent. of Consolidated Net Tangible Assets (as defined below) of the Issuer and its consolidated subsidiaries (if any). For the purposes of this Condition 3:

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortised debt discount and expense and other like intangibles of the Issuer and its consolidated subsidiaries (or, where the Issuer has no consolidated subsidiaries, of the Issuer), all as set forth on the most recent balance sheet of the Issuer and its consolidated subsidiaries (or, where the Issuer has no consolidated subsidiaries, the most recent balance sheet of the Issuer) prepared in accordance with generally accepted accounting principles as practised in the jurisdiction of the Issuer’s incorporation;

“Relevant Indebtedness” shall mean any indebtedness in the form of or represented by bonds, notes, debentures or other securities which have a final maturity of more than a year from the date of their creation and which are admitted to trading on one or more stock exchanges;

“Permitted Security Interest” shall mean:

(i)	any Security Interest arising by operation of law or any right of set-off;

(ii)
any Security Interest granted by the Parent in favour of a TMC subsidiary (as defined below) (while such beneficiary remains a TMC subsidiary) or by one TMC subsidiary in favour of another TMC subsidiary (while such beneficiary remains a TMC subsidiary);

(iii)
any Security Interest created in connection with, or pursuant to, a limited-recourse financing, securitisation or other like arrangement where the payment obligations in respect of the indebtedness secured by the relevant Security Interest are to be discharged from the revenues generated by assets over which such Security Interest is created (including, without limitation, receivables); and

“TMC subsidiary” means any of the Parent’s subsidiaries consolidated in accordance with generally accepted accounting principles in the United States.

4.           Interest

(a)	Interest on Fixed Rate Notes and Business Day Convention for Notes other than Floating Rate Notes and Index Linked Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date which is specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) to (but excluding) the Maturity Date specified in the applicable Final Terms at the rate(s) per annum equal to the Fixed Rate(s) of Interest so specified payable in arrear on the Interest Payment Date(s) in each year and on  the Maturity Date so specified if it does not fall on an Interest Payment Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, or if the applicable Final Terms specify that a Fixed Coupon Amount or Broken Amount(s) shall apply in the case of Notes represented by a global Note, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount as specified in the applicable Final Terms. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or Maturity Date.

Unless specified otherwise in the applicable Final Terms, the “Following Business Day Convention” will apply to the payment of all Notes other than Floating Rate Notes or Index Linked Interest Notes, meaning that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due. If the “Modified Following Business Day Convention” is specified in the applicable Final Terms for any Note (other than a Floating Rate Note or an Index Linked Interest Note), it shall mean that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day as if made on the day such payment was due. Unless specified otherwise in the applicable Final Terms, the amount of interest due shall not be changed if payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention specified above or other Business Day Convention specified in the applicable Final Terms.

Except in the case of (i) Notes in definitive form where a Fixed Coupon Amount or a Broken Amount is specified in the applicable Final Terms or (ii) Notes represented by a global Note where the applicable Final Terms specify that a Fixed Coupon Amount or Broken Amount(s) shall apply, interest shall be calculated in respect of any period (including any period ending other than on an Interest Payment Date (which for this purpose shall not include a period where a payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention as provided in the immediately preceding paragraph, unless specified otherwise in the applicable Final Terms)) by applying the Fixed Rate of Interest to:

(A)
in the case of Fixed Rate Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such global Note (or, if they are Partly Paid Notes, the aggregate of the amount paid up); or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Fixed Day Count Fraction or other Day Count Fraction specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.  Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

In these Terms and Conditions, “Fixed Day Count Fraction” means (unless specified otherwise in the applicable Final Terms):

(i)           if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)
in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period (as defined below) during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(B)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)
the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(2)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(ii)
if “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date divided by 365 (or, if any portion of that period falls in a leap year, the sum of (x) the actual number of days in that portion of the period falling in a leap year divided by 366; and (y) the actual number of days in that portion of the period falling in a non-leap year divided by 365); and

(iii)
if “30/360” is specified in the applicable Final Terms, the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360 and, in the case of an incomplete month, the number of days elapsed; and

(iv)
if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date divided by 360; and

(v)
if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Accrual Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Accrual Period unless, in the case of an Accrual Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

In these Terms and Conditions:

“Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)           Interest on Floating Rate Notes and Index Linked Interest Notes

(i)             Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) and, unless specified otherwise in the applicable Final Terms, such interest will be payable in arrear on the Maturity Date and on either: (1) the Specified Interest Payment Date(s) (each, together with the Maturity Date, an “Interest Payment Date”) in each year specified in the applicable Final Terms; or (2) if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with the Maturity Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date or Issue Date, as applicable. Such interest will be payable in respect of each Interest Period.  As used in these Terms and Conditions, “Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), then, if the Business Day Convention specified is:

(A)
in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(2) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (2) below in this sub-paragraph (A) shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (1) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (2) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)
the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

If the accrual periods for calculating the amount of interest due on any Interest Payment Date are not to be changed even though an Interest Payment Date is changed because the originally scheduled Interest Payment Date falls on a day which is not a Business Day (as defined below), this will be specified in the applicable Final Terms by the notation “no adjustment for period end dates.”

In these Terms and Conditions, “Business Day” means (unless otherwise stated in the applicable Final Terms) a day which is both:

(1)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any other Applicable Business Centre specified in the applicable Final Terms; and

(2)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any other Applicable Business Centre specified in the applicable Final Terms), or (2) in relation to any sum payable in euro, a day on which the TARGET System is open. Unless otherwise provided in the applicable Final Terms, the principal financial centre of any country for the purpose of these Terms and Conditions shall be as provided in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) as supplemented,  amended  and updated as of the first Issue Date of the Notes of the relevant Series (the “ISDA Definitions”) (except if the Specified Currency is Australian dollars or New Zealand dollars the principal financial centre shall be Sydney or Auckland, respectively). In these Terms and Conditions, “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System.

(ii)           Rate of Interest

The Rate of Interest payable from time to time in respect of the Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(iii)           ISDA Determination

(A)           Unless specified otherwise in the applicable Final Terms, where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any) as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms). For the purposes of this sub-paragraph (iii) unless specified otherwise in the applicable Final Terms, “ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any)” for an Interest Period means a rate equal to the Floating Rate that would be determined under an interest rate swap transaction under the terms of an agreement (regardless of any event of default or termination event thereunder) incorporating the ISDA Definitions with the holder of the relevant Note and under which:

(1)	the manner in which the Rate of Interest is to be determined is the “Floating Rate Option” as specified in the applicable Final Terms;

(2)	the Issuer is the “Floating Rate Payer”;

(3)	the Agent or other person specified in the applicable Final Terms is the “Calculation Agent”;

(4)	the Interest Commencement Date is the “Effective Date”;

(5)	the Aggregate Nominal Amount of Notes is the “Notional Amount”;

(6)	the relevant Interest Period is the “Designated Maturity” as specified in the applicable Final Terms;

(7)	the Interest Payment Dates are the “Floating Rate Payer Payment Dates”;

(8)	the Margin is the “Spread”;

(9)
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms; and

(10)	all other terms are as specified in the applicable Final Terms.

(B)           When Condition 4(b)(iii)(A) applies, unless specified otherwise in the applicable Final Terms with respect to each relevant Interest Payment Date:

(1)
the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant Interest Period for the purposes of these Terms and Conditions as though calculated under Condition 4(b)(vi) below; and

(2)
(i) “Floating Rate”, “Floating Rate Option”, “Floating Rate Payer”, “Effective Date”, “Notional Amount”, “Floating Rate Payer Payment Dates”, “Spread”, “Calculation Agent”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions; and (ii) “Euro-zone” means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended (the “Treaty”).

(iv)              Screen Rate Determination

Unless specified otherwise in the applicable Final Terms, where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(x)	the offered quotation; or

(y)	the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate (as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page (as set forth in the applicable Final Terms) as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms). Unless specified otherwise in the applicable Final Terms, if five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent (or such other Calculation Agent specified in the applicable Final Terms) for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations. In addition:

(A)           unless specified otherwise in the applicable Final Terms if, in the case of (x) above, no such rate appears or, in the case of (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent (or such other Calculation Agent specified in the applicable Final Terms) is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms);

(B)           except as otherwise indicated in the applicable Final Terms, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

(C)           except as otherwise indicated in the applicable Final Terms, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be whichever is the higher of:

(1)
the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Final Terms), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

(2)
the reserve interest rate (the “Reserve Interest Rate”) which shall be the rate per annum which the Agent (or such other Calculation Agent specified in the applicable Final Terms) determines to be either (x) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the principal financial centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Final Terms) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent (or such other Calculation Agent specified in the applicable Final Terms), being so made plus or minus (as specified in the applicable Final Terms) the Margin (if any), or (y) in the event that the Agent (or such other Calculation Agent specified in the applicable Final Terms) can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the principal financial centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Final Terms) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Final Terms) the Margin (if any), provided that if the banks selected as aforesaid by the Agent (or such other Calculation Agent specified in the applicable Final Terms) are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

(D)           the expression “Relevant Screen Page” means such page, whatever its designation, on which the Reference Rate that is for the time being displayed on the Reuters Monitor Money Rates Service or Dow Jones Markets Limited or other such service, as specified in the applicable Final Terms;

(E)           unless otherwise specified in the applicable Final Terms, the Reference Banks will be the principal London offices of The Bank of New York, National Westminster Bank PLC, UBS Limited and The Bank of Tokyo-Mitsubishi UFJ Limited. The Issuer shall procure that, so long as any Floating Rate Note or Index Linked Interest Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, the Issuer shall specify the London office of some other leading bank engaged in the eurodollar market to act as such in its place;

(F)           the expression “Interest Determination Date” means, unless otherwise specified in the applicable Final Terms, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than Sterling or euro, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 4(b)(iv)(A), the second Banking Day in the principal financial centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London) prior to the commencement of the relevant Interest Period; (y) with respect to Notes denominated in Sterling, the first Banking Day in London of the relevant Interest Period; and (z) with respect to Notes denominated in euro, the second day on which the TARGET system is open prior to the commencement of the relevant Interest Period.

(G)           the expression “Banking Day” means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Final Terms; and

(H)           if the Reference Rate from time to time in respect of Floating Rate Notes or Index Linked Interest Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, any additional provisions relevant in determining the Rate of Interest in respect of such Notes will be set forth in the applicable Final Terms.

(v)           Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be less than such Minimum Rate of Interest/Interest Amount. If the applicable Final Terms specifies a Maximum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be greater than such Maximum Rate of Interest/Interest Amount.

(vi)           Determination of Rate of Interest and Calculation of Interest Amounts

The Agent (or, if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Final Terms) will, on or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any Minimum or Maximum Rate of Interest/Interest Amount specified in the applicable Final Terms) and calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes, in each case, for the relevant Interest Period, by applying the Rate of Interest to:

(A)
subject to paragraph (C) below, in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Notes represented by such global Note (or, if they are Partly Paid Notes, the aggregate amount paid up);

(B)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount; or

(C)
in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a global Note and the applicable Final Terms indicates that the Rate of Interest  shall be applied to the Calculation Amount, the Calculation Amount, and, in each case, multiplying such sum by the applicable Day Count Fraction, as specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention or as specified in the applicable Final Terms.  Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in the case of paragraph (B) or (C) above comprises more than one Calculation Amount, the Interest Amount payable in respect of such Floating Rate Note or Index Linked Interest Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without further rounding.

“Day Count Fraction” means, unless specified otherwise in the applicable Final Terms, in respect of the calculation of an amount of interest for any Interest Period:

(A)
if “Actual/365” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)
if “Actual/365 Sterling” or “Sterling/FRN” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365, in the case of an Interest Payment Date falling in a leap year, 366;

(D)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(E)
if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30- day month)); and

(F)
if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(vii)           Notification of Rate of Interest and Interest Amount

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Registrar and the Canadian Paying Agent (in the case of Registered Notes) and any stock exchange or relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being admitted to trading and listed and will cause notice of the same to be published or given in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day after their determination. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid or prior notice in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Any such amendment will be promptly notified to each stock exchange or relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being admitted to trading and listed. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for general business in London.

(viii)           Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), whether by the Agent or other Calculation Agent, shall (in the absence of wilful default, bad faith, manifest error or proven error) be binding on the Issuer, the Agent, the Calculation Agent, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the case of Registered Notes) the Registrar and Canadian Paying Agent and (in the absence of wilful default or bad faith) no liability to the Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by either of them of their powers, duties and discretions pursuant to such provisions.

(ix)           Indexed Linked Interest Notes

In the case of Index Linked Notes where the rate of interest is to be determined by reference to the Index and or the Formula, the rate of interest shall be determined in accordance with the Index and/or the Formula and in the manner specified in the applicable Final Terms. The date on which the interest rate is to be determined (the “Interest Determination Date”) shall be as set forth in the applicable Final Terms.

(c)           Index Linked Notes and Dual Currency Notes

In the case of Index Linked Notes or Dual Currency Notes, if the Rate of Interest or Interest Amount cannot be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or Interest Amount payable shall be determined in the manner specified in the applicable Final Terms. The date on which the valuation of the Index is to be determined or the date on which any Formula or other variable or Rate of Exchange is to be determined under any Index Linked Notes or Dual Currency Notes (the “Determination Date”) shall be as set forth in the applicable Final Terms. If the applicable Final Terms specify a Minimum Final Redemption Amount then in no event shall the Final Redemption Amount be less than such Minimum Final Redemption Amount. If the applicable Final Terms specify a Maximum Final Redemption Amount then in no event shall the Final Redemption Amount exceed such Maximum Final Redemption Amount.

(d)	Zero Coupon Notes

When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortised Face Amount of such Note as determined in accordance with Condition 6(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Final Terms.

(e)           Partly Paid Notes

The Issuer may issue Notes where the issue price is payable in more than one instalment and which therefore remain partly paid (“Partly Paid Notes”). In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(f)           Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note to be redeemed) will cease to bear interest (if any) from the date of its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent or (in the case of Registered Notes) the Registrar or the Canadian Paying Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

5.           Payments

(a)           Method of Payment

Subject as provided below:

(i)
payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or at the option of the payee by a cheque in such Specified Currency drawn on, a bank (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be an authorised foreign exchange bank) in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively), unless specified otherwise in the applicable Final Terms; and

(ii)
payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Notwithstanding the above provisions of this Condition 5(a), a cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of the Issuer, the Agent or any Paying Agent or (in the case of Registered Notes) the Registrar or Canadian Paying Agent except as provided in Condition 5(d). Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but (unless otherwise specified in the applicable Final Terms) without prejudice to the provisions of Condition 7.

(b)           Presentation of Notes, Receipts and Coupons – Bearer Notes

This Condition 5(b) applies to Bearer Notes.

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States which expression, used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction).

In the case of definitive Notes, payments of instalments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of the relevant Receipt. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. If any definitive Note is redeemed or becomes repayable prior to the stated Maturity Date, principal will be payable in the manner provided in paragraph (a) on presentation and surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Upon the date on which any Fixed Rate Notes in definitive form (other than Dual Currency Interest Notes or Index Linked Interest Notes) become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless otherwise specified in the applicable Final Terms, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Interest Note or Index Linked Interest Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date or Issue Date (as applicable) shall be payable only against surrender of the relevant definitive Note.

Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant global Note (against presentation or surrender, as the case may be, of such global Note if the global Note is not issued in NGN form) at the specified office of any Paying Agent located outside the United States except as provided below. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

(c)           Presentation and Surrender of Notes – Registered Notes

Provisions in relation to payments of principal and interest in respect of Registered Notes will be set out in the relevant registered global Note or definitive Registered Note and as otherwise set out in these Terms and Conditions.

(d)           Global Notes

The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for the holder’s share of each payment so made by the Issuer to, or to the order of, the holder of such global Note. No person other than the holder of such global Note shall have any claim against the Issuer in respect of any payments due on the global Note.

Interest on the Notes is payable only outside the United States and its possessions, within the meaning of United States Treasury regulation section 1.163-5(c)(1)(ii)(A).  No interest on the Notes shall be paid into an account maintained by the payee in the United States or mailed to an address in the United States unless the payee is described in United States Treasury regulation sections 1.163-5(c)(2)(v)(B)(1) or (2).

Notwithstanding the foregoing, payments of interest in respect of global Notes will be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)) if:

(i)
the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payments at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

(ii)
payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by the imposition of exchange controls or other similar restrictions on the full payment or receipt of interest; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.

(e)           Payment Day

Unless specified otherwise in the applicable Final Terms, if the due date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day in the relevant place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Final Terms, “Payment Day” means any day which is both:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	London; and

(C)	any other Applicable Business Centre specified in the applicable Final Terms; and

(ii)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Applicable Business Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(f)           Conversion into euro

Unless specified otherwise in the applicable Final Terms, if the Issuer is due to make a payment in a currency (the “original currency”) other than euro in respect of any Note, Coupon or Receipt and the original currency is not available on the foreign exchange markets due to the imposition of exchange controls, the original currency’s replacement or disuse or other circumstances beyond the Issuer’s control, the Issuer will be entitled to satisfy its obligations in respect of such payment by making payment in euro on the basis of the spot exchange rate (the “Euro FX Rate”) at which the original currency is offered in exchange for euro in the London foreign exchange market (or, at the option of the Issuer or its designated Calculation Agent, in the foreign exchange market of any other financial centre which is then open for business) at noon, London time, two Business Days prior to the date on which payment is due or, if the Euro FX Rate is not available on that date, on the basis of a substitute exchange rate determined by the Issuer or by its designated Calculation Agent acting in its absolute discretion from such source(s) and at such time as it may select.  For the avoidance of doubt, the Euro FX Rate or substitute exchange rate as aforesaid may be such that the resulting euro amount is zero and in such event no amount of euro or the original currency will be payable. Any payment made in euro or non-payment in accordance with this paragraph will not constitute an Event of Default under Condition 9.

(g)           Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 7 or pursuant to any undertakings given in addition thereto or in substitution therefor under Condition 14;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(f)(iii)); and

(vii)	any premium and any other amounts which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or pursuant to any undertakings given in addition thereto or in substitution therefor under Condition 14, except as provided in sub-paragraph (i) above.

6.           Redemption and Purchase

(a)           At Maturity

Unless otherwise indicated in the applicable Final Terms and unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date specified in the applicable Final Terms.

(b)           Redemption for Tax Reasons

The Issuer may redeem the Notes in whole, but not in part, at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to (but excluding) the date fixed for redemption under this Condition 6(b), if the Issuer shall determine that as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the jurisdiction in which the Issuer is incorporated or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Issue Date of the Notes, the Issuer would be required to pay Additional Amounts, as provided in Condition 7, on the occasion of the next payment due in respect of the Notes.

The Notes are also subject to redemption as a whole, but not in part, in the other circumstances described in Condition 7.

Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption under this Condition 6(b), provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect.  From and after any redemption date, if moneys for redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to (but excluding) such redemption date.

(c)           Final Terms

The Final Terms applicable to the Notes shall indicate either:

(i)	that the Notes cannot be redeemed prior to their Maturity Date (except as otherwise provided in paragraph (b) above and in Condition 9); or

(ii)
that such Notes will be redeemable at the option of the Issuer and/or the holders of the Notes prior to such Maturity Date in accordance with the provisions of paragraphs (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Final Terms.

(d)           Redemption at the Option of the Issuer (“Issuer Call Option”)

If the Issuer is specified in the applicable Final Terms as having an option to redeem, the Issuer may, having (unless otherwise specified in the applicable Final Terms) given:

(i)	not more than 60 nor less than 30 days’ notice to the holders of the Notes in accordance with Condition 16, or such other notice as is specified in the applicable Final Terms; and

(ii)
not less than 5 days before the date of the notice referred to in (i) (or such other notice as is specified in the applicable Final Terms) is to be given, notice to the Agent or (in the case of Registered Notes) the Registrar and the Canadian Paying Agent;

(which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). If the applicable Final Terms specify the Notes are redeemable in part, such redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, both as indicated in the applicable Final Terms. In the event of redemption of some only of the Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion) in the case of Redeemed Notes represented by a global Note, not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of such Redeemed Notes will be published or notified in accordance with Condition 16 not less than 30 days prior to the date fixed for redemption, or such other period as is specified in the applicable Final Terms. No exchange of the relevant global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this paragraph (d) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 16 at least 10 days prior to the Selection Date.  Unless specified otherwise in the applicable Final Terms, if an Optional Redemption Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i)), it shall be subject to adjustment in accordance with the Business Day Convention applicable to the Notes or such other Business Day Convention specified in the applicable Final Terms.

(e)           Redemption at the Option of the Noteholders (“Investor Put Option”)

Unless otherwise specified in the applicable Final Terms, the Notes will not be subject to repayment at the option of Noteholders.  If the Noteholders are specified in the applicable Final Terms as having an option to require the Issuer to redeem the Notes, upon the holder of any Note giving to the Issuer in accordance with Condition 16 not less than 30 nor more than 60 days’ notice or such other period of notice as is specified in the applicable Final Terms (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Unless otherwise specified in the applicable Final Terms, Notes issued by Toyota Credit Canada Inc. may not be redeemable at the option of the Noteholders prior to five years from the relevant Issue Date.

If a Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, to exercise the right to require redemption of the Note the holder of the Note must deliver such Note at the specified office of any Paying Agent (other than the Canadian Paying Agent), in the case of Bearer Notes, or the Registrar or the Canadian Paying Agent, in the case of Registered Notes, at any time during normal business hours of such Paying Agent or the Registrar or Canadian Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or the Registrar or the Canadian Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition 6(e).

If a Note is represented by a global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of the Note the holder of the Note must, within the notice period, give notice to the Agent, in the case of Bearer Notes, or the Registrar, in the case of Registered Notes, of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on the holder’s instruction by Euroclear or Clearstream, Luxembourg or any common depositary, or common safekeeper, as the case may be, for them to the Agent or the Registrar (in the case of Registered Notes) by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if the Note is represented by a global Note, at the same time present or procure the presentation of the relevant global Note to the Agent or Registrar (in the case of Registered Notes) for notation accordingly.

(f)           Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at an amount (the “Early Redemption Amount”) calculated as follows:

(i)	in the case of Notes with a Final Redemption Amount equal to the Calculation Amount, at the Final Redemption Amount thereof; or

(ii)
in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be less or greater than the Calculation Amount or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at their nominal amount; or

(iii)	in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) equal:

(A)
the sum of (x) the Reference Price specified in the applicable Final Terms and (y) the product of the Accrual Yield specified in the applicable Final Terms (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

(B)
if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 9 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortised Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

(1)	the date on which all amounts due in respect of the Note have been paid; and

(2)	the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

The calculation of the Amortised Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

Unless specified otherwise in the applicable Final Terms, where any such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in Sterling) and, in the case of an incomplete month, the number of days elapsed or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Final Terms.

(g)           Instalments

If the Notes are repayable in instalments, they will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (f) above.

(h)           Partly Paid Notes

If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 6 as amended or varied by the applicable Final Terms.

(i)           Purchases

The Issuer or any of its subsidiaries may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts and Coupons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Where the Issuer is Toyota Credit Canada Inc., unless otherwise specified in the applicable Final Terms, such Notes shall be surrendered (in the case of Bearer Notes) to any Paying Agent or (in the case of Registered Notes) the Registrar or Canadian Paying Agent for cancellation and, where the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation such Notes may, at the option of the Issuer, either be (i) resold or reissued, or held by the Issuer for subsequent resale or reissuance, or (ii) surrendered to any Paying Agent for cancellation, in which event such Notes, Receipts and Coupons may not be resold or reissued.

(j)           Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any of the Notes purchased and cancelled pursuant to paragraph (i) above (together, in the case of definitive Notes, with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold. If any Note is purchased and cancelled without all unmatured Coupons appertaining thereto, the Issuer shall make payment in respect of any such missing Coupon in accordance with Condition 5 as if the relevant Note had remained outstanding for the period to which such Coupon relates.

7.           Taxation – Additional Amounts

(a)	Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited

This Condition 7(a) only applies to Notes issued by Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited.

Unless otherwise specified in the applicable Final Terms, all payments of principal and interest in respect of the Notes issued by Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the jurisdiction in which the Issuer is incorporated or any province, territory or other political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the relevant Issuer will pay such additional amounts (the“Additional Amounts”) as shall be necessary in order that the net amounts receivable by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note, Receipt or Coupon presented for payment:

(i)           where the Issuer is Toyota Credit Canada Inc.:

(A)
by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with Canada other than the mere holding of such Note, Receipt or Coupon or the receipt of principal or interest in respect thereof; or

(B)	by or on behalf of a holder with whom the Issuer is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)); or

(ii)	where the Issuer is Toyota Finance Australia Limited, by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of:

(A)	his having some connection with the Commonwealth of Australia other than the mere holding of such Note, Receipt or Coupon or the receipt of principal or interest in respect thereof, or

(B)
his being a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note, Receipt or Coupon is presented for payment; or

(C)
his being an Offshore Associate of the Issuer acting other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act 2001 of Australia. “Offshore Associate” means an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936 of Australia) of the Issuer that is either:

(a)	a non-resident of Australia which does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia; or

(b)	a resident of Australia that acquires the Notes in carrying on a business at or through a permanent establishment outside Australia; or

(iii)
where the Issuer is Toyota Motor Finance (Netherlands) B.V., by a Noteholder, Receiptholder or Couponholder who (a) is able to avoid such withholding or deduction or is liable to such withholding or deduction at a reduced rate by making a declaration of non-residence or producing other evidence establishing that such payment may be made without withholding or deduction or with such deduction or withholding at a reduced rate to the Issuer or the relevant tax authority; or (b) is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with The Netherlands other than the mere holding of such Note, Receipt or Coupon; or

(iv)	in such other circumstances as may be specified in the applicable Final Terms; or

(v)
more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 5(e)); or

(vi)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vii)
by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or, as the case may be, the Registrar on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 16.

(b)           Toyota Motor Credit Corporation

This Condition 7(b) only applies to Notes issued by Toyota Motor Credit Corporation.

Except as specifically provided by this Condition 7(b), where the Issuer is Toyota Motor Credit Corporation, the Issuer shall not be required to make any payment in respect of the Notes with respect to any tax, assessment or other governmental charge (“Tax”) imposed by any government or a political subdivision or taxing authority thereof or therein.

The Issuer will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a Non-U.S. Holder (as defined below) such additional amounts (the“Additional Amounts”) as shall be necessary in order that the net amounts receivable by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that the Issuer shall not be required to make any payment of  Additional Amounts for or on account of:

(i)
any Tax which would not have been imposed but for (A) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder or any beneficial owner of a Note, Receipt, or Coupon (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder, Couponholder or beneficial owner, if such Noteholder, Receiptholder, Couponholder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, or (B) such Noteholder’s, Receiptholder’s, Couponholder’s or beneficial owner's past or present status as a personal holding company, passive foreign investment company, controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid U.S. federal income tax;

(ii)	any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

(iii)
any Tax that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv)	any Tax which is payable otherwise than by deduction or withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;

(v)
any Tax imposed on interest received or beneficially owned by (A) a 10 per cent. shareholder of the Issuer within the meaning of Internal Revenue Code Section 871(h)(3)(B) or Section 881(c)(3)(B) or (B) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(vi)
any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding or deduction by any other Paying Agent with respect to the Notes;

(vii)
any Tax which would not have been imposed but for the failure to comply with certification, information, documentation, or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax;

(viii)
any Tax imposed with respect to a payment on a Note, Receipt or Coupon to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts, had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon;

(ix)
any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above;

The term “Non-U.S. Holder” means any Holder that is not for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organised in or under the laws of the United States or its political subdivisions, (iii) a trust subject to the control of a U.S. person and the primary supervision of a U.S. court or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

If the Issuer shall determine that any payment made outside the United States by the Issuer or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to the Issuer, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a U.S. Alien) of a beneficial owner of such Note, Receipt or Coupon who is a U.S. Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a U.S. Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or (iii) would not be applicable to a payment made by any other paying agent of the Issuer), the Issuer shall redeem the Notes as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination. If the Issuer becomes aware of an event that might give rise to such certification, information or other reporting requirements, the Issuer shall, as soon as practicable, solicit advice of independent counsel selected by the Issuer to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, the Issuer shall give prompt notice of such determination (a “Tax Notice”) in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, the Issuer shall not redeem Notes if the Issuer shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case the Issuer shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that the Issuer has elected to pay Additional Amounts rather than redeem the Notes. In such event, the Issuer will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by the Issuer or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a U.S. Alien (provided that such certification shall not have the effect of communicating to the Issuer or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, (ii) is imposed as a result of the fact that the Issuer or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a U.S. Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of this Condition 7, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event the Issuer elects to pay such Additional Amounts, the Issuer will have the right, at its sole option, at any time, to redeem the Notes, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If the Issuer has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, the Issuer will redeem the Notes in the manner and on the terms described in the preceding paragraph (except as provided below), unless the Issuer elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, the Issuer will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If the Issuer has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, the Issuer will redeem the Notes in the manner and on the terms described in the preceding paragraph (except as provided below), unless the Issuer elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, the Issuer will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

8.           Prescription

Unless provided otherwise in the applicable Final Terms, Notes, Receipts and Coupons will become void unless presented for payment within a period of five years after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition 8 or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

Any moneys paid by the Issuer to the Agent or (in the case of Registered Notes) the Registrar or the Canadian Paying Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of five years shall forthwith be repaid to the Issuer.  All liability of the Issuer, the Agent and the Registrar or the Canadian Paying Agent with respect thereto shall cease when the Notes, Receipts and Coupons become void.

9.           Events of Default

(a)           In the event that (each of (i) through to (iv) below, an “Event of Default”):

(i)	default is made by the Issuer in the payment when due of any principal or interest in respect of any Note and the default continues unremedied for a period of 14 days after the date when due; or

(ii)
default is made by the Issuer in the performance or observance of any covenant, condition or provision contained in the Terms and Conditions applicable to any of the Notes or of any covenant, condition or provision for the benefit of Noteholders contained in the Agency Agreement and on its part to be performed or observed (other than the covenant to pay the principal and interest in respect of the Notes) and at the expiration of any applicable grace period therefor such covenant, condition or provision is not performed or observed in the period of 60 consecutive days after the date on which written notice of such default, requiring the Issuer to perform or observe such covenant, condition or provision, first shall have been given to the Issuer and the Agent or (in the case of Registered Notes) the Registrar by the holders of not less than 25 per cent. in aggregate nominal amount of Notes then outstanding; or

(iii)
the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of the Issuer in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging the Issuer to be insolvent, or approving a petition seeking reorganisation, arrangement, adjustment or composition of the Issuer and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the Issuer, in each case of (a), (b) or (c) otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger, reconstruction or reorganisation in which a continuing corporation effectively assumes all obligations of the Issuer under the Notes or the terms of which have previously been approved by  the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of such Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement; or

(iv)
the commencement by the Issuer of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or the consent of the Issuer to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency  or other similar law, or the consent by the Issuer to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Issuer or for any substantial part of the property of the Issuer or the making by the Issuer of a general assignment for the benefit of creditors, or the Issuer failing generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action (in each case otherwise than for the purposes of such a consolidation, amalgamation, merger, reconstruction or reorganisation as is referred to in paragraph (iii)), then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to the Issuer and the Agent or (in the case of Registered Notes) the Registrar, and unless all such defaults shall have been remedied by the Issuer (or by the Parent or TFS pursuant to the relevant Credit Support Agreement) prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

At any time after such declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by a majority in aggregate nominal amount of the Notes present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement, if:

(1)	the Issuer has paid to, or deposited with, the Agent or (in the case of Registered Notes) the Canadian Paying Agent a sum sufficient to pay:

(A)	all overdue payments of interest on the Notes; and

(B)	the principal of the Notes which has become due otherwise than by such declaration of acceleration; and

(2)
all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been either (i) remedied or (ii) waived as provided in paragraph (b) below.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(b)
Any Events of Default by the Issuer, other than the events described in paragraph (a)(i) above or in respect of where a default is made by the Issuer in the performance or observance of any covenant, condition or provision described in paragraph (a)(ii) above which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of such Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes affected thereby then outstanding).

10.           Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent in London or (in the case of Registered Notes) at the specified office of the Registrar (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of such costs and expenses as may be incurred by the Issuer and the Agent or the Registrar, as the case may be, in connection therewith and on such terms as to evidence and indemnity, security or otherwise as the Issuer and the Agent or the Registrar, as the case may be, may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

11.           Agent and Paying Agents

The names of the initial Agent and the other initial Paying Agent, the initial Registrar and the initial Canadian Paying Agent and their initial specified offices are set out at the back of this Offering Circular.

In acting under the Agency Agreement or the Note Agency Agreement, the Agent and the other Paying Agents and (in the case of the Note Agency Agreement only), the Registrar and the Canadian Paying Agent act solely as agents of the Issuer and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of the Issuer to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent or (in respect of Registered Notes) the Registrar or the Canadian Paying Agent for the payment of the principal of or interest on the Notes shall be held in trust by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 8. The Issuer agrees to perform and observe the obligations imposed upon it under the Agency Agreement and (in respect of Registered Notes) the Note Agency Agreement and to use reasonable efforts to cause the Agent and the other Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement and (in respect of Registered Notes) the Registrar and the Canadian Paying Agent to perform and observe the obligations imposed on them under the Note Agency Agreement. The Agency Agreement and (in respect of the Registered Notes) the Note Agency Agreement contain provisions for the indemnification of the Agent and the other Paying Agents and the Registrar and the Canadian Paying Agent, respectively, and for relief from responsibility in certain circumstances, and entitle any of them to enter into business transactions with the Issuer without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent or any other Paying Agent appointed under the terms of the Agency Agreement or the Registrar or the Canadian Paying Agent appointed under the terms of the Note Agency Agreement and/or appoint additional or other Paying Agents or Canadian Paying Agents and/or approve any change in the specified office through which any Paying Agent, Registrar or Canadian Paying Agent acts, provided that:

(i)
so long as the Notes are admitted to trading or listed on any stock exchange or other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(ii)	there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe;

(iii)	there will at all times be an Agent;

(iv)	in respect of Registered Notes, there will at all times be a Registrar; and

(v)
there will at all times be a Paying Agent in a Member State of European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in the United States only in the circumstances described in the final paragraph of Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 or more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

In addition, in relation to Registered Notes issued or to be issued by it, Toyota Credit Canada Inc. is entitled to vary or terminate the appointment and/or appoint additional registrar, transfer agents, Canadian paying agents and/or approve any change in the specified office through which any such registrar, transfer agent or Canadian paying agent acts, provided that there will at all times be a registrar and a paying agent capable of making payments in the Specified Currency and (in the case of Global Registered Notes) to the clearing system specified in the applicable Final Terms.

The Agency Agreement or the Note Agency Agreement contains provisions permitting any entity into which any Paying Agent and (in the case of the Note Agency Agreement only) any registrar and transfer agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent, registrar or transfer agent (as appropriate).

12.           Exchange of Talons

On and after the Interest Payment Date, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

13.           Consolidation or Merger

The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either the Issuer shall be the continuing corporation, or the successor corporation shall be a corporation organised and existing under the laws of the jurisdiction in which the Issuer is incorporated or any province, territory, state or other political subdivision thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 7) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Note to be performed by the Issuer by an amendment to the Agency Agreement or, as the case may be, the Note Agency Agreement, executed by such successor corporation, the Issuer and the Agent or the Registrar and the Canadian Paying Agent, as the case may be, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 9, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the Issuer, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under the Note and the Agency Agreement or, as the case may be, the Note Agency Agreement.

14.           Substitution

The Issuer (the “Retiring Issuer” and the expressions “Issuer” and “Retiring Issuer” include any previous relevant Substitute Issuer (as defined below) under this Condition 14) may, without the consent of the relevant Noteholders or Couponholders, substitute the Parent or any subsidiary of the Parent (including TFS) in place of the Issuer as the principal debtor under the Notes, the relative Receipts and Coupons and the Agency Agreement (the “Substitute Issuer”) provided that:

(a)           in the case of the substitution of a subsidiary of the Parent (other than TFS or any other Issuer) in place of the Retiring Issuer, a Credit Support Agreement, in the case of a subsidiary of TFS, between such subsidiary and TFS being entered into, and the Basic Agreement applying, mutatis mutandis on the terms of the relevant Credit Support Agreement and the Basic Agreement, respectively and, in the case of a subsidiary of the Parent (and not being also a subsidiary of TFS) a Credit Support Agreement between such subsidiary and the Parent being entered into mutatis mutandis on the terms of the Basic Agreement;

(b)           a deed poll substantially in the form set out in Appendix G to the Agency Agreement (and such other documents (if any)) shall be executed by the Substitute Issuer and the Retiring Issuer as may be necessary to give full effect to the substitution (the “Substitution Documents”) and, (without limiting the generality of the foregoing) under which (i) the Substitute Issuer shall undertake in favour of the relevant Noteholders and Couponholders to be bound by the terms and conditions of the relevant Notes, Receipts and Coupons and the provisions of the Agency Agreement as fully as if the Substitute Issuer had been named in the relevant Notes, Receipts and Coupons and the Agency Agreement as the principal debtor in respect of the relevant Notes, Receipts and Coupons and the Agency Agreement in place of the Retiring Issuer; and (ii) the Retiring Issuer shall be released from its obligations as principal debtor in respect of the relevant Notes, Receipts and Coupons and the Agency Agreement;

(c)           without prejudice to the generality of paragraph (b) above, where the Substitute Issuer is subject generally to a taxing jurisdiction differing from or in addition to the taxing jurisdiction to which the Retiring Issuer for which it shall have been substituted under this Condition 14 was subject, the Substitute Issuer shall undertake or covenant in the Substitution Documents in terms corresponding to the provisions of Condition 7 with the substitution for or addition to the references to the taxing jurisdiction to which the Retiring Issuer, as the case may be, was subject of references to the taxing jurisdiction or additional taxing jurisdiction to which such Substitute Issuer, as the case may be, is subject and in such case, Condition 7 shall be deemed to be modified accordingly when such substitution takes effect;

(d)           the  Substitution Documents shall contain a warranty and representation (i) that the Substitute Issuer  and the Retiring Issuer have obtained all necessary governmental and regulatory approvals and consents for the substitution and that the Substitute Issuer has obtained all necessary governmental and regulatory approvals and consents for the performance by the Substitute Issuer of its obligations under the Substitution Documents and that all such approvals and consents are in full force and effect, (ii) that the obligations assumed by the Substitute Issuer in respect of the relevant Notes, Receipts and Coupons and the Agency Agreement are, in each case, valid and binding in accordance with their respective terms and enforceable by each relevant Noteholder, and (iii) the Substitute Issuer is solvent;

(e)           any credit rating obtained by the Retiring Issuer from a nationally recognised statistical rating organisation which applies to the relevant Notes will not be downgraded as a result of the substitution;

(f)           each stock exchange on which the relevant Notes are admitted to trading shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to be admitted to trading on such stock exchange;

(g)           where the Substitute Issuer is not a company incorporated in the United Kingdom, the Substitute Issuer shall have appointed a process agent as its agent in England to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the relevant Notes, Receipts and Coupons and the Agency Agreement;

(h)           in the case of substitution of TCCI or a Canadian subsidiary of the Parent in place of the Retiring Issuer, no withholding or other taxes will be payable by any such Substitute Issuer;

(i)           legal opinions shall have been delivered to the Agent (from whom copies will be available) (in each case dated not more than three days prior to the intended date of substitution) from legal advisers of good standing selected by the Substitute Issuer (i) in each jurisdiction in which the Substitute Issuer and the Retiring Issuer are incorporated and in England confirming, as appropriate, that upon the substitution taking place, the Substitution Documents constitute legal, valid and binding obligations of the Substitute Issuer and the relevant Notes, Receipts and Coupons and the Agency Agreement are legal, valid and binding obligations of the Substitute Issuer enforceable in accordance with their terms and (ii) in Japan and in the jurisdiction in which the Substitute Issuer is incorporated, in the event any Credit Support Agreements are entered into under paragraph (a) above, confirming that any such Credit Support Agreements constitute legal, valid and binding obligations of the Parent, TFS and the Substitute Issuer, as the case may be, enforceable in accordance with its terms; and

(j)           in connection with any such substitution, the Substitute Issuer and the Retiring Issuer shall not have regard to the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no person shall be entitled to claim whether from the Substitute Issuer, the Retiring Issuer, the Agent, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution upon any person except to the extent already provided in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor in the Substitution Documents in accordance with paragraph (c) above.

Upon execution of the Substitution Documents as referred to in paragraph (b) above, (i) the Substitute Issuer shall be the relevant Issuer named in the relevant Notes, the Receipts and Coupons and the Agency Agreement as principal debtor in place of the Retiring Issuer and the relevant Notes, Receipts and Coupons and the Agency Agreement shall thereby be deemed to be amended to give effect to the substitution of the Substitute Issuer as principal debtor and (ii) the Retiring Issuer shall be released as aforesaid from all of its obligations as principal debtor in respect of the relevant Notes, Receipts and Coupons and the Agency Agreement.  With effect on and from the time of the substitution of the Substitute Issuer in place of the Retiring Issuer:

(A)           the Retiring Issuer has no further obligations to any Noteholder or Couponholder in relation to the relevant Notes, Receipts and Coupons;

(B)           the Substitute Issuer has rights which the Retiring Issuer had in respect of the relevant Notes, Receipts and Coupons (in each case subject to paragraph (c) above); and

(C)           the Substitute Issuer has assumed the obligations towards the Noteholders and Couponholders which the Retiring Issuer had in respect of the relevant Notes, Receipts and Coupons.

The Substitution Documents shall be deposited with and held by the Agent and (in the case of Registered Notes) copied to the Registrar for so long as any of the relevant Notes remain outstanding and for so long as any claim made against the Substitute Issuer or the Retiring Issuer by any Noteholder or Couponholder in relation to the relevant Notes, Receipts, Coupons, the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or the Substitution Documents shall not have been finally adjudicated, settled or discharged.  The Substitute Issuer and the Retiring Issuer shall acknowledge in the Substitution Documents the right of every Noteholder to the production of the Substitution Documents for the enforcement of any of the relevant Notes, Receipts, Coupons, the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or the Substitution Documents.

Within 14 days of a substitution taking effect under this Condition 14, the Retiring Issuer shall give notice of such substitution to the relevant Noteholders in accordance with Condition 16.

15.           Meetings, Modifications and Waivers

The Agency Agreement contains provisions which, unless otherwise provided in the Final Terms, are binding on the Issuer, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

The Agency Agreement, (in the case of Registered Notes) the Note Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by the Issuer and (in the case of the Agency Agreement) the Agent and (in the case of the Note Agency Agreement) the Registrar and the Canadian Paying Agent, without the consent of the holder of any Note, Receipt or Coupon (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to the Issuer as provided in Condition 13 or provide for substitution of the Issuer as provided in Condition 14, (ii) to make any further modifications of the terms of the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which the Issuer and (in the case of the Agency Agreement) the Agent and (in the case of the Note Agency Agreement) the Registrar and the Canadian Paying Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons. In addition, with the written consent of the holders of not less than a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate nominal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes affected thereby then outstanding), the Issuer and the Agent and (in the case of the Note Agency Agreement) the Registrar and the Canadian Paying Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any instalment of interest on any Note, (ii) reduce the nominal amount of or interest on any Note, (iii) change the obligation of the Issuer to pay Additional Amounts as provided in Condition 7, (iv) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or (in the case of Registered Notes) the Note Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate nominal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 per cent. in aggregate nominal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or (in the case of Registered Notes) to the Note Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 15 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, or (in the case of Registered Notes) to the Note Agency Agreement, the Notes, Receipts or Coupons may bear a notation in form approved by the Agent or (in the case of Registered Notes) Registrar as to any matter provided for in such amendment to the Agency Agreement or (in the case of Registered Notes) to the Note Agency Agreement.

New Notes so modified as to conform, in the opinion of the Agent or (in the case of Registered Notes) the Registrar and the Issuer, to any modification contained in any such amendment may be prepared by the Issuer, authenticated by the Agent or (in the case of Registered Notes) the Registrar and delivered in exchange for the Notes then outstanding.

For the purposes of this Condition 15 and Condition 9, the term “outstanding” means, in relation to the Notes, all Notes issued under the Agency Agreement or the Note Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or the Note Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption (whether in respect of the whole principal amount or the final instalment (when redeemable in instalments)) in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement or (in the case of Registered Notes) to the Registrar or the Canadian Paying Agent (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 8, (iv) those which have been purchased or otherwise acquired and cancelled as provided in Condition 6, and those which have been purchased or otherwise acquired and are being held by the Issuer for subsequent resale or reissuance as provided in Condition 6 during the time so held, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes or registered global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

16.           Notices

All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London (which is expected to be the Financial Times) or, if this is not practicable, one other such English language newspaper as the Issuer, in consultation with the Agent, shall decide. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being admitted to trading or are listed by another relevant authority. Any such notice published as aforesaid shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.  Receiptholders and Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the holders of the Notes in accordance with this Condition 16.

Until such time as any definitive Notes are issued, so long as the global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes; provided that, for so long as any Notes are admitted to trading on a stock exchange or are listed by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any notice delivered to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to the holders of the Notes on the third day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg, or on such other day as is specified in the applicable Final Terms.

Notices to holders of Registered Notes in definitive form will be deemed to be validly given if sent by mail to them (or, in the case of joint holders of Registered Notes, to the first-named in the register kept by the Registrar) at their respective addresses as recorded in such register, and will be deemed to have been validly given on the fourth business day after the date of such mailing.

Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together with the relative Note or Notes, in the case of Bearer Notes, with the Agent or, in the case of Registered Notes, with the Registrar. While any of the Notes are represented by a global Note, such notice may be given by any holder of a Note to, in the case of Bearer Notes, the Agent or, in the case of Registered Notes, the Registrar via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent or Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

17.           Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further notes ranking pari passu in all respects (or in all respects save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price) and so that the same shall be consolidated and form a single series with the outstanding Notes and references in these Terms and Conditions to “Notes” shall be construed accordingly.

18.           Redomination and Exchange

The Issuer may (if so specified in the applicable Final Terms) without the consent of the holder of any Note, Receipt, Coupon or Talon, redenominate into euro all, but not some only, of the Notes of any Series on or after the date on which the member state of the European Union in whose national currency such Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable Final Terms. The Issuer may (if so specified in the applicable Final Terms) without the consent of the holder of any Note, Receipt, Coupon or Talon, elect that the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Issuer may decide.

19.           Disapplication

The Notes confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

20.           Governing Law and Submission to Jurisdiction

The Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

The Issuer irrevocably agrees, for the exclusive benefit of the Noteholders, the Receiptholders and the Couponholders, to the jurisdiction of the English courts for all purposes in connection with the Notes, the Receipts and the Coupons and in relation thereto the Issuer has appointed Toyota Financial Services (UK) PLC as its agent for service of process on its behalf and has agreed that in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process. Without prejudice to the foregoing, the Issuer irrevocably agrees that any suit, action or proceedings arising out of or in connection with the Notes, the Receipts and the Coupons may be brought in any other court of competent jurisdiction.

APPENDIX B
FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS, RECEIPTS AND TALONS

APPENDIX B-1
FORM OF TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.1

2[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

(a private company incorporated with limited liability under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands)]

[TOYOTA CREDIT CANADA INC.

(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED

(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION

(a company incorporated with limited liability in California, United States)]

TEMPORARY GLOBAL NOTE

representing

[Specified Currency and Nominal Amount of Series]

NOTES DUE [Year of Maturity]

Series No. [   ]

The Notes represented by this Temporary Global Note have been admitted to the

Official List and admitted to trading on the London Stock Exchange plc’s Gilt Edged and Fixed Interest Market.3

[1]
Use this legend in the case of Notes with a maturity of more than 183 days.  In the case of Notes with a maturity of 183 days or less, the following legend should be used:  By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b) of the Internal Revenue Code and the regulations thereunder).

[2]	Delete all but the relevant Issuer.

[3]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, or add reference to other Stock Exchange, if applicable.

This Note is a Temporary Global Note in respect of a duly authorised issue of [Specified Currency and Nominal Amount of Tranche] [Specified Currency and Nominal Amount of Series] Notes Due [Year of Maturity] (the Notes) of [Specified Currency and Specified Denomination] each of 4[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer).  References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in Part A of the Final Terms relating to the Notes (which are attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail.  Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Temporary Global Note.

This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 28 September 2007 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation, The Bank of New York (the Agent) and the other agents named therein; provided, however, that references to the Conditions shall mean the Conditions in effect on the date of this Temporary Global Note.

This Temporary Global Note is to be held by a common depositary (or, if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, a common safekeeper) for Euroclear Bank S.A./N.V. (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) and/or such other relevant clearing agency as is specified in the Final Terms on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts therewith from time to time.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date, and/or on such earlier date(s) as all or any of the Notes represented by this Temporary Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes then represented by this Temporary Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note to or to the order of the Agent at the principal office of the Agent in London, or at the offices of any of the other paying agents located outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.  Any monies paid by the Issuer to the Agent for the payment of principal or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of or interest on this Temporary Global Note as the same shall become due.

If the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II of Schedule One or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Temporary Global Note, the Issuer shall procure that:

(i)           if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)           if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Part I or II of Schedule One or in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make the entries referred to above shall not affect such discharge.

5[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day).  For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.  On or after the Exchange Date the bearer of this Temporary Global Note will not be entitled to receive any payment of interest due unless, upon due certification, exchange of this Temporary Global Note is improperly withheld or refused.

On or after the date which is 40 days after the completion of the distribution of the Notes represented by this Temporary Global Note or, at the option of the Issuer (with the consent of the lead manager(s) of the Tranche(s) of Notes of the relevant Series) the date which is 40 days after the completion of the distribution of any additional issuance or issuances of one or more Tranches of Notes of the same Series that occurs within the 40 day period after the issue of this Temporary Global Note (the latest of such dates referred to as  the Exchange Date), [but only if the final instalment on all such outstanding Notes has been paid6] this Temporary Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have either been endorsed on or attached to such Definitive Bearer Notes) or, (b) either, (if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note) a Permanent Global Note which, in either case, is in the form or substantially in the form set out in Appendix B-2 to the Agency Agreement (together with the Final Terms attached thereto) in each case upon notice being given to the Agent by the relevant Clearing System acting on the instructions of any holder of an interest in this Temporary Global Note.

The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the  interests in the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note) recorded in the records of the relevant Clearing System in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it and, in the case of Definitive Bearer Notes, subject to such notice period and payment of costs as may be specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Temporary Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons pursuant to the terms hereof.

On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to or to the order of the Agent.  On an exchange of part only of this Temporary Global Note, the Issuer shall procure that:

(i)           if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems; or

(ii)           if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer whereupon the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the nominal amount so exchanged.  If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate nominal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided in this Temporary Global Note) be entitled to the same benefits as if it were bearer of Definitive Bearer Notes, and the relative Coupons, Receipts and Talons in the form set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement.

Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the bearer hereof as the absolute owner of this Temporary Global Note for all purposes (whether or not this Temporary Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).  In the event that this Temporary Global Note (or any part of it) has become due and repayable in accordance with Condition 9 and payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Temporary Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Temporary Global Note (but without prejudice to the rights which the bearer or any other person may have under Clause 31 of the Agency Agreement in respect of the Notes issued under the Programme Agreement pursuant to which this Temporary Global Note is issued).

This Temporary Global Note is governed by, and shall be construed in accordance with, English law.

This Temporary Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility, or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.  This Temporary Global Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

[4] Delete all but the relevant Issuer.

[5]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

[6]	Delete if this Temporary Global Note is not issued in respect of a Tranche of Notes described as Partly Paid Notes in the Final Terms.

IN WITNESS WHEREOF, the Issuer has caused this Temporary Global Note to be duly executed on its behalf.

Dated	[7][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
By: _________________ By: _________________ Authorised Signatory Authorised Signatory
[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]
By: _________________ Authorised Signatory

Authenticated by The Bank of New York
By: ________________________ Authorised Signatory
[8]Effectuated without recourse, warranty or liability by:
[insert name of common safekeeper] as common safekeeper
By:________________________

7Delete all but the relevant Issuer.

8This should only be completed where the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note.

SCHEDULE ONE*
PART I
INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First	____________	____________	____________	____________
Second	____________	____________	____________	____________

[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached.]

*	Schedule One should be completed where the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note.

SCHEDULE ONE
PART II
INSTALMENT PAYMENTS

Instalment Date	Date of Payment	Total Amount of Instalments Payable	Amount of Instalments Paid	Remaining nominal amount of this Temporary Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

First	____________	____________	____________	____________	____________
Second	____________	____________	____________	____________	____________

[continue numbering until the appropriate number of Instalment Dates for the particular Series of Notes is reached]

*See most recent entry in Schedule Two in order to determine this amount.

SCHEDULE TWO*
SCHEDULE OF EXCHANGES
FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or Definitive Bearer Notes or redemptions or purchases and cancellation of this Temporary Global Note have been made:

Date of exchange, or redemption or purchase and cancellation	Part of nominal amount of this Temporary Global Note exchanged for Notes represented by a Permanent Global Note or Definitive Bearer Notes or redeemed or purchased and cancelled**	Remaining nominal amount of this Temporary Global Note following such exchange, or redemption or purchase and cancellation**	Notation made by or on behalf of the Issuer

____________	____________	____________	____________
____________	____________	____________	____________
____________	____________	____________	____________
____________	____________	____________	____________

*	Schedule Two should only be completed where the Final Terms indicates that this Temporary Global Note is not intended to be a New Global Note.

**See most recent entry in Part II in order to determine this amount.

APPENDIX B-2
FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNATIONAL REVENUE CODE.1

2[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

(a private company incorporated with limited liability under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands)]

[TOYOTA CREDIT CANADA INC.

(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED

(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION

(a company incorporated with limited liability in California, United States)]

PERMANENT GLOBAL NOTE

representing

[Specified Currency and Nominal Amount of Series]

NOTES DUE [Year of Maturity]

Series No.                      [       ]

The Notes represented by this Permanent Global Note have been admitted to the Official List and admitted to trading on the London Stock Exchange plc’s Gilt Edged and Fixed Interest Market.3

[1]
Use this legend in the case of Notes with a maturity of more than 183 days.  In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).

[2]	Delete all but the relevant Issuer.

[3]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, or add reference to other Stock Exchange, if applicable.

This Note is a Permanent Global Note in respect of a duly authorised issue of [Specified Currency and Nominal Amount of Tranche] [Specified Currency and Nominal Amount of Series] Notes Due [Year of Maturity] (the Notes) of [Specified Currency and Specified Denomination] each of 4[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer).  References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by Part A of the Final Terms relating to the Notes (which are attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail.  Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Permanent Global Note.

This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 28 September 2007 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation, The Bank of New York (the Agent) and the other agents named therein; provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Permanent Global Note.

This Permanent Global Note is to be held by a common depositary (or, if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, a common safekeeper) for Euroclear Bank S.A./N.V. (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) and/or such other relevant clearing agency as is specified in the Final Terms on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts therewith from time to time.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date, and/or on such earlier date(s) as all or any of the Notes represented by this Permanent Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes then represented by this Permanent Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Permanent Global Note to or to the order of the Agent at the principal office of the Agent in London, or at the offices of any of the other paying agents located outside of the United States of America, its territories and possessions, any State of the United States and the District of Columbia (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.  Any monies paid by the Issuer to the Agent for the payment of principal or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of or interest on this Permanent Global Note as the same shall become due.

If the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Permanent Global Note shall be the amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II of Schedule One or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Permanent Global Note, the Issuer shall procure that:

(i)           if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)           if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Part I or II of Schedule One or in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Permanent Global Note shall be made to the bearer of this Permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make the entries referred to above shall not affect such discharge.

If the Notes represented by this Permanent Global Note were, on issue, represented by a Temporary Global Note then on any exchange of any such Temporary Global Note for this Permanent Global Note or any part of it, the Issuer shall procure that:

(i)	if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems; or

(ii)
if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such exchange shall be signed by or on behalf of the Issuer.  Upon any such exchange, the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be increased by the nominal amount of the Notes so exchanged.

5[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day).  For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes.  In such circumstances the Issuer shall procure that:

(i)	if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such further notes shall be entered in the records of the relevant Clearing Systems; or

(ii)
if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such increase in the size of the Series shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be increased by the nominal amount of any such Temporary Global Note so exchanged.

This Permanent Global Note may (under the circumstances set forth in the Conditions and the Final Terms) be exchanged, in whole, but not in part, for Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been either endorsed on or attached to such Definitive Bearer Notes) in denominations of [Specified Currency and Specified Denomination] each upon either, as specified in the Final Terms:

(a)	upon not less than 60 days’ written notice being given to the Agent by the relevant Clearing Systems acting on the instructions of any holder of an interest in this Permanent Global Note; or

(b)           only upon the occurrence of an Exchange Event; or

(c)           at any time at the request of the Issuer.

An Exchange Event means:

(i)	an Event of Default (as defined in Condition 9) has occurred and is continuing; or

(ii)
the Issuer has been notified that both Euroclear and Clearstream, Luxembourg (or any other agreed clearing system in which this Permanent Global Note is being held) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, as a result, Euroclear and Clearstream, Luxembourg or such other agreed clearing system in which this Permanent Global Note is being held are no longer willing or able to discharge properly their responsibilities with respect to this Permanent Global Note and the Agent and the Issuer are unable to locate a qualified successor; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Permanent Global Note in definitive form.

If this Permanent Global Note is exchangeable following the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 16 if an Exchange Event occurs; and

(B)
in the event of the occurrence of any Exchange Event, one or more of the relevant Clearing Systems (acting on the instructions of any holder of an interest in this Permanent Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange.  Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Agent.

The exchange, if any, will be made upon presentation of this Permanent Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for general business in London at the principal office of the Agent in London; provided, however, the first notice given to the Agent by Euroclear, Clearstream, Luxembourg and/or such other relevant clearing agency or the Issuer shall give rise to the issue of Definitive Bearer Notes for the total amount of Notes represented by this Permanent Global Note.  The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Permanent Global Note will be equal to the aggregate nominal amount of this Permanent Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Permanent Global Note, as adjusted, as shown in Schedule Two hereto if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, or in the records of the relevant Clearing Systems if the applicable Final Terms indicate that this Permanent Global Note is intended to be a New Global Note).  On an exchange of this Permanent Global Note, this Permanent Global Note shall be surrendered to or to the order of the Agent.

Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided in this Permanent Global Note) be entitled to the same benefits as if it were the bearer of Definitive Bearer Notes, and the relative Coupons, Receipts and Talons in the form set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement.

Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the bearer hereof as the absolute owner of this Permanent Global Note for all purposes (whether or not this Permanent Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein). In the event that this Permanent Global Note (or any part of it) has become due and repayable in accordance with Condition 9 and payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Permanent Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Permanent Global Note (but without prejudice to the rights which the bearer or any other person may have under Clause 31 of the Agency Agreement in respect of the Notes issued under the Programme Agreement pursuant to which this Permanent Global Note is issued).

This Permanent Global Note is governed by, and shall be construed in accordance with English law.

This Permanent Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility, or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.  This Permanent Global Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

[4]	Delete all but the relevant Issuer.

[5]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

IN WITNESS WHEREOF, the Issuer has caused this Permanent Global Note to be duly executed on its behalf.

Dated	[6][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
By: _________________ By: _________________ Authorised Signatory Authorised Signatory
[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]
By: _________________ Authorised Signatory

Authenticated by The Bank of New York
By: ________________________ Authorised Signatory
[7]Effectuated without recourse, warranty or liability by:
[insert name of common safekeeper] as common safekeeper
By:________________________

6Delete all but the relevant Issuer.

7This should only be completed where the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note.

SCHEDULE ONE*

PART I
INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First	____________	____________	____________	____________
Second	____________	____________	____________	____________

[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached]

*	Schedule One should only be completed where the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note.

SCHEDULE ONE
PART II

INSTALMENT PAYMENTS

Instalment Date	Date of Payment	Total Amount of Instalments Payable	Amount of Instalments Paid	Remaining nominal amount of this Permanent Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

First	____________	____________	____________	____________	____________
Second	____________	____________	____________	____________	____________

[continue numbering until the appropriate number Instalment Dates for the particular Series of Notes is reached.]

* See most recent entry in Schedule Two in order to determine this amount.

SCHEDULE TWO*

SCHEDULE OF EXCHANGES OF A TEMPORARY
GLOBAL NOTE AND FOR DEFINITIVE BEARER NOTES
OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following increases of this Permanent Global Note, exchanges of this Permanent Global Note for Definitive Bearer Notes or redemptions or purchases and cancellations of this Permanent Global Note have been made:

Date of exchange, or redemption or purchase and cancellation	Increase in nominal amount of this Permanent Global Note due to exchanges of a Temporary Global Note for this Permanent Global Note	Part of nominal amount of this Permanent Global Note exchanged for Definitive Bearer Notes or redeemed or purchased and cancelled**	Remaining amount payable under this Permanent Global Note following such exchange, or redemption or purchase and cancellation**	Notation made by or on behalf of the Issuer

____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________

*	Schedule Two should only be completed where the applicable Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note.

**See most recent entry in Part II in order to determine this amount.

APPENDIX B-3
FORM OF DEFINITIVE BEARER NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.1

2[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

(a private company incorporated with limited liability under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands)]

[TOYOTA CREDIT CANADA INC.

(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED

(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION

(a company incorporated with limited liability in California, United States)]

DEFINITIVE BEARER NOTE

representing

[Specified Currency and Nominal Amount of Series]

NOTES DUE [Year of Maturity]

Series No.                      [       ]

This Note has been admitted to the Official List and admitted to trading on the London Stock Exchange plc’s Gilt Edged and Fixed Interest Market.3

[1]
Use this legend in the case of Notes with a maturity of more than 183 days.  In the case of Notes with a maturity of 183 days or less, the following legend should be used:  By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).

[2]	Delete all but the relevant Issuer.

[3]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, or add reference to other Stock Exchange, if applicable.

This Note is one of a duly authorised issue of notes of [Specified Currency and Nominal Amount of Series] (the Notes) each of 4[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer).  References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by Part A of the Final Terms (which are reproduced on the reverse hereof) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail.  Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Definitive Bearer Note.

This Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 28 September 2007 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation, The Bank of New York (the Agent) and the other agents named therein; provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date, and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such date and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

5[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day).  For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

Title to this Note and to any Coupon, Talon or Receipt appertaining hereto shall pass by delivery.  The Issuer may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be validly issued unless authenticated by the Agent.

This Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed on its behalf.

Dated	[6][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
By: _________________ By: _________________ Authorised Signatory Authorised Signatory
[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]
By: _________________ Authorised Signatory

[Authenticated by The Bank of New York]
By: ________________________ Authorised Signatory
[Reverse Of Note - Terms And Conditions]

[Terms and Conditions to be as set out in Appendix A to the Agency Agreement or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)]

[Endorsed on or attached to the Terms and Conditions is to be the applicable Final Terms]

[4]	Delete all but the relevant Issuer.

[5]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

6Delete all but the relevant Issuer.

APPENDIX B-4
FORM OF COUPON

(Face of Coupon)

1[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED

(ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

[Specified Currency and Nominal Amount of Series]

NOTES DUE [Year of Maturity]

Series No.                      [         ]

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes to which it appertains.]	Coupon No. [ ] Coupon for [ ] due on [ ] [20[ ]]
Part B

[For Floating Rate, Dual Currency and Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions of the
Notes to which it appertains.  This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]
Coupon No. [ ] Coupon due in [ ] [20[ ]]

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.2

(Reverse of Coupon)

AGENT

The Bank of New York

One Canada Square

Canary Wharf

London E14 5AL

PAYING AGENT

The Bank of New York (Luxembourg) S.A.

Aerogolf Center
1A, Hoehenhof

L-1736 Senningerberg
Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

[1]	Delete all but the relevant Issuer.

[2]
Use this legend in the case of Notes with a maturity of more than 183 days.  In the case of Notes with a maturity of 183 days or less, the following legend should be used:  By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).

APPENDIX B-5

FORM OF RECEIPT

(On the front)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.1

2[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No.                      [         ]

Receipt for the sum of [        ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the “Conditions”) on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

[1]
Use this legend in the case of Notes with a maturity of more than 183 days.  In the case of Notes with a maturity of 183 days or less, the following legend should be used:  By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).

[2]	Delete all but the relevant Issuer.

This Receipt must be presented for payment together with the Note to which it appertains.  The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[3][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
By: _________________ By: _________________ Authorised Signatory Authorised Signatory
[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]
By: _________________ Authorised Signatory

3Delete all but the relevant Issuer.

(Reverse of Receipt)

AGENT

The Bank of New York

One Canada Square

Canary Wharf

London E14 5AL

PAYING AGENT

The Bank of New York (Luxembourg) S.A.

Aerogolf Center

1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

APPENDIX B-6
FORM OF TALON

(On the front)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

1[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]
[Specified Currency and Nominal Amount of Series]

NOTES DUE [Year of Maturity]

Series No.                      [         ]

On and after [          ] further Coupons [and a further Talon]2 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
By: _________________ By: _________________ Authorised Signatory Authorised Signatory
[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]
By: _________________ Authorised Signatory

[1]	Delete all but the relevant Issuer.

[2]	Not required on last Coupon sheet.

(Reverse of Talon)

AGENT

The Bank of New York
One Canada Square
Canary Wharf
London E14 5AL

PAYING AGENT

The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

APPENDIX C

FORM OF CALCULATION AGENCY AGREEMENT

Dated ____________, 20__

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

and

[INSERT NAME OF CALCULATION AGENT]

€40,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

€40,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on __________, 20__

BETWEEN:

(1)	[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V. of Atrium, Strawinskylaan 3105, 1077 ZX Amsterdam, The Netherlands (the Issuer);]

[TOYOTA CREDIT CANADA INC. of 80 Micro Court, Suite 200, Markham, Ontario L3R 9Z5, Canada (the Issuer);]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181) of Level 9, 207 Pacific Highway, St Leonards, NSW 2065, Australia (the Issuer);]

[TOYOTA MOTOR CREDIT CORPORATION of 19001 South Western Avenue, EF12, Torrance, California 90501, U.S.A (the Issuer);] and

(2)	[name of calculation agent] of [•] (the Calculation Agent, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

A.
The Issuer has entered into the Amended and Restated Programme Agreement dated 28 September 2007 (the Programme Agreement) with Merrill Lynch International, Barclays Bank plc, BNP Paribas, Canadian Imperial Bank of Commerce, London Branch, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London branch, Dresdner Bank Aktiengesellschaft, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. International plc, Nomura International plc, Royal Bank of Canada Europe Limited, The Toronto-Dominion Bank and UBS Limited, under which the Issuer, inter alia, may issue Euro Medium Term Notes (Notes) with an aggregate nominal amount of up to €40,000,000,000 (or its equivalent in other currencies) outstanding at any time (including Euro Medium Term Notes issued previously under the Euro Medium Term Note Programme provided for by the Programme Agreement and Euro Medium Term Notes issued prior to 28 September 2007 by Toyota Motor Credit Corporation under its U.S.$30,000,000,000 Euro Medium-Term Note Program last updated on 28 September 2006 which remain outstanding).

B.
The Notes will be issued subject to, and with the benefit of, the Agency Agreement dated 28 September 2007 (the Agency Agreement) between, inter alia, the Issuer, The Bank of New York (the Agent, which expression shall include its successor or successors for the time being under the Agency Agreement) and The Bank of New York (Luxembourg) S.A. (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agent appointed under the Agency Agreement and Paying Agent shall mean any of the Paying Agents).

NOW IT IS HEREBY AGREED that:

(1)           APPOINTMENT OF THE CALCULATION AGENT

The Issuer hereby appoints [name of calculation agent] as Calculation Agent in respect of the Notes listed in the Schedule hereto which are for the time being outstanding (the Relevant Notes) for the purposes set out in Clause 2 below, all upon terms and conditions hereinafter mentioned.  The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

(2)           DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the relevant Series (the Conditions). Without limiting the foregoing, the Calculation Agent shall calculate, to the extent applicable, the Rate of Interest, Interest Amount, Interest Payment Date, principal and all other amounts, rates and dates which are required to be determined or calculated under the Conditions for the Relevant Notes and shall communicate such calculations to the Issuer and the Agent as soon as practicable after such calculations are determined, but in any event, within time periods sufficient to enable the Agent to publish the results of such determinations in accordance with the terms of the Agency Agreement.  In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Notes which are identified on the Schedule as being New Global Notes to the Agent to the contact details set out in the signature page hereof.

(3)           EXPENSES

Except as provided in Clause 4 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

(4)           INDEMNITY

(a)
The Issuer shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions or demands (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Calculation Agent in disputing or defending any of the foregoing) which the Calculation Agent may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own wilful default, negligence or bad faith or that of its officers, directors or employees or any of them, or the breach by it of the terms of this Agreement.

(b)
The Calculation Agent shall indemnify and keep indemnified the Issuer against any losses, liabilities, costs, claims, actions or demands (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Issuer in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with the breach by the Calculation Agent of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees or any of them.

(5)           CONDITIONS OF APPOINTMENT

(a)
In acting hereunder in connection with the Relevant Notes, the Calculation Agent shall act solely as agent of the Issuer and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the Receipts and the Coupons, respectively).

(b)
In relation to each Series, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(c)
The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(d)
The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Agent, or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes, after making reasonable investigation of the same, to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

(e)
The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he or she would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes, Receipts or Coupons (if any) or other obligations of the Issuer as freely as if the Calculation Agent were not appointed hereunder.

(6)           TERMINATION OF APPOINTMENT

(a)
The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent and the Agent at least 90 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding, (i) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes and (ii) notice shall be given in accordance with Condition 16 to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(b)
Notwithstanding the provisions of Subclause 6(a) above, if at any time (i) the Calculation Agent becomes incapable of action, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may become due or suspends payment thereof or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation or (ii) the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes as soon as practicable thereafter.

(c)
The termination of the appointment pursuant to Subclause 6(a) or 6(b) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but will be without prejudice to any amount then accrued and due.

(d)
The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer and the Agent at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes.

(e)
Notwithstanding the provisions of Subclauses 6(a), 6(b) and 6(d) above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under Clause 6(d), the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as Calculation Agent in its place an investment bank which the Issuer shall approve (such approval not to be unnecessarily withheld).

(f)
Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Issuer an instrument accepting appointment hereunder, and thereupon such successor Calculation Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

(g)
If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(h)
Any corporation into which the Calculation Agent for the time being may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Written notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Agent by the Calculation Agent.

(i)	Upon the termination of the appointment of the Calculation Agent, the Issuer shall use all reasonable endeavours to appoint a further bank or investment bank as successor Calculation Agent.

(7)           NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified below and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)
if sent by facsimile to the relevant number specified below, shall be deemed to have been delivered upon transmission provided such transmission is confirmed when an acknowledgment of receipt is received:

The Issuer:

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

Atrium, Strawinskylaan 3105
1077 ZX Amsterdam
The Netherlands
Telephone:                                31 20 406 4444
Telefax:                      31 20 406 4555
Attention:                      Asako Sudo]

[TOYOTA CREDIT CANADA INC.
80 Micro Court, Suite 200
Markham
Ontario L3R 9Z5
Canada
Telephone:                 905 513 8200
Telefax:                      905 513 8335
Attention:                      Executive Vice-President]

[TOYOTA FINANCE AUSTRALIA LIMITED
Level 9, 207 Pacific Highway
St Leonards
NSW 2065
Australia
Telephone:                                61 2 9430 0000
Telefax:                      61 2 9430 0913
Attention:                      Treasurer]

[TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue EF12
Torrance
California 90501
USA
Telephone:                                (310) 468-4001
Telefax:                      (310) 468-6194
Attention:                      Group Vice President, Treasury]

The Calculation Agent: ________________________

or to such other address and/or facsimile number of which notice in writing has been given to the parties hereto in accordance with the provisions of this Clause 7.

(8)           DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(9)           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

(10)           COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one instrument.

(11)           GOVERNING LAW

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of England.

(2)
The Issuer hereby irrevocably agrees for the exclusive benefit of the Calculation Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts.  The Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction.  Nothing contained herein shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.  The Issuer hereby appoints Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ as its agent for service of process and agrees that, in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

By: ________________________]

[TOYOTA CREDIT CANADA INC.

By: ________________________]

[TOYOTA FINANCE AUSTRALIA LIMITED

By: ________________________]

[TOYOTA MOTOR CREDIT CORPORATION

By: ________________________]

[NAME OF CALCULATION AGENT]

By: ________________________

SCHEDULE OF RELEVANT NOTES

Series Number	Issue Date	Maturity Date	Title and Nominal Amount	New Global Note [Yes/No]	Annotation by Calculation Agent/the Issuer

APPENDIX D
FORM OF OPERATING AND ADMINISTRATIVE
PROCEDURES MEMORANDUM

The aggregate nominal amount of all euro medium term notes (Notes) issued by Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation outstanding at any time (including Notes issued previously under the Programme and Notes issued prior to 28 September 2007 by TMCC under its U.S.$30,000,000,000 Euro Medium-Term Note Program last updated on 28 September 2006 which remain outstanding) will not exceed €40,000,000,000 or its equivalent in other currencies.

The documentation of the Programme provides for the issue of Notes denominated in such currency (subject to any legal or regulatory restrictions) as may be agreed between the Issuer (as defined below) and the relevant Purchaser(s) and with a minimum maturity of one month (subject to certain restrictions as to minimum and/or maximum maturities as set out in the Offering Circular (as defined below) describing the Programme) and being any of:

●	Fixed Rates Notes

●	Floating Rate Notes

●	Zero Coupon Notes

●	Dual Currency Notes

●	Index Linked Notes

●	Range Accrual Notes

●	Instalment Notes

●	Partly Paid Notes

●	other forms of Notes agreed between the relevant Purchaser(s) and the relevant Issuer.

All terms with initial capitals used herein without definition shall have the meanings given to them in the Offering Circular dated 28 September 2007 as supplemented or replaced from time to time (the Offering Circular) or, as the case may be, in the Programme Agreement dated 28 September 2007 between Toyota Motor Finance (Netherlands) B.V. (TMF), Toyota Credit Canada Inc. (TCCI), Toyota Finance Australia Limited (TFA) and Toyota Motor Credit Corporation (TMCC and together with TMF, TCCI and TFA, the Issuers) and the Dealers named therein as amended, supplemented, novated or restated from time to time (the Programme Agreement) pursuant to which the Issuers may issue Notes.  References herein to Issuer are to TMF, TCCI, TFA or TMCC, as the case may be, in its capacity as Issuer of Notes.

As used herein in relation to any Notes which are to have a “listing” or to be “listed” (i) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List in accordance with the listing rules of the UK Listing Authority and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other Stock Exchange within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC).

This Operating and Administrative Procedures Memorandum applies to Notes issued on and after 28 September 2007.  The procedures set out in Annex 1 may be varied by agreement between the Issuer, the Agent and the relevant Purchaser, including to take account of any standardised procedures published by Euroclear and/or Clearstream, Luxembourg (together, the ICSDs) and/or the International Capital Markets Securities Association (ICMSA) and/or the International Capital Market Association (ICMA).  The timings set out in these procedures represent optimum timings to ensure a smooth settlement process.  Each of the ICSDs has its own published deadlines for taking certain of the actions described herein (which may be later than the timings described herein).  The Issuer, the Agent, the relevant Purchaser, and the common depositary, or common service provider and common safekeeper, as the case may be, may agree to vary the timings described herein subject to compliance with such deadlines.

OPERATING PROCEDURES

Purchasers must confirm all trades directly with the Issuer and the Agent.

1.           RESPONSIBILITIES OF THE AGENT

The Agent will, in addition to the responsibilities in relation to settlement described in Annex A, be responsible for the following:

(1)
in the case of Notes which are to be listed on a stock exchange (the relevant Stock Exchange), distributing to the relevant Stock Exchange and any other relevant authority such number of copies of the Final Terms as they may reasonably require; and

(2)
where applicable, providing the Ministry of Finance of Japan with all required notifications and reports (including any monthly reports as to amounts, issue dates and other terms of each Tranche of Yen-denominated Notes).

2.	RESPONSIBILITIES OF THE LISTING AGENT/ARRANGER/LEAD MANAGER/ DEALER

(1)
The Lead Manager/Dealer/other Purchaser shall be responsible for preparing the applicable Final Terms (substantially in the form of either Part A or Part B of Annex B hereto) to the Prospectus giving details of the Notes to be issued.

(2)
In the case of Notes to be listed on a relevant Stock Exchange, the Listing Agent/Arranger or Lead Manager will be responsible for ensuring compliance with the Prospectus Rules (if applicable) and the Listing Rules and obtaining all necessary approvals for listing the Notes on the relevant Stock Exchange.  The Issuer recognises with respect to this Clause 2(2) its continuing obligation so long as any Notes under the Programme are outstanding to apprise the applicable Dealers of any material adverse change in its (consolidated, if applicable) financial position or its business operations.

3.           RESPONSIBILITIES OF THE ISSUER

The Issuer shall execute and deliver the Final Terms to the Agent and the Lead Manager/Dealer/other Purchaser.

4.           SETTLEMENT

The settlement procedures set out in Annex A shall apply to each issue of Bearer Notes, unless otherwise agreed between the Issuer and the relevant Dealer or Dealers; with issues of Dual Currency Notes, Index Linked Notes or Partly Paid Notes more time may be felt to be required to settle documentation which is not specifically included in the Agency Agreement.

Settlement procedures for an issue of Registered Notes are set out in the Note Agency Agreement.

Trading Desk Information list is set out in Annex E.

ANNEX A TO APPENDIX D

SETTLEMENT PROCEDURES

The procedures set out below have been discussed and agreed by the ICSDs, representatives of ICMA and representatives of ICMSA.  It is recommended that these procedures are adopted without material amendment to facilitate standardisation in the market and a smooth closing procedure. ****

Times set out below are London times and represent the latest time for taking the action concerned. It is recommended that where possible the action concerned is taken in advance of these times.

Day	Latest time	Action
No later than Issue Date minus 2	5:00 p.m.
The Issuer or its designated agent may agree to terms with one or more of the Purchasers for the issue and purchase of Notes.  The relevant Purchaser instructs the Agent to obtain a common code and ISIN or, if relevant, a temporary common code and ISIN for the Notes from one of the ICSDs.

Issue Date minus 2	5:00 p.m.
If a Purchaser has reached agreement with the Issuer by telephone, the Purchaser confirms the terms of the agreement to the Issuer (substantially in the form of Annex C) attaching a copy of the applicable Final Terms (substantially in the form set out in Annex B) by electronic communication.  The Purchaser sends a copy of that electronic communication to the Agent for communication.

The Issuer confirms its agreement to the terms on which the issue of Notes is to be made (including the form of the Final Terms) by signing and returning a copy of the Final Terms to the relevant Purchaser and the Agent.  The details set out in the signed Final Terms shall be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly.  The Issuer also confirms its instructions to the Agent (substantially in the form set out in Annex D) (including, in the case of Floating Rate Notes, for the purposes of rate fixing) to carry out the duties to be carried out by the Agent under these Settlement Procedures and the Agency Agreement including preparing and authenticating either (a) a Temporary Global Note for the Tranche of Notes which is to be purchased and, in the case of the first Tranche of a Series, where the applicable Final Terms do not specify that the Temporary Global Note is to be exchangeable only for Notes in definitive form, a Permanent Global Note for the Series; or (b) if so specified in the applicable Final Terms, a Permanent Global Note, in each case giving details of the Notes.

In the case of Floating Rate Notes, the Agent notifies the ICSDs, the Issuer, (if applicable) the relevant Stock Exchange and any other relevant authority and the relevant Purchaser of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

If the Issuer has agreed with two or more Purchasers to issue Notes on a syndicated basis, it is to enter into an agreement with such Purchasers in the form or substantially the form set out in Appendix 5 to the Programme Agreement.

No later than Issue Date minus 1	2:00 p.m.
In the case of Notes which are to be listed on a Stock Exchange or publicly offered in a European Economic Area Member State, the Agent also notifies the Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication or by hand of the details of the Notes to be issued by sending the applicable Final Terms to the Stock Exchange and/or any other relevant authority, as the case may be.

Issue Date minus 1	10:00 a.m. (for prior day currencies1)
The relevant Purchaser and the Agent give settlement instructions to the relevant ICSD(s) to effect the payment of the purchase price, against delivery of the Notes, to the Agent’s account with the relevant ICSD(s) on the Issue Date.

12.00 noon (for other currencies)
The parties (which for this purpose shall include the Agent) may agree to arrange for “free delivery” to be made through the relevant ICSD(s) if specified in the applicable Final Terms, in which case these Settlement Procedures will be amended accordingly.

Issue Date minus 1	ICSD deadlines for the relevant currency
For prior day currencies, the Agent instructs the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of the Issuer previously notified to the Agent for the purpose.

Issue Date minus 1	3.00 p.m.
The Agent prepares and authenticates a Global Note for each Tranche of Notes which is to be purchased and, where required as specified above, a Permanent Global Note in respect of the relevant Series, in each case attaching the applicable Final Terms.

Each Global Note which is a CGN is then delivered by the Agent to the Common Depositary.  Each Global Note which is a New Global Note is then delivered by the Agent to the common safekeeper, together (if applicable) with an effectuation instruction.  In the event that the common service provider and the common safekeeper are not the same entity, the Agent should also deliver the applicable Final Terms to the common service provider.

For securities in New Global Note form, the Agent then instructs the mark up of the issue outstanding amount of the Global Note to the ICSDs through the common service provider.
Issue Date minus 1	5.00 p.m.	The conditions of issue in the Programme Agreement are satisfied and/or waived.

In the case of each Global Note which is a New Global Note, the common safekeeper confirms deposit and effectuation (if applicable)[2] of the Global Note to the Agent, the common service provider and the ICSDs.

Issue Date minus 1	6.00 p.m.	In the case of each Global Note which is a CGN, the Common Depositary confirms deposit of the Global Note to the Agent and the ICSDs.
In the case of each Global Note which is a New Global Note, the common service provider relays the Agent’s instruction to mark up the issue outstanding amount of the Global Note to the ICSDs.
Issue Date	According to ICSD settlement procedures	The ICSDs debit and credit accounts in accordance with instructions received from the Agent and the relevant Purchaser.
Issue Date	ICSD deadlines for the relevant currency
For non-prior day currencies, the Agent instructs the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of the Issuer previously notified to the Agent for the purpose.

Issue Date	5.00 p.m.	The Agent forwards a copy of the signed Final Terms to each ICSD.
On or subsequent to the Issue Date		The Agent notifies the Issuer immediately in the event that a Purchaser does not pay the purchase price due from it in respect of a Note.
The Agent notifies the Issuer of the issue of Notes giving details of the Global Note(s) and the nominal amount represented thereby.
The Agent confirms the issue of Notes to the relevant Stock Exchange and any other relevant authority.

The relevant Purchaser promptly notifies the Agent that the distribution of the Notes purchased by it has been completed.  The Agent promptly notifies the Issuer, the relevant Purchaser and the ICSDs of the Exchange Date with respect to the relevant Tranche of Notes.

****	In the case of a syndicated Note issue, certain of the Settlement Procedures set forth below will be revised as appropriate.

1The most common prior day currencies are Australian dollars (AUD), Hong Kong dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies.  The parties should establish whether or not a particular currency is a prior day currency as soon as possible.

2This assumes that an effectuation authorisation has been delivered by the Issuer to the common safekeeper (i.e. Euroclear or Clearstream, Luxembourg) at the update of the programme.  If this is not the case, such an authorisation should be delivered at least 2 business days prior to the closing of the first issue of Eurosystem-eligible New Global Notes under the Programme.

Explanatory Notes to Settlement Procedures

(a)
Each Day is a day on which banks and foreign exchange markets are open for general business in London (including dealings in foreign exchange and foreign currency deposits), counted in reverse order from the proposed Issue Date.

(b)	The Issue Date must be a Business Day. For the purposes of this Memorandum, Business Day means a day which is:

(1)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any other place specified in the applicable Final Terms as an Applicable Business Centre;

(2)
either (i) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any other Applicable Business Centre specified in the applicable Final Terms); or (ii) in relation to Notes denominated in euro, a day on which the TARGET system is open.  Unless provided otherwise in the applicable Final Terms, the principal financial centre of any country shall be as provided in the ISDA Definitions (except in the case of Australia and New Zealand, where the principal financial centre will be Sydney or Auckland, respectively); and

(3)	a day on which the ICSDs and any other relevant clearing system is open for general business.

(c)	Times given can be modified upon the mutual agreement of the Purchaser, the Agent and the Issuer.

(d)
If at any time the Agent is notified by the Issuer or the relevant Stock Exchange that the listing of a Series of Notes has been refused or otherwise will not take place, the Agent shall immediately notify the Issuer, the Dealer and all the relevant Purchaser(s) (if not the Dealer).

(e)
If any final terms or information to be included in the applicable Final Terms constitute “significant new factors” and consequently trigger the need for a supplement to the Offering Circular under Article 16 of the Prospectus Directive the timings outlined above will change as the Final Terms will need to be approved by the relevant authority as a supplement, which can take up to seven working days.

(f)	Where a clearing system other than Euroclear or Clearstream, Luxembourg are used for an issue, references to the ICSDs shall be interpreted accordingly.

ANNEX B TO APPENDIX D

FORM OF FINAL TERMS

Part A

FORM OF FINAL TERMS IN CONNECTION WITH ISSUES OF NOTES WITH A DENOMINATION OF AT LEAST €50,000 (OR EQUIVALENT) TO BE ADMITTED TO TRADING ON AN EEA REGULATED MARKET

Final Terms

Dated [         ]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]
Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

under the €40,000,000,000
Euro Medium Term Note Programme
PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth under “Terms and Conditions of the Notes” in the Prospectus dated 28th September, 2007 [and the Supplementary Prospectus dated [         ]](1)  which [together] constitute[s] a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus [as so supplemented], including all documents incorporated by reference therein.  Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Prospectus [as so supplemented].  The Prospectus [and the Supplementary Prospectus] [is] [are] available for viewing and copies may be obtained from the principal office in London, England of The Bank of New York, the issuing and principal paying agent for the Notes, at One Canada Square, London E14 5AL and at www.londonstockexchange.com.(2)

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs. Italics denote guidance for completing the Final Terms.]

[When completing any Final Terms, or adding any other final terms or information, consideration should be given as to whether such terms or information constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.]

1.	(i)	Issuer:	[ ] (the “Issuer”)
	(ii)	Credit Support Providers	Toyota Motor Corporation Toyota Financial Services Corporation
2.	[(i)]	Series Number:	[ ]
	[(ii)]	Tranche Number:	[Delete if not applicable]
(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible)
3.	Specified Currency (or Currencies in the case of Dual Currency Notes):		[ ]
4.	Aggregate Nominal Amount of Notes:		[ ]
	[(i)]	Series:	[ ] [Delete if not applicable]
	[(ii)]	Tranche:	[ ] [Delete if not applicable]
5.	Issue Price :		[ ] per cent. of the Aggregate Nominal Amount of Notes [plus accrued interest from [insert date] (in the case of fungible issues only, if applicable)]
6.	(i)	Specified Denominations:	[ ] (3) [ ]
(If the specified denomination is expressed to be €50,000 or its equivalent and multiples of a lower nominal amount (e.g. €1,000) insert the following sample wording:

“€50,000 and integral multiples of [€1,000] in excess thereof up to and including [€99,000].  No Notes in definitive form will be issued with a denomination above [€99,000].”)
N.B. Notes with “€50,000 + €1,000” denominations cannot be issued by TMCC.

(N.B. If an issue of Notes is: (i) NOT admitted to trading on an European Economic Area exchange; and (ii) only offered in the EEA in circumstances where a prospectus is not required to be published under the Prospectus Directive the €50,000 minimum denomination is not required.)

(N.B.  With respect to Notes with maturities at issuance of 183 days or less:  if relying on United States Treasury Regulation section 1.6049-5(b)(10) to avoid withholding tax and reporting requirements, the face amount or principal amount must be the equivalent to or greater than U.S.$500,000, as determined on the spot rate on the date of issuance.)

	(ii)	Calculation Amount:	[ ]
(If there is only one Specified Denomination, insert the Specified Denomination.

If there is more than one Specified Denomination (e.g. Specified Denominations of €50,000 and multiples of €1,000), insert the highest common factor of those Specified Denominations. N.B. there must be a common factor in the case of two or more Specified Denominations)
N.B. Notes with “€50,000 + €1,000” denominations cannot be issued by TMCC

7.	(i)	Issue Date:	[ ]
	(ii)	Interest Commencement Date:	[Specify: Issue Date/Not Applicable]
8.	Maturity Date:		[Specify date or (for Floating Rate Notes) Interest Payment Date falling in or nearest to the relevant month and year]
9.	Interest Basis
[[         ] per cent. Fixed Rate]
[[Specify reference rate] +/–  [         ] per cent. Floating Rate]
[Zero Coupon]
[Index Linked Interest]
[Range Accrual Interest]
[Dual Currency Interest]
[Other (specify)]
(further particulars specified below)

10.	Redemption/Payment Basis: (4)		[Redemption at par] [Index Linked Redemption] [Dual Currency] [Partly Paid] [Instalment] [Other (specify)]
11.	Change of Interest Basis or Redemption/Payment Basis		[Specify details of any provision for convertibility of Notes into another Interest Basis or Redemption/Payment Basis]
12.	Investor Put/Issuer Call Options:		[Investor Put Option] [Issuer Call Option] [(further particulars specified below)] [Not Applicable]
13.	(i)	Status of the Notes:	Senior
	(ii)	Nature of the Credit Support:	See “Relationship of TFS and the Issuers with the Parent” in the Prospectus dated 28th September, 2007
	(iii)	[Date [Board] approval for issuance of Notes obtained:]	[See “General Information—Authorisation” section of the Prospectus dated 28th September, 2007 for the relevant board approval dates for the Programme]
(Where Board (or similar) authorisation is required for the particular tranche of Notes or related Credit Support) [ ] [and [ ], respectively]
14.	Method of distribution:		[Syndicated/Non-syndicated]
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
15.	Fixed Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Fixed Rate[(s)] of Interest:	[ ] per cent. per annum [payable [annually/semi-annually/quarterly/monthly/other (specify)] in arrear on each Interest Payment Date]
	(ii)	Interest Payment Date(s):	[ ] in each year, commencing on [ ], to and [ ] [adjusted in accordance with [specify Business Day Convention and any Applicable Business Centre(s) for the definition of “Business Day”]/not adjusted]
	(iii)	Fixed Coupon Amount[(s)]: (Applicable to Notes in definitive form or “Uridashi Notes”)
[         ] per Calculation Amount payable [annually/semi-annually/quarterly/monthly]
[N.B. If Uridashi Notes specify “This Fixed Coupon Amount applies if the Fixed Rate Notes are represented by a global Note or are in definitive form”]

	(iv)	Broken Amount(s): (Applicable to Notes in definitive form or “Uridashi Notes”)
[         ] per Calculation Amount  payable on the Interest Payment Date falling [in/on] [         ]
[Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount[(s)]
[N.B. If Uridashi Notes specify “This Broken Amount applies if the Fixed Rate Notes are represented by a global Note or are in definitive form”]

	(v)	Fixed Day Count Fraction:	[30/360] or [Actual/Actual (ICMA/ISDA)] or [Actual/360] or [30E/360] or [Eurobond Basis] or [other (specify)]
	(vi)	Determination Date(s):
[         ] in each year (insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. (N.B. This will need to be amended in the case of regular interest periods which are not of equal duration.) N.B. Only relevant where the Fixed  Day Count Fraction is Actual/Actual (ICMA))
[Not Applicable]

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[Not Applicable/give details]
16.	Floating Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Specified Period(s):	[ ]
	(ii)	Specified Interest Payment Dates:	[ ]
	(iii)	First Interest Payment Date:	[ ]
	(iv)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]
	(v)	Applicable Business Centre(s) for purposes of “Business Day” definition:	[London/specify others]
	(vi)	Manner in which the Rate(s) of Interest and Interest Amount(s) is/are to be determined:	[Screen Rate Determination/ISDA Determination/other (give details – e.g. Range Accrual Notes)]
	(vii)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Agent):	[ ]
	(viii)	Screen Rate Determination:
		- Reference Rate:	[ ] (Either LIBOR, EURIBOR or other, although additional information may be required if other – including any amendment to fallback provisions in Condition 4(b)(iv))
		- Interest Determination Date(s):	[Same as Condition 4(b)(iv)(F)/specify other]
		- Relevant Screen Page:	[ ]
(In the case of EURIBOR, if not Reuters Page EURIBOR01, ensure it is a page which shows a composite rate)
	(ix)	ISDA Determination:
		- Floating Rate Option:	[ ]
		- Designated Maturity:	[ ]
		- Reset Date:	[ ]
	(x)	Margin(s):	[+/-][ ] per cent. per annum
	(xi)	Minimum Rate of Interest:	[ ] per cent. per annum
	(xii)	Maximum Rate of Interest	[ ] per cent. per annum
	(xiii)	Day Count Fraction:	[Actual/365 Actual 365 (Fixed) Actual/365 (Sterling) Actual/360 30/360, 360/360, Bond Basis 30E/360 Other] (See Condition 4(b)(vi) for alternatives)
	(xiv)	Fall back provisions, rounding provisions, and any other terms relating to the method of calculating interest on Floating Rate Notes, including if different from those set out in the Conditions:
[         ]
(Give details.  For example, if the Interest Period(s) shall be adjusted/unadjusted)
[N.B. If Uridashi Notes or if  calculation on a “per denomination” basis is required for other reasons, specify “While the Floating Rate Notes are represented by a global Note, for each relevant Interest Period, apply the Rate of Interest to the Calculation Amount pursuant to Condition 4(b)(vi)(C)”]

17.	Zero Coupon Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]
	(iii)	Any other formula/basis of determining amount payable:	[ ]
	(iv)	Business Day Convention:	[Following Business Day Convention/ Modified Following Business Day Convention/specify other]
	(v)	Applicable Business Centres for purposes of “Business Day” Definition:	[London/specify others]
	(vi)	Party responsible for calculating the amount due (if not the Agent):	[ ]
18.	Index Linked Interest Note/other variable-linked interest Note Provisions(4)		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Index/Formula/other variable:	[give or annex details]
	(ii)	Party responsible for calculating the principal and/or interest due (if not the Agent):	[ ]
	(iii)	Provisions for determining Coupon where calculated by reference to Index and/or Formula and/or other variable:	[ ]
	(iv)	Interest Determination Date(s):	[ ]
	(v)	Provisions for determining Coupon where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or otherwise disrupted:	[Include a description of market disruption or settlement disruption events and adjustment provisions, if applicable]
	(vi)	Interest Period(s) or other calculation period(s):
[         ]
[N.B. If Uridashi Notes specify “While the Floating Rate Notes are represented by a global Note, for each relevant Interest Period, apply the Rate of Interest to the Calculation Amount pursuant to Condition 4(b)(vi)(C)”]

	(vii)	Determination Date(s):	[give or annex details]
	(viii)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]
	(ix)	Applicable Business Centre(s) for purposes of “Business Day” Definition	[London/specify others]
	(x)	Minimum Rate of Interest/ Interest Amount:	[ ] per cent. per annum
	(xi)	Maximum Rate of Interest/ Interest Amount:	[ ] per cent. per annum
	(xii)	Day Count Fraction:	[ ]
19.	Dual Currency Note Provisions(4)		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Rate of Exchange/method of calculating Rate of Exchange:	[give or annex details]
	(ii)	Party, if any, responsible for calculating the principal and/or interest due (if not the Agent):	[ ]
	(iii)	Provisions applicable where calculation by reference to Rate of Exchange is impossible or impracticable:	[ ]
	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]
	(v)	Determination Date(s):	[give or annex details]
PROVISIONS RELATING TO REDEMPTION
20.	Issuer Call Option		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount
	(iii)	If redeemable in part:
		(a)Minimum Redemption Amount:	[ ] per Calculation Amount
		(b)Maximum Redemption Amount:	[ ] per Calculation Amount
	(iv)	The applicable period of notice to Noteholders (if different from that set out in the Conditions):(5)	[Same as Condition 6(d)/specify other]
	(v)	The applicable period of notice to the Agent (if different from that set out in the Conditions):(5)	[Same as Condition 6(d)/specify other]
21.	Investor Put Option		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount
	(iii)	Notice period (if other than as set out in the Conditions): (5)	[Same as Condition 6(e)/specify other]
	(iv)	Other details:	[ ]
22.	Final Redemption Amount of each Note (4)		[ ] per Calculation Amount/[other (give details)/see Appendix]/[Par]
	In cases where the Final Redemption Amount is Index Linked or other variable-linked:		[Applicable/Not Applicable] (If not Index Linked or other variable-linked, delete the remaining sub-paragraphs of this paragraph)
	(i)	Index/Formula/variable:	[give or annex details]
	(ii)	Party, if any, responsible for calculating the Final Redemption Amount (if not the Agent):	[ ]
	(iii)	Provisions for determining the Final Redemption Amount where calculated by reference to Index and/or Formula and/or other variable:	[ ]
	(iv)	Determination Date(s):	[ ]
	(v)	Provisions for determining Final Redemption Amount where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or otherwise disrupted:	[ ]
	(vi)	Payment Date:	[Include details if payments are made other than on the Maturity Date]
	(vii)	Minimum Final Redemption Amount:	[ ] per Calculation Amount
	(viii)	Maximum Final Redemption Amount:	[ ] per Calculation Amount
23.	Early Redemption Amount:

Early Redemption Amount of each Note payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):
[ ] per Calculation Amount/[other (give details)/see Appendix]/[Par]
GENERAL PROVISIONS APPLICABLE TO THE NOTES
24.	Form of Notes:		Bearer Notes:

[A Temporary Global Note in bearer form without Coupons will be deposited with a common depositary or, as the case may be, a common safekeeper for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about [the Issue Date/specify other date]. The Temporary Global Note is exchangeable for a Permanent Global Note in bearer form not earlier than the date that is 40 days following completion of the distribution of the Notes and upon certification of non-U.S. beneficial ownership.]

[A Temporary Global Note exchangeable for security printed definitive Notes on and after the Exchange Date.]

[A Permanent Global Note is exchangeable in whole, but not in part, for security printed definitive Notes (a) at the request of the relevant Issuer;] (b) [upon the Noteholders instructing Euroclear, Clearstream, Luxembourg or any other agreed clearing system in which such Permanent Global Note is being held to give at least 60 days’ written notice to the Agent[, subject to the payment of costs in connection with the printing and distribution of definitive Notes]/[(free of charge)]; and/or (c)] (free of charge) upon the occurrence of an Exchange Event (as described in “Form of the Notes” in the Prospectus dated 28th September, 2007).]

[N.B. TMF, TCCI and TFA only: in respect of Notes with “€50,000 + €1,000” denominations, global Notes can only be exchangeable for definitive Notes upon an Exchange Event. TMCC cannot issue Notes with “€50,000 + €1,000” denominations.][A Permanent Global Note is exchangeable (free of charge) in whole, but not in part for security printed definitive Notes only upon the occurrence of an Exchange Event (as described in “Form of the Notes” in the Prospectus dated 28th September, 2007).]

[Registered Global Note exchangeable (free of charge) for security printed definitive Notes only upon an Exchange Event (as defined in the Registered Global Note)] (N.B. Only TCCImay issue Registered Notes)

25.	New Global Note:		[Yes][No] [N.B. TFA cannot issue Notes which are New Global Notes.]
26.	Applicable Business Centre(s) or other special provisions relating to Payment Dates:		[London/give details] (Note that this item relates to the place of payment and not Interest Period end dates to which items 15(ii), 16(v) and 18(ix) relate)
27.	Talons for future Coupons or Receipts to be attached to definitive Notes (and dates on which such Talons mature):		[Yes/No. If yes, give details]
28.
Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:
[Not Applicable/give details]
29.	Details relating to Instalment Notes:		[Not Applicable/give details]
	(i)	Instalment Amount(s):	[ ]
	(ii)	Instalment Date(s):	[ ]
30.	Whether the Notes will be subject to redenomination or exchange into euros:		[Yes/No](If yes, specify the applicable terms in full)
31.	Further issues and consolidation provisions:
The Issuer may from time to time, without the consent of the holders of Notes, Receipts or Coupons of this Series, create and issue further Notes of this Series having the same terms and conditions as the Notes (or the same terms and conditions save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price) so that the same shall be consolidated and form a single Series with the outstanding Notes and references in the Conditions to the “Notes” shall be construed accordingly

32.	Other final terms or special conditions:
[Give details]
Negative Pledge covenant set out in Condition 3 is [Not Applicable][Applicable]
(For Notes issued by TCCI in Canada, specify if Condition 7 is not applicable and set out any taxation of payment provisions other than as set out in Condition 7)

(When adding any other final terms consideration should be given as to whether such terms constitute “significant new factors and consequently trigger the need for a Supplementary Prospectus  under Article 16 of the Prospectus Directive)

DISTRIBUTION
33.	(i)	If syndicated, names of Managers:	[Not Applicable/give details]
	(ii)	Stabilising Manager (if any)	[Not Applicable/give name]
34.	If non-syndicated, name of relevant Dealer/Purchaser:		[Not Applicable/give name]
35.	U.S. Selling Restrictions:		[Reg. S Compliance Category; TEFRA D/TEFRA C/TEFRA rules not applicable]
35.	Additional selling restrictions
Selling restrictions, including those applicable to the United States, United Kingdom, European Economic Area, Japan, The Netherlands, Canada, Australia and Switzerland are set out in the Prospectus dated 28th September, 2007 and Appendix 2 of the Amended and Restated Programme Agreement dated 28th September, 2007 [and the Syndicate Purchase Agreement dated [      ], among the Managers and the Issuer][Add additional country-specific selling restrictions]

[PURPOSE OF FINAL TERMS
These Final Terms comprise the final terms required for issue and admission to trading on the [London Stock Exchange’s Gilt Edged and Fixed Interest Market/specify other relevant regulated market] of the Notes described herein pursuant to the €40,000,000,000 Euro Medium Term Note Programme of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation.]

RESPONSIBILITY
The Issuer accepts responsibility for the information contained in these Final Terms. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:
By:……………………………………………………..
Duly authorised cc: The Bank of New York

PART B – OTHER INFORMATION

1.LISTING
(i)	Admission to trading:
[Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on [the London Stock Exchange’s Gilt Edged and Fixed Interest Market][other/specify details] with effect from [       ].  [Other] [Not Applicable.]
(Where documenting a fungible issue need to indicate that original securities are already admitted to trading)

(ii)	Estimate of total expenses related to admission to trading:	[ ]
2.RATINGS
Programme Ratings:	For information on Programme Ratings see “General Information—Credit Ratings” in the Prospectus dated 28th September, 2007. [The Notes to be issued have been rated:
[S & P: [ ]]
[Moody’s: [ ]
[[Other]: [ ]]
[Need to include a brief explanation of the meaning of the ratings if an explanation different from that contained in the Prospectus has previously been published by the rating provider]
(The above disclosure should reflect the rating allocated to particular Notes where the issue has been specifically rated)

3.[INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE/OFFER]
Need to include a description of any interest, including conflicting ones, that is material to the issue/offer, detailing the persons involved and the nature of the interest.  May be satisfied by the inclusions of the following statement:
“Save as discussed in “Subscription and Sale” in the Prospectus dated 28th September, 2007,  so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.” [Amend as appropriate if there are other interests]
[When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a Supplementary Prospectus under Article 16 of the Prospectus Directive.]

4.REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
[(i)Reasons for the offer:
As set out in “Use of Proceeds” in the Prospectus dated 28th September, 2007
(See “Use of Proceeds” wording in Offering Circular – if reasons for offer different from making profit and/or hedging certain risks will need to include those reasons here)

[(ii)]Estimated net proceeds:
[         ] ([before[/[after] deduction of estimated expenses]
(If proceeds are intended for more than one use will need to split out and present in order of priority. If proceeds insufficient to fund all proposed uses state amount and sources of other funding)

[(iii)] Estimated total expenses:	[ ] [Include breakdown of expenses (e.g. legal fees)]

(N.B.: If the Notes are derivative securities to which Annex XII of the Prospectus Directive Regulation applies (i) above is required where the reasons for the offer are different from making profit and/or hedging certain risks and, where such reasons are inserted in (i), disclosure of net proceeds and total expenses at (ii) and (iii) above are also required)

5.Fixed Rate Notes only – YIELD
Indication of yield:
[         ]
[The yield is the internal rate of return of the cash flows over the duration of the Notes assuming an initial amount of [   ] per cent. and final amount of [   ] per cent.]
[Include alternative method of calculating yield in summary form.]
[As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield]
[Not applicable to unlisted Notes]

6.Index Linked or other variable-linked Notes only - PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE AND OTHER INFORMATION CONCERNING THE UNDERLYING AND POST ISSUANCE INFORMATION
[Need to include details of where past and future performance and volatility of the index/formula can be obtained.]
[Need to include a description of any market disruption or settlement disruption events that affect the underlying.]
[Need to include adjustment rules in relation to events concerning the underlying.]
[Where the underlying is (i) a security, need to include the name of the Issuer and the ISIN or other security identification code of the security, (ii) an index, need to include the name of the index and a description if composed by the Issuer and if the index is not composed by the Issuer need to include details of where the information about the index can be obtained, (iii) an interest rate, need to include a description of the interest rate, or (iv) a basket of underlyings, need to include disclosure of the relevant weightings of each underlying in the basket. Where the underlying does not fall within these categories need to include equivalent information.*]
[Give details][Not applicable]
[The Issuer intends to provide post-issuance information [specify what information will be reported and where it can be obtained] [does not intend to provide post-issuance information on the underlying]
[Not Applicable to unlisted Notes]

7.Dual Currency Notes only - PERFORMANCE OF RATE[S] OF EXCHANGE
[Need to include details of where past and future performance and volatility of the relevant rates can be obtained.]
[Need to include a description of any market disruption or settlement disruption events that affect the underlying.]
[Need to include adjustment rules in relation to events concerning the underlying.]
[Give details][Not Applicable]
[Not Applicable to unlisted Notes]

8.OPERATIONAL INFORMATION
(i)ISIN Code:	[Give details] [Not Applicable]
(ii)Common Code:	[Give details] [Not Applicable]
(iii)Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]
(iv)Delivery:	Delivery [against/free of] payment
(v)Names and addresses of additional Paying Agent(s) (if any):	[Give details][Not Applicable]
(vi)Notes to be held in a manner which would allow Eurosystem eligibility:
[Yes] [No]
[Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the international central securities depositaries as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.] [include this text if “yes” selected in which case the Notes must be issued in NGN form]

Notes:

(1)           Only include details of a Supplementary Offering Circular/Prospectus in which the Conditions have been amended for the purposes of all future issues under the Programme.

(2)           Article 14.2 of the Prospectus Directive provides that a Prospectus is deemed available to the public when, inter alia, made available (i) in printed form free of charge at the offices of the market on which securities are being admitted to trading; or (ii) at the registered office of the Issuer and at the offices of the financial intermediaries placing or selling the securities, including Paying Agents; or (iii) in an electronic form on the Issuer's website; or (iv) in an electronic form on the website of the regulated market where the admission to trading is sought. Article 16 of the Prospectus Directive requires that the same arrangements are applied to Supplementary Prospectuses.

(3)           Section 6: Where the Notes have a maturity of less than one year and the issue proceeds are to be accepted in the United Kingdom, such Notes will be subject to section 19 FSMA unless their denomination is £100,000 or more (or its equivalent in other currencies) and they are only issued to “professionals” within Article 9(2)(a) of the Financial Services and Markets Act (Regulated Activities) Order 2001.  Add the following language:

“Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by the Issuer in the United Kingdom or whose issue otherwise constitutes a contravention of section 19 FSMA and which have a maturity of less than one year must have a minimum redemption value of £100,000 (or its equivalent in other currencies).”

(4)           If the Final Redemption Amount is other than 100 per cent. of the nominal value, the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply and the Issuer will prepare and publish a supplement to the Prospectus.

(5)           If setting notice periods which are different to those provided in the terms and conditions, Issuers are advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and its fiscal agent.

*           Required for derivative securities to which Annex XII of the Prospectus Directive Regulation applies. See footnote  4 above.

ANNEX B TO APPENDIX D

FORM OF FINAL TERMS

Part B

FORM OF FINAL TERMS IN CONNECTION WITH ISSUES OF NOTES WITH A DENOMINATION OF LESS THAN €50,000 (OR EQUIVALENT) TO BE ADMITTED TO TRADING ON AN EEA REGULATED MARKET AND/OR OFFERED TO THE PUBLIC ON A NON-EXEMPT BASIS IN THE EEA

Final Terms

Dated [         ]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

under the €40,000,000,000

Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

[The Prospectus dated 28th September, 2007 referred to below (as completed by these Final Terms) has been prepared on the basis that, except as provided in sub-paragraph (ii) below, any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the Notes.  Accordingly, any person making or intending to make an offer of the Notes may only do so in:

(i)
circumstances in which no obligation arises for the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case in relation to such offer; or

(ii)
those Public Offer Jurisdictions mentioned in Paragraph 10 of Part B below, provided such person is one of the persons mentioned in Paragraph 10 of Part B below and that such offer is made during the Offer Period specified for such purposes therein.

Neither the Issuer nor any Dealer has authorised, nor do they authorise, the making of any offer of Notes in any other circumstances.]

[Include the above legend where a non-exempt offer of Notes is anticipated.]

[The Prospectus dated 28th September, 2007 referred to below (as completed by these Final Terms) has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the Notes.  Accordingly, any person making or intending to make an offer in that Relevant Member State of the Notes may only do so in circumstances in which no obligation arises for the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer.  Neither the Issuer nor any Dealer has authorised, nor do they authorise, the making of any offer of Notes in any other circumstances.]

[Include the above legend where only an exempt offer of Notes is anticipated.]

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth under “Terms and Conditions of the Notes” in the Prospectus dated 28th September, 2007 [and the Supplementary Prospectus dated [         ]](1) which [together] constitute[s] a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus [as so supplemented], including all documents incorporated by reference therein.  Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Prospectus [as so supplemented].  The Prospectus [and the Supplementary Prospectus] [is] [are] available for viewing and copies may be obtained from the principal office in London, England of The Bank of New York, the issuing and principal paying agent for the Notes, at One Canada Square, London E14 5AL and at www.londonstockexchange.com.(2)

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs. Italics denote guidance for completing the Final Terms.]

[When completing any Final Terms, or adding any other final terms or information, consideration should be given as to whether such terms or information constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.]

1.	(i)	Issuer:	[ ] (the “Issuer”)
	(ii)	Credit Support Providers	Toyota Motor Corporation Toyota Financial Services Corporation
2.	[(i)]	Series Number:	[ ]
	[(ii)]	Tranche Number:	[Delete if not applicable]
(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible)
3.	Specified Currency (or Currencies in the case of Dual Currency Notes):		[ ]
4.	Aggregate Nominal Amount of Notes:		[ ]
	[(i)]	Series:	[ ] [Delete if not applicable]
	[(ii)]	Tranche:	[ ] [Delete if not applicable]
5.	Issue Price :		[ ] per cent. of the Aggregate Nominal Amount of Notes [plus accrued interest from [insert date] (in the case of fungible issues only, if applicable)]
6.	(i)	Specified Denominations:	[ ] (3) [ ]
	(ii)	Calculation Amount:	[ ]
(If there is only one Specified Denomination, insert the Specified Denomination.

If there is more than one Specified Denomination insert the highest common factor of those Specified Denominations.  N.B. there must be a common factor in the case of two or more Specified Denominations)

7.	(i)	Issue Date:	[ ]
	(ii)	Interest Commencement Date:	[Specify: Issue Date/Not Applicable]
8.	Maturity Date:		[Specify date or (for Floating Rate Notes) Interest Payment Date falling in or nearest to the relevant month and year]
9.	Interest Basis
[[         ] per cent. Fixed Rate]
[[Specify reference rate] +/– [         ] per cent. Floating Rate]
[Zero Coupon]
[Index Linked Interest]
[Range Accrual Interest]
[Dual Currency Interest]
[Other (specify)]
(further particulars specified below)

10.	Redemption/Payment Basis: (4)		[Redemption at par] [Index Linked Redemption] [Dual Currency] [Partly Paid] [Instalment] [Other (specify)]
11.	Change of Interest Basis or Redemption/Payment Basis		[Specify details of any provision for convertibility of Notes into another Interest Basis or Redemption/Payment Basis]
12.	Investor Put/Issuer Call Options:		[Investor Put Option] [Issuer Call Option] [(further particulars specified below)] [Not Applicable]
13.	(i)	Status of the Notes:	Senior
	(ii)	Nature of the Credit Support:	See “Relationship of TFS and the Issuers with the Parent” in the Prospectus dated 28th September, 2007
	(iii)	[Date [Board] approval for issuance of Notes obtained:]
[See  “General Information—Authorisation” section of  the Prospectus dated 28th  September, 2007 for the relevant board approval dates for the Programme]
(Where Board (or similar) authorisation is required for the particular tranche of Notes or related Credit Support) [         ] [and [         ], respectively]

14.	Method of distribution:		[Syndicated/Non-syndicated]
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
15.	Fixed Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Fixed Rate[(s)] of Interest:	[ ] per cent. per annum [payable [annually/semi-annually/quarterly/monthly/other (specify)] in arrear on each Interest Payment Date]
	(ii)	Interest Payment Date(s):	[ ] in each year, commencing on [ ], to and [ ] [adjusted in accordance with [specify Business Day Convention and any Applicable Business Centre(s) for the definition of “Business Day”]/not adjusted]
	(iii)	Fixed Coupon Amount[(s)]: (Applicable to Notes in definitive form or “Uridashi Notes”)
[         ] per Calculation Amount payable [annually/semi-annually/quarterly/monthly]
[N.B. If Uridashi Notes specify “This Fixed Coupon Amount applies if the Fixed Rate Notes are represented by a global Note or are in definitive form”]

	(iv)	Broken Amount(s): (Applicable to Notes in definitive form or “Uridashi Notes”)
[         ] per Calculation Amount  payable on the Interest Payment Date falling [in/on] [         ]
[Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount[(s)]
[N.B. If Uridashi Notes specify “This Broken Amount applies if the Fixed Rate Notes are represented by a global Note or are in definitive form”]

	(v)	Fixed Day Count Fraction:	[30/360] or [Actual/Actual (ICMA/ISDA)] or [Actual/360] or [30E/360] or [Eurobond Basis] or [other (specify)]
	(vi)	Determination Date(s):
[         ] in each year (insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. (N.B. This will need to be amended in the case of regular interest periods which are not of equal duration.) N.B. Only relevant where the Fixed  Day Count Fraction is Actual/Actual(ICMA))
[Not Applicable]

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[Not Applicable/give details]
16.	Floating Rate Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Specified Period(s):	[ ]
	(ii)	Specified Interest Payment Dates:	[ ]
	(iii)	First Interest Payment Date:	[ ]
	(iv)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]
	(v)	Applicable Business Centre(s) for purposes of “Business Day” definition:	[London/specify others]
	(vi)	Manner in which the Rate(s) of Interest and Interest Amount(s) is/are to be determined:	[Screen Rate Determination/ISDA Determination/other (give details – e.g. Range Accrual Notes)]
	(vii)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Agent):	[ ]
	(viii)	Screen Rate Determination:
		- Reference Rate:	[ ] (Either LIBOR, EURIBOR or other, although additional information may be required if other – including any amendment to fallback provisions in Condition 4(b)(iv))
		- Interest Determination Date(s):	[Same as Condition 4(b)(iv)(F)/specify other]
		- Relevant Screen Page:	[ ]
(In the case of EURIBOR, if not Reuters Page EURIBOR01, ensure it is a page which shows a composite rate)
	(ix)	ISDA Determination:
		- Floating Rate Option:	[ ]
		- Designated Maturity:	[ ]
		- Reset Date:	[ ]
	(x)	Margin(s):	[+/-][ ] per cent. per annum
	(xi)	Minimum Rate of Interest:	[ ] per cent. per annum
	(xii)	Maximum Rate of Interest	[ ] per cent. per annum
	(xiii)	Day Count Fraction:	[Actual/365 Actual 365 (Fixed) Actual/365 (Sterling) Actual/360 30/360, 360/360, Bond Basis 30E/360 Other] (See Condition 4(b)(vi) for alternatives)
	(xiv)	Fall back provisions, rounding provisions, and any other terms relating to the method of calculating interest on Floating Rate Notes, including if different from those set out in the Conditions:
[         ] (Give details.  For example, if the Interest Period(s) shall be adjusted/ unadjusted)
[N.B. If Uridashi Notes or if  calculation on a “per denomination” basis is required for other reasons, specify “While the Floating Rate Notes are represented by a global Note, for each relevant Interest Period, apply the Rate of Interest to the Calculation Amount pursuant to Condition 4(b)(vi)(C)”]

17.	Zero Coupon Note Provisions		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]
	(iii)	Any other formula/basis of determining amount payable:	[ ]
	(iv)	Business Day Convention:	[Following Business Day Convention/Modified Following Business Day Convention/specify other]
	(v)	Applicable Business Centres for purposes of “Business Day” Definition:	[London/specify others]
	(vi)	Party responsible for calculating the amount due (if not the Agent):	[ ]
18.	Index Linked Interest Note/other variable-linked interest Note Provisions(4)		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Index/Formula/other variable:	[give or annex details]
	(ii)	Party responsible for calculating the principal and/or interest due (if not the Agent):	[ ]
	(iii)	Provisions for determining Coupon where calculated by reference to Index and/or Formula and/or other variable:	[ ]
	(iv)	Interest Determination Date(s):	[ ]
	(v)	Provisions for determining Coupon where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or otherwise disrupted:	[need to include a description of market disruption or settlement disruption events and adjustment provisions]
	(vi)	Interest Period(s) or other calculation period(s):
[         ]
[N.B. If Uridashi Notes specify “While the Floating Rate Notes are represented by a global Note, for each relevant Interest Period, apply the Rate of Interest to the Calculation Amount pursuant to Condition 4(b)(vi)(C)”]

	(vii)	Determination Date(s):	[give or annex details]
	(viii)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]
	(ix)	Applicable Business Centre(s) for purposes of “Business Day” Definition	[London/specify others]
	(x)	Minimum Rate of Interest/ Interest Amount:	[ ] per cent. per annum
	(xi)	Maximum Rate of Interest/ Interest Amount:	[ ] per cent. per annum
	(xii)	Day Count Fraction:	[ ]
19.	Dual Currency Note Provisions(4)		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Rate of Exchange/method of calculating Rate of Exchange:	[give or annex details]
	(ii)	Party, if any, responsible for calculating the principal and/or interest due (if not the Agent):	[ ]
	(iii)	Provisions applicable where calculation by reference to Rate of Exchange is impossible or impracticable:	[ ]
	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]
	(v)	Determination Date(s):	[give or annex details]
PROVISIONS RELATING TO REDEMPTION
20.	Issuer Call Option		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount
	(iii)	If redeemable in part:
		(a) Minimum Redemption Amount:	[ ] per Calculation Amount
		(b) Maximum Redemption Amount:	[ ] per Calculation Amount
	(iv)	The applicable period of notice to Noteholders (if different from that set out in the Conditions):(5)	[Same as Condition 6(d)/specify other]
	(v)	The applicable period of notice to the Agent (if different from that set out in the Conditions):(5)	[Same as Condition 6(d)/specify other]
21.	Investor Put Option		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount
	(iii)	Notice period (if other than as set out in the Conditions): (5)	[Same as Condition 6(e)/specify other]
	(iv)	Other details:	[ ]
22.	Final Redemption Amount of each Note (4)		[ ] per Calculation Amount/[other (give details)/see Appendix]/[Par]
	In cases where the Final Redemption Amount is Index Linked or other variable-linked:		[Applicable/Not Applicable] (If not Index Linked or other variable-linked, delete the remaining sub-paragraphs of this paragraph)
	(i)	Index/Formula/variable:	[give or annex details]
	(ii)	Party, if any, responsible for calculating the Final Redemption Amount (if not the Agent):	[ ]
	(iii)	Provisions for determining the Final Redemption Amount where calculated by reference to Index and/or Formula and/or other variable:	[ ]
	(iv)	Determination Date(s):	[ ]
	(v)	Provisions for determining Final Redemption Amount where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or otherwise disrupted:	[ ]
	(vi)	Payment Date:	[Include details if payments are made other than on the Maturity Date]
	(vii)	Minimum Final Redemption Amount:	[ ] per Calculation Amount
	(viii)	Maximum Final Redemption Amount:	[ ] per Calculation Amount
23.	Early Redemption Amount:

Early Redemption Amount of each Note payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):
[ ] per Calculation Amount/[other (give details)/see Appendix]/[Par]
GENERAL PROVISIONS APPLICABLE TO THE NOTES
24.	Form of Notes:		Bearer Notes:

[A Temporary Global Note in bearer form without Coupons will be deposited with a common depositary or, as the case may be, a common safekeeper for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”) on or about [         ]. The Temporary Global Note is exchangeable for a Permanent Global Note in bearer form not earlier than the date that is 40 days following completion of the distribution of the Notes and upon certification of non-U.S. beneficial ownership.]

[A Temporary Global Note exchangeable for security printed definitive Notes on and after the Exchange Date.]

[A Permanent Global Note is exchangeable in whole, but not in part, for security printed definitive Notes (a) at the request of the relevant Issuer; (b) [upon the Noteholders instructing Euroclear, Clearstream, Luxembourg or any other agreed clearing system in which such Permanent Global Note is being held to give at least 60 days’ written notice to the Agent[, subject to the payment of costs in connection with the printing and distribution of definitive Notes]/ [(free of charge)]; and/or (c)] (free of charge) upon the occurrence of an Exchange Event (as described in “Form of the Notes” in the Prospectus dated 28th September, 2007).]

[Registered Global Note exchangeable (free of charge) for security printed definitive Notes only upon an Exchange Event (as defined in the Registered Global Note)] (N.B. Only TCCImay issue Registered Notes)

25.	New Global Note:		[Yes][No] [N.B. TFA cannot issue Notes which are New Global Notes.]
26.	Applicable Business Centre(s) or other special provisions relating to Payment Dates:		[London/give details] (Note that this item relates to the place of payment and not Interest Period end dates to which items 15(ii), 16(v) and 18(ix) relate)
27.	Talons for future Coupons or Receipts to be attached to definitive Notes (and dates on which such Talons mature):		[Yes/No. If yes, give details]
28.
Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:
[Not Applicable/give details]
29.	Details relating to Instalment Notes:		[Not Applicable/give details]
	(i)	Instalment Amount(s):	[ ]
	(ii)	Instalment Date(s):	[ ]
30.	Whether the Notes will be subject to redenomination or exchange into euros:		[Yes/No](If yes, specify the applicable terms in full)
31.	Further issues and consolidation provisions:
The Issuer may from time to time, without the consent of the holders of Notes, Receipts or Coupons of this Series, create and issue further Notes of this Series having the same terms and conditions as the Notes (or the same terms and conditions save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price) so that the same shall be consolidated and form a single Series with the outstanding Notes and references in the Conditions to the “Notes” shall be construed accordingly

32.	Other final terms or special conditions:
[Give details]
Negative Pledge covenant set out in Condition 3 is [Not Applicable][Applicable]
(For Notes issued by TCCI in Canada, specify if Condition 7 is not applicable and set out any taxation of payment provisions other than as set out in Condition 7)

(When adding any other final terms consideration should be given as to whether such terms constitute “significant new factors and consequently trigger the need for a Supplementary Prospectus  under Article 16 of the Prospectus Directive.)

DISTRIBUTION
33.	(i)	If syndicated, names [and addresses] of Managers [and underwriting commitments]:
[Not Applicable/give details [and addresses and underwriting commitments]]
(Include names and addresses of entities agreeing to underwrite the issue on a firm commitment basis and names and addresses of the entities agreeing to place the issue without a firm commitment or on a “best efforts” basis if such entities are not the same as the Managers)

	(ii)	Date of Syndicate Purchase Agreement:	[ ]
	(iii)	Stabilising Manager (if any)	[Not Applicable/give name]
34.	If non-syndicated, name [and address] of relevant Dealer/Purchaser:		[Not Applicable/give name [and address]]
35.	Total commission and concession:		[[ ] per cent. of the Aggregate Nominal Amount of Notes]/[See Paragraph 10 of Part B below]
36.	U.S. Selling Restrictions:		[Reg. S Compliance Category; TEFRA D/TEFRA C/TEFRA rules not applicable]
37.	Non-exempt Offer:		[Not Applicable]/[Applicable – see Paragraph 10 of Part B below]
38.	Additional selling restrictions
Selling restrictions, including those applicable to the United States, United Kingdom, the European Economic Area, Japan, The Netherlands, Canada, Australia and Switzerland are set out in the Prospectus 28th September, 2007 and Appendix 2 of the Amended and Restated Programme Agreement dated 28th September, 2007 [and the Syndicate Purchase Agreement dated [      ], among the Managers and the Issuer][Add additional country-specific selling restrictions]

[PURPOSE OF FINAL TERMS
These Final Terms comprise the final terms required for issue and admission to trading on the [London Stock Exchange’s Gilt Edged and Fixed Interest Market/specify other relevant regulated market] of the Notes described herein pursuant to the €40,000,000,000 Euro Medium Term Note Programme of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation.]

RESPONSIBILITY
The Issuer accepts responsibility for the information contained in these Final Terms. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:
By:……………………………………………………..
Duly authorised cc: The Bank of New York

PART B – OTHER INFORMATION

1.LISTING

[Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on [the London Stock Exchange’s Gilt Edged and Fixed Interest Market][other/specify details] with effect from [       ].  [Other] [Not Applicable.]
(Where documenting a fungible issue need to indicate that original securities are already admitted to trading.)

2.RATINGS
Programme Ratings:			For information on Programme Ratings see “General Information—Credit Ratings” in the Prospectus dated 28th September, 2007. [The Notes to be issued have been rated:
[S & P: [ ]]
[Moody’s: [ ]
[[Other]: [ ]]
[Need to include a brief explanation of the meaning of the ratings if an explanation different from that contained in the Prospectus has previously been published by the rating provider]
(The above disclosure should reflect the rating allocated to particular Notes where the issue has been specifically rated)

3.[INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE/OFFER]
Need to include a description of any interest, including conflicting ones, that is material to the issue/offer, detailing the persons involved and the nature of the interest.  May be satisfied by the inclusions of the following statement:
“Save as discussed in “Subscription and Sale” in the Prospectus dated 28th September, 2007,  so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.” [Amend as appropriate if there are other interests]
[When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a Supplementary Prospectus under Article 16 of the Prospectus Directive.]

4.REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
[(i)Reasons for the offer:
As set out in “Use of Proceeds” in the Prospectus dated 28th September, 2007
(See “Use of Proceeds” wording in Offering Circular – if reasons for offer different from making profit and/or hedging certain risks will need to include those reasons here)

[(ii)]Estimated net proceeds:
[         ] ([before[/[after] deduction of estimated expenses]
(If proceeds are intended for more than one use will need to split out and present in order of priority. If proceeds insufficient to fund all proposed uses state amount and sources of other funding.)

[(iii)] Estimated total expenses:		[ ] [Include breakdown of expenses (e.g. legal fees)]

(N.B.: If the Notes are derivative securities to which Annex XII of the Prospectus Directive Regulation applies (i) above is required where the reasons for the offer are different from making profit and/or hedging certain risks and, where such reasons are inserted in (i), disclosure of net proceeds and total expenses at (ii) and (iii) above are also required)

5.Fixed Rate Notes only – YIELD
Indication of yield:
[         ]
[The yield is the internal rate of return of the cash flows over the duration of the Notes assuming an initial amount of [   ] per cent. and final amount of [   ] per cent.]
[Include alternative method of calculating yield in summary form.]
[As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield]
[Not applicable to unlisted Notes]

6. Floating Rate Notes only - HISTORIC INTEREST RATES
Details of historic [LIBOR/EURIBOR/other] rates can be obtained from [Reuters] [Give other details][Not Applicable][Not Applicable to unlisted Notes]

7.Index Linked or other variable-linked Notes only - PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING AND POST ISSUANCE INFORMATION

[Need to include details of where past and future performance and volatility of the index/formula can be obtained.]
[Need to include a description of any market disruption or settlement disruption events that affect the underlying.]
[Need to include adjustment rules in relation to events concerning the underlying.]
[Need to include a clear and comprehensive explanation of how the value of the investment is affected by the underlying and the circumstances when the risks are most evident.]
[Where the underlying is (i) a security, need to include the name of the Issuer and the ISIN or other security identification code of the security, (ii) an index, need to include the name of the index and a description if composed by the Issuer and if the index is not composed by the Issuer need to include details of where the information about the index can be obtained, (iii) an interest rate, need to include a description of the interest rate, or (iv) a basket of underlyings, need to include disclosure of the relevant weightings of each underlying in the basket. Where the underlying does not fall within these categories need to include equivalent information.*]
[Give details][Not applicable]
[The Issuer intends to provide post-issuance information [specify what information will be reported and where it can be obtained] [does not intend to provide post-issuance information on the underlying]
[Not Applicable to unlisted Notes]

8.Dual Currency Notes only - PERFORMANCE OF RATE[S] OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT
[Need to include details of where past and future performance and volatility of the relevant rates can be obtained.]
[Need to include a description of any market disruption or settlement disruption events that affect the underlying.]
[Need to include adjustment rules in relation to events concerning the underlying.]
[Need to include a clear and comprehensive explanation of how the value of the investment is affected by the underlying and the circumstances when the risks are most evident.]
[Give details][Not Applicable]
[Not Applicable to unlisted Notes]

9.OPERATIONAL INFORMATION
(i) ISIN Code:		[Give details] [Not Applicable]
(ii) Common Code:		[Give details] [Not Applicable]
(iii)Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):		[Not Applicable/give name(s) and number(s)]
(iv)Delivery:		Delivery [against/free of] payment
(v)Names and addresses of additional Paying Agent(s) (if any):		[Give details][Not Applicable]
(vi)Notes to be held in a manner which would allow Eurosystem eligibility:
[Yes] [No]
[Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the international central securities depositaries as common safekeeper and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.] [include this text if “yes” selected in which case the Notes must be issued in NGN form]

10.	TERMS AND CONDITIONS OF THE PUBLIC OFFER (6)

The UK Listing Authority has provided the competent authorities in, inter alia, each of [Austria, Belgium, Finland, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Spain and Sweden [delete irrelevant ones/othersspecify](7) (together with the United Kingdom, the “Public Offer Jurisdictions”) with a certificate of approval attesting that the Prospectus has been drawn up in accordance with the Prospectus Directive.  Copies of these Final Terms will be provided to the competent authorities in the Public Offer Jurisdictions (save for the Austrian competent authority which has confirmed that it does not require such a copy).
The Issuer has agreed to allow the use of these Final Terms and the Prospectus by each of the Managers and any placers (authorised by any of the Managers) involved in the offer (the “Placers”) in connection with possible offers of the Notes to the public in the Public Offer Jurisdictions during the Offer Period.
Investors (as defined in the final paragraph on the first page of the Prospectus) intending to acquire or acquiring the Notes from any Offeror (as defined in the final paragraph on the first page of the Prospectus) should, as indicated in the legend, make appropriate enquiries as to whether that Offeror is acting in association with the Issuer.  Whether or not the Offeror is described as acting in association with the Issuer, the Issuer’s only relationship is with the Managers and the Issuer has no relationship with or obligation to, nor shall it have any relationship with or obligation to, an Investor, save as may arise under any applicable law or regulation.
The Issuer is only offering to and selling to the Managers pursuant to and in accordance with the terms of the Syndicate Purchase Agreement.(8)  All sales to persons other than the Managers will be made by the Managers or persons to whom they sell, and/or otherwise make arrangements with, including the Placers. The Issuer shall not be liable for any offers and/or sales of Notes to, or purchases of Notes by, Investors at any time (including during the Offer Period) (other than in respect of offers and sales to, and purchases of Notes by, the Managers and only then pursuant to the Syndicate Purchase Agreement) which are made by Managers or Placers or any other Offeror in accordance with the arrangements in place between any such Manager, Placer or other Offeror and its customers.  Any person selling Notes at any time during the Offer Period may not be a financial intermediary of the Issuer; any person selling Notes at any time after the Offer Period is not a financial intermediary of the Issuer.
Each of the Managers has acknowledged and agreed, and any Placer will be required by the Managers to acknowledge and agree, that for the purpose of offer(s) of the Notes the Issuer has passported the Prospectus into each of the Public Offer Jurisdictions and will not passport the Prospectus into any other European Economic Area Member State; accordingly, the Notes may only be publicly offered in Public Offer Jurisdictions during the Offer Period or offered to qualified investors (as defined in the Prospectus Directive) or otherwise in compliance with Article 3(2) of the Prospectus Directive in any other European Economic Area Member State pursuant to and in accordance with the Prospectus and the Final Terms (without modification or supplement); and that all offers of Notes by it will be made only in accordance with the selling restrictions set forth in the Prospectus and the provisions of these Final Terms and in compliance with all applicable laws and regulations, provided that no such offer of Notes shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive (or supplement a prospectus pursuant to Article 16 of the Prospectus Directive) or to take any other action in any jurisdiction other than as described above.

	(i)	Offer Period:
From the date of publication of these Final Terms being [         ], 200[ ] to [         ], [         ],(9) provided that the offer period will not commence in Germany until such time as the advertisement recommended by the competent authority in Germany has been duly published. (10)

	(ii)	Offer Price:
The Issuer has offered and will sell the Notes to the Managers (and no one else) at the Issue Price of [         ] per cent. less a total commission [and concession] of [         ] per cent. of the Aggregate Nominal Amount of Notes.  Managers and Placers will offer and sell the Notes to their customers in accordance with arrangements in place between each such Manager and its customers (including Placers) or each such Placer and its customers by reference to the Issue Price and market conditions prevailing at the time.

	(iii)	Conditions to which the offer is subject:
Offers of the Notes are conditional on their issue and are subject to such conditions as are set out in the Syndicate Purchase Agreement.  As between Managers and their customers (including Placers) or between Placers and their customers, offers of the Notes are further subject to such conditions as may be agreed between them and/or as is specified in the arrangements in place between them.

	(iv)	Description of the application process:
A prospective Noteholder will purchase the Notes in accordance with the arrangements in place between the relevant Manager and its customers or the relevant Placer and its customers, relating to the purchase of securities generally.  Noteholders (other than Managers) will not enter into any contractual arrangements directly with the Issuer in connection with the offer or purchase of the Notes.

	(v)	Description of possibility to reduce subscriptions and the manner for refunding excess amount paid by applicants:	Not Applicable
	(vi)	Details of the minimum and/or maximum amount of application (whether in number of Notes or aggregate amount to invest):
There are no pre-identified allotment criteria.  The Managers and the Placers will adopt allotment and/or application criteria in accordance with customary market practices and applicable laws and regulations and/or as otherwise agreed between them.

	(vii)	Method and time limits for paying up the Notes and for delivery of the Notes:
The Notes will be sold by the Issuer to the Managers on a delivery versus payment basis on the Issue Date.  Prospective Noteholders will be notified by the relevant Manager or Placer of their allocations of Notes and the settlement arrangements in respect thereof.

	(viii)	Manner and date in which results of the offer are to be made public:	Not Applicable
	(ix)	Procedure for exercise of any right of pre-emption, negotiability of subscription rights and treatment of subscription rights not exercised:	Not Applicable
	(x)	Details of any tranche(s) reserved for certain countries:	Not Applicable
	(xi)	Process for notification to applicants of the amount allotted and indication whether dealing may begin before notification is made:
Prospective Noteholders will be notified by the relevant Manager or Placer in accordance with the arrangements in place between such Managers or Placers and its customers. Any dealings in the Notes which take place will be at the risk of prospective Noteholders.

	(xii)	Amount of any expenses and taxes specifically charged to the Noteholders:	Not Applicable
	(xiii)	Name(s) and address(es), to the extent known to the Issuer, of the Placers in the various countries where the offer takes place:	[None known to the Issuer][specify] (11)

Notes:

(1)           Only include details of a Supplementary Offering Circular/Prospectus in which the Conditions have been amended for the purposes of all future issues under the Programme.

(2)           Article 14.2 of the Prospectus Directive provides that a Prospectus is deemed available to the public when, inter alia, made available (i) in printed form free of charge at the offices of the market on which securities are being admitted to trading; or (ii) at the registered office of the Issuer and at the offices of the financial intermediaries placing or selling the securities, including Paying Agents; or (iii) in an electronic form on the Issuer's website; or (iv) in an electronic form on the website of the regulated market where the admission to trading is sought. Article 16 of the Prospectus Directive requires that the same arrangements are applied to Supplementary Prospectuses.

(3)           Section 6: Where the Notes have a maturity of less than one year and the issue proceeds are to be accepted in the United Kingdom, such Notes will be subject to section 19 FSMA unless their denomination is £100,000 or more (or its equivalent in other currencies) and they are only issued to “professionals” within Article 9(2)(a) of the Financial Services and Markets Act (Regulated Activities) Order 2001.  Add the following language:

“Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by the Issuer in the United Kingdom or whose issue otherwise constitutes a contravention of section 19 FSMA and which have a maturity of less than one year must have a minimum redemption value of £100,000 (or its equivalent in other currencies).”

(4)           If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply and the Issuer will prepare and publish a supplement to the Prospectus.

(5)           If setting notice periods which are different to those provided in the terms and conditions, Issuers are advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and its fiscal agent.

(6)           Consider the circumstances in which the items specified below need to be completed or marked “Not Applicable” by reference to the requirement of the relevant home and/or host Member States where any non-exempt public offer is being made, in compliance with the Prospectus Directive, as implemented in such Member States.

(7)           Specify only the jurisdictions where public offers may be made.

(8)           Assumes a syndicated transaction.  If not a syndicated transaction – describe the dealer and the dealer agreement and replace references to Managers and Syndicate Purchase Agreement throughout.

(9)           Any period longer than the Issue Date needs to be negotiated in advance of mandate as that extends the period when supplements will be required to be made for new information.

(10)           Only required if Germany is included as a Public Offer Jurisdiction.

(11)           If the Issuer is unaware of the identity of the Placers then insert “none known to the Issuer”. Otherwise insert the names (and addresses) of those that are known and include the following reference “(other Placers may become involved but as at the date of these Final Terms these are the only ones known to the Issuer)”.

*           Required for derivative securities to which Annex XII of the Prospectus Directive Regulation applies. See footnote  4 above.

ANNEX C TO APPENDIX D
FORM OF PURCHASER’S CONFIRMATION TO THE ISSUER

[Date]

To:	[Toyota Motor Finance (Netherlands) B.V.]
[Toyota Credit Canada Inc.]

[Toyota Finance Australia Limited]

[Toyota Motor Credit Corporation]

c.c.	[AGENT]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED]
[TOYOTA MOTOR CREDIT CORPORATION]

[Title of relevant Tranche of Notes (specifying type of Notes)]

issued pursuant to the €40,000,000,000 Euro Medium Term Note Programme of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation

We hereby confirm the agreement for the issue to us of [describe issue] Notes due [   ] (the Notes) under the above Programme pursuant to the terms of issue set out in the Final Terms which we are faxing herewith.

In connection with our purchase of such Notes, we:

1.
agree with the Issuer for itself and as agent for the Dealers (each as defined in the Programme Agreement dated 28 September 2007 (the Programme Agreement), that we will be bound by the provisions of the Programme Agreement (a copy of which has been supplied to us), with the exception of Clauses 3 to 5 and 10 to 12 inclusive, as if we had been named as Dealer therein; and

2.
confirm that, where the Issuer authorises us to provide copies of documents and to make representations and statements in connection with the issue of Notes, such authorisation relates only to the documents, statements and representations in Clause 7 of the Programme Agreement, subject to the limitations contained in that Clause.

[The selling commission in respect of the Notes will be [     ] per cent. of the nominal amount of the Notes and will be deductible from the net proceeds of the issue.]

The Notes are to be credited to [Euroclear/Clearstream, Luxembourg] account number [               ] in the name of [Name of Purchaser].

[Insert if Final Terms relate to an Issue of Notes with a Specified Denomination of less than €50,000 (or its equivalent) to be admitted to trading on an EEA regulated market and/or offered on an exempt basis in the EEA

In addition, as set out in Appendix 2 of the Programme Agreement (and for the avoidance of doubt, the following provisions are Selling Restrictions with respect to the Notes and part of the Programme Agreement for the purposes of the issue of the Notes):

(a)
we represent and agree, that we have not offered or sold and we will not offer or sell, whether through financial intermediaries or otherwise, any such Notes to the public in any EEA Member State by means of the Offering Circular or Prospectus, the applicable Final Terms or any other document, other than to qualified investors (as defined in the Prospectus Directive);

(b)
we acknowledge that no action has been taken by the Issuer or any other person that would, or is intended to permit an offer to the public of any such Notes in any country or jurisdiction at any time where any such action for that purpose is required; and

(c)
we undertake that we will not, directly or indirectly, offer or sell any such Notes or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and all offers and sales of any such Notes by us will be made on the same terms, and provided that no such offer or sale of Notes by us, whether through financial intermediaries or otherwise, shall require the Issuer, us or any such financial intermediaries to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.]

[Unless otherwise defined in this letter, terms and expressions defined in the Agency Agreement shall have the same meanings in this letter, except where the context requires otherwise.]

This letter is governed by, and shall be construed in accordance with, the laws of England.

Please confirm your agreement to the terms of issue by signing and faxing to us a copy of the attached Final Terms.  Please also fax a copy of the Final Terms to the Agent.

For and on behalf of [Name of Purchaser]

By:	______________________

Authorised signatory

ANNEX D TO APPENDIX D

FORM OF THE ISSUER’S CONFIRMATION TO AGENT AND PURCHASERS

[Date]

To: The Bank of New York

and: [Name of Purchaser]

Toyota Motor Finance (Netherlands) B.V.
Toyota Credit Canada Inc.
Toyota Finance Australia Limited
Toyota Motor Credit Corporation
€40,000,000,000 Euro Medium Term Note Programme

We hereby confirm our telephone instruction to The Bank of New York as Agent to prepare, complete, authenticate and issue a Temporary Global Note and/or a Permanent Global Note in accordance with:

(a)	the information contained in the confirmation from [Name of Purchaser] (a copy of which is attached hereto); and

(b)	the terms of the Operating and Administrative Procedures Memorandum relating to the above Programme,

and to give instructions to Euroclear or Clearstream, Luxembourg to credit the account number [          ] of [Name of Purchaser] with [Euroclear/Clearstream, Luxembourg/other]* with the Notes represented by such [Temporary Global Note/Permanent Global Note] against payment to the account of The Bank of New York with [Euroclear/Clearstream, Luxembourg/other]* of [             ], being the net subscription price of such Notes.

[Toyota Motor Finance (Netherlands) B.V.]
[Toyota Credit Canada Inc.]
[Toyota Finance Australia Limited]
[Toyota Motor Credit Corporation]

By: _____________________________

[Form of Purchaser’s confirmation to be attached]

*	[Delete as appropriate]

ANNEX E TO APPENDIX D

TRADING DESK INFORMATION

The Issuers

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
Atrium, Strawinskylaan 3105
1077 ZX Amsterdam
The Netherlands
Telephone No: 31 20 406 4444
Fax No: 31 20 406 4555
Attention: Asako Sudo

TOYOTA CREDIT CANADA INC.
80 Micro Court, Suite 200
Markham
Ontario L3R 9Z5
Canada
Telephone No: 905 513 8200
Fax No: 905 513 8335
Attention: Executive Vice President

TOYOTA FINANCE AUSTRALIA LIMITED
Level 9, 207 Pacific Highway
St Leonards
NSW 2065
Australia
Telephone No: 61 2 9430 0000
Fax No: 61 2 9430 0913
Attention: Treasurer

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue
Torrance, California 90501
Telephone No: (310) 468-4001
Fax No: (310) 468-6194
Attention: Corporate Manager, Treasury

The Dealers

MERRILL LYNCH INTERNATIONAL Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ Telephone: 0207 995 3995 Telefax: 0207 995 2968 Attn: EMTN Trading and Distribution Desk	BARCLAYS BANK PLC 5 The North Colonnade Canary Wharf London E14 4BB Telephone: 0207 773 9090 Telefax: 0207 773 4876 Attn: MTN Dealers	BNP PARIBAS 10 Harewood Avenue London NW1 6AA Telephone: 0207 595 8601 Telefax: 0207 595 2555 Attn: MTN Desk
CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH Cottons Centre Cottons Lane London SE1 2QL Telephone: 0207 234 7185 Telefax: 0207 234 6083 Attn: Euro Medium Term Note Desk	CITIGROUP GLOBAL MARKETS LIMITED Citigroup Centre Canada Square Canary Wharf London E14 5LB Telephone: 0207 986 9050 Telefax: 0207 986 1929 Attn: MTN Desk	CREDIT SUISSE SECURITIES (EUROPE) LIMITED One Cabot Square Canary Wharf London E14 4QJ Telephone: 0207 888 4021 Telefax: 0207 905 6128 Attn: MTN Trading Desk
DAIWA SECURITIES SMBC EUROPE LIMITED 5 King William Street London EC4N 7AX Telephone: 020 7597 8000 Telefax: 020 7597 8644 Attn: Manager, Transaction Management	DEUTSCHE BANK AG, LONDON BRANCH Winchester House 1 Great Winchester Street London EC2N 2DB Telephone: 020 7545 2761 Telefax: 011 3336 2031 Attn: MTN Trading Desk	DRESDNER BANK AKTIENGESELLSCHAFT Jürgen-Ponto-Platz 1 D-60301 Frankfurt am Main Federal Republic of Germany Telephone: +49 69 71314853 Telefax: +49 69 7131 9812 Attn: MTN-Desk
GOLDMAN SACHS INTERNATIONAL Peterborough Court 133 Fleet Street London EC4A 2BB Telephone: 020 7774 1000 Telefax: 020 7774 5711 Attn: Euro Medium Term Note Desk	HSBC BANK PLC 8 Canada Square London E14 5HQ Telephone: 020 7991 8888 Telefax: 020 7992 4973 Attn: Transaction Management Group	J.P. MORGAN SECURITIES LTD. 125 London Wall London EC2Y 5AJ Telephone: 020 7779 3469 Telefax: 020 7777 9153 Attn: Euro Medium Term Note Desk
MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC 6 Broadgate London EC2M 2AA Telephone: 020 7628 5555 Telefax: 020 7577 2872 Attn: Legal Department, Transaction Management	MIZUHO INTERNATIONAL PLC Bracken House 1 Friday Street London EC4M 9JA Telephone: 020 7236 1090 Telefax: 020 7236 0484 Attn: MTN Trading Desk	MORGAN STANLEY & CO. INTERNATIONAL PLC 25 Cabot Square Canary Wharf London E14 4QA Telephone: 020 7677 7799 Telefax: 020 7677 7999 Attn: Debt Capital Markets-Head of Transaction Management Group
NOMURA INTERNATIONAL PLC Nomura House 1 St. Martin’s-le-Grand London EC1A 4NP Telephone: 020 7521 5652 Telefax: 020 7521 2616 Attn: MTN Trading	ROYAL BANK OF CANADA EUROPE LIMITED 71 Queen Victoria Street London EC4V 4DE Telephone: 020 7029 2031 Telefax: 020 7029 7927 Attn: Euro Medium Term Note Desk	THE TORONTO-DOMINION BANK Triton Court 14/18 Finsbury Square London EC2A 1DB Telephone: 020 7628 2262 Telefax: 020 7628 1054 Attn: Managing Director, Origination & Syndication
UBS LIMITED 100 Liverpool Street London EC2M 2RH Telephone: 020 7567 2479 Telefax: 020 7568 3349 Attn: MTNs and Private Placements

APPENDIX E
FORM OF THE NOTES

Each Tranche of Notes in bearer form will be initially issued in the form of a temporary global Note (a “Temporary Global Note”) or, if so specified in the applicable Final Terms, a permanent global Note (a “Permanent Global Note”) which, in either case, will:

(i)
if the global Notes are issued in new global note (“NGN”) form, as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to a common safekeeper (the “Common Safekeeper”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”); and

(ii)
if the global Notes are not issued in NGN form, as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to a common depositary (the “Common Depositary”) for Euroclear and Clearstream, Luxembourg,

without receipts, interest coupons or talons.

The applicable Final Terms will specify whether the Notes are to be held in a manner which will allow Eurosystem eligibility.  This means that the Notes are to be deposited with one of the international central securities depositaries as Common Safekeeper and not necessarily that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life.  Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

If the applicable Final Terms indicates that the global Note is a NGN, the nominal amount of the Notes represented by such global Notes will be the aggregate from time to time entered in the records of both Euroclear and Clearstream, Luxembourg. The records of Euroclear and Clearstream, Luxembourg (which expression in such Global Note means the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of each such customer’s interest in the Notes) will be conclusive evidence of the nominal amount of Notes represented by such Global Note and, for such purposes, a statement issued by Euroclear and/or Clearstream, Luxembourg, as the case may be, stating that the nominal amount of Notes represented by such Global Note at any time will be conclusive evidence of the records of Euroclear and/or Clearstream, Luxembourg at that time, as the case may be.

While any Note is represented by a Temporary Global Note, payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will be made (against presentation of the Temporary Global Note if the Temporary Global Note is not issued in NGN form) only upon certification of non-U.S. beneficial ownership (in the form set out in the Temporary Global Note) as required by U.S. Treasury regulations to Euroclear and/or Clearstream, Luxembourg.

On and after the date which is 40 days after completion of the distribution of the relevant Tranche of Notes or, at the option of the relevant Issuer (with the consent of the Lead Manager(s) of the Tranche(s) of Notes of the relevant Series) the date which is 40 days after completion of the distribution of any additional issuance or issuances of one or more Tranches of Notes of the same Series that occurs within the 40 day period after the issue of the Temporary Global Note (the latest of such dates referred to as the “Exchange Date”) but, if the Temporary Global Note is issued in respect of a Tranche of Notes described as Partly Paid Notes in the applicable Final Terms, only if the final instalment on all outstanding such Notes has been paid, interests in the Temporary Global Note will be exchangeable (free of charge) either for interests in a Permanent Global Note without receipts, interest coupons or talons or for security-printed definitive Notes (as indicated in the applicable Final Terms), in each case against certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations in accordance with the terms of the Temporary Global Note. The holder of a Temporary Global Note will not be entitled to collect any payment of interest or principal due on or after the Exchange Date unless, upon due certification, exchange of the Temporary Global Note for an interest in a Permanent Global Note or for definitive Notes is improperly withheld or refused. Pursuant to the Agency Agreement (as defined under “Terms and Conditions of the Notes” below) the Agent shall arrange that, where a further Tranche of Notes is issued after the Exchange Date, the Notes of such further Tranche shall be assigned security code numbers by Euroclear and Clearstream, Luxembourg which are different from the security code numbers assigned to Notes of any other Tranche of the same Series until at least the expiry of the distribution compliance period (as defined in Regulation S under the Securities Act) applicable to the Notes of such Tranche.

The Permanent Global Note will, unless otherwise agreed between the relevant Issuer and the relevant Dealer, if the global Notes are issued in NGN form (to be eligible as collateral for Eurosystem operations) as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to the Common Safekeeper for Euroclear and Clearstream, Luxembourg.  If the global Notes are not issued in NGN form, the Permanent Global Note will be delivered to the Common Depositary for Euroclear and Clearstream, Luxembourg.

Payments of principal and interest (if any) on a Permanent Global Note will be made through Euroclear and/or Clearstream, Luxembourg (against presentation or surrender (as the case may be) of the Permanent Global Note if the Permanent Global Note is not issued in NGN form) without any requirement for certification.

A Permanent Global Note will, if specified in the applicable Final Terms, be exchanged in whole, but not in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached: (i) at the request of the relevant Issuer; (ii) upon the Noteholders instructing Euroclear or Clearstream, Luxembourg or any other agreed clearing system in which such Permanent Global Note is being held to give at least 60 days’ written notice to the Agent, subject to the payment of costs in connection with the printing and distribution of the definitive Notes, if specified in the applicable Final Terms; and/or (iii) (free of charge) upon the occurrence of an Exchange Event (as defined below).

For these purposes, “Exchange Event” means that (i) an Event of Default (as defined in Condition 9) has occurred and is continuing; (ii) the relevant Issuer has been notified that both Euroclear and Clearstream, Luxembourg, or any other agreed clearing system in which such Permanent Global Note is being held, have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, as a result, Euroclear and Clearstream, Luxembourg or such other agreed clearing system in which such Permanent Global Note is being held are no longer willing or able to discharge properly their responsibilities with respect to such Notes and the Agent and the relevant Issuer are unable to locate a qualified successor; or (iii) the relevant Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Permanent Global Note in definitive form.  The relevant Issuer will promptly give notice to Noteholders in accordance with Condition 16 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg and/or any other agreed clearing system in which such Permanent Global Note is being held (acting on the instructions of any holder of an interest in such Permanent Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the relevant Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Agent.

If a portion of the Notes continues to be represented by the Temporary Global Note after the issuance of definitive Notes, the Temporary Global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership.

No definitive Note delivered in exchange for a Permanent Global Note or a Temporary Global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary Global Notes and Permanent Global Notes and definitive Notes will be issued by the Agent pursuant to the Agency Agreement.

If specified in the applicable Final Terms, other clearance systems capable of complying with the certification requirements set forth in the Temporary Global Note may be used in addition to or in lieu of Euroclear and Clearstream, Luxembourg, and any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to Notes issued in NGN form, be deemed to include such other additional or alternative clearing system.

Temporary Global Notes and Permanent Global Notes will be issued in bearer form only.  Definitive Notes will be issued in bearer form or, in the case of Notes issued by TCCI, if so indicated in the applicable Final Terms, in registered form.

For United States federal income tax purposes each Temporary Global Note, each Permanent Global Note and each definitive Note in bearer form which has an original maturity of more than 183 days and any interest coupon which may be detached therefrom (or, if the obligation is evidenced by a book entry, appears in the book or record in which the book entry is made) will carry the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in such legend provide that United States Noteholders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

The following legend is required by the United States information reporting and backup withholding rules and will appear on all Temporary Global Notes, all Permanent Global Notes, all definitive Notes in bearer form, receipts and interest coupons for Notes with maturities at issuance of 183 days or less:

“By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).”

Notes in bearer form will be issued in compliance with U.S. Treas. Reg. §1.163(c)(2)(i)(D) (the “D Rules”) unless (i) the applicable Final Terms state that the Notes are issued in compliance with U.S. Treas. Reg. §1.163-5(c)(2)(i)(C) (the “C Rules”) or (ii) the Notes are issued other than in compliance with the D Rules or the C Rules but in circumstances in which the Notes will not constitute “registration required obligations” under the United States Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”), which circumstances will be referred to in the applicable Final Terms as a transfer to which TEFRA is not applicable; provided that Notes with maturities at issuance of 183 days or less that are intended to comply with United States Treasury Regulation section 1.6049-5(b)(10) will be issued in compliance with the D Rules (excluding the certification requirement) and in a face amount or principal amount of not less than U.S.$500,000 (as determined based on the spot rate on the date of issuance if in a foreign currency).

Notes may be issued in registered form (“Registered Notes”) by TCCI, subject to applicable laws and regulations. Each Tranche of Registered Notes issued by TCCI will be represented on issue by a registered global Note which will be deposited on the relevant Issue Date with CDS and/or a depositary or common depositary for any other agreed clearing system.  Such registered global Note will not be exchangeable for Registered Notes in definitive form except on an Exchange Event (as that term is defined in the registered global Note). With respect to each Tranche of Registered Notes, TCCI has appointed, under a Note Agency Agreement dated 28th September, 2007 (the “Note Agency Agreement”), a transfer agent and registrar and a Canadian paying agent.

Notes issued by any of TMF, TCCI or TFA on or after the date of this Offering Circular and which will form a single Series with Notes issued by TMF, TCCI or TFA, as the case may be, prior to the date of this Offering Circular shall be constituted by a trust deed last amended and restated on 28th September, 2006 and made between (among others) TMF, TCCI, TFA and Union Bank of California, N.A. as trustee and will be issued subject to, and with the benefit of, an agency agreement last amended and restated on 28th September, 2006 and made between (among others) TMF, TCCI, TFA and JPMorgan Chase Bank, N.A. (and the Agent is successor in business to JPMorgan Chase Bank, N.A.).

Notes issued by TMCC on or after the date of this Offering Circular which will form a single Series with Notes issued by TMCC prior to the date of this Offering Circular will be issued subject to, and with the benefit of, an agency agreement last amended and restated on 28th September, 2006 and made between (among others) TMCC and JPMorgan Chase Bank, N.A. (and the Agent is successor in business to JPMorgan Chase Bank, N.A.).

If specified in the applicable Final Terms, the relevant Issuer may use market standard definitions in the terms and conditions of any Notes, including those published by the International Swaps and Derivatives Association.

Applicable Final Terms

[See Annex B to Appendix D (Form of Operating and Administrative Procedures Memorandum) for the form of Final Terms.]

APPENDIX F

ADDITIONAL DUTIES OF THE AGENT

In relation to each Series of Notes that are New Global Notes, the Agent will comply with the following provisions:

1.           The Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

2.           If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.           The Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.           The Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.           The Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.           The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.           The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.           The Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.           The Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

APPENDIX G

FORM OF DEED POLL

(SUBSTITUTION OF ISSUER)

This Deed Poll is made on [        ], 20[ ] by [        ] (the Retiring Issuer), a company incorporated in [       ] and [        ] (the Substitute Issuer), a company incorporated in [        ].

WHEREAS:

(A)
It has been proposed that in respect of the [principal amount] [description of Series] Notes due [maturity] (the Notes) of the Retiring Issuer issued under the Euro Medium Term Note Programme of, inter alia, the Retiring Issuer there will be a substitution of the Substitute Issuer for the Retiring Issuer as the issuer of the Notes (the substitution).

(B)
The Notes have been issued under, and with the benefit of, an Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented or restated from time to time) dated 28 September 2007 between, inter alia, the Retiring Issuer, The Bank of New York as agent and the other paying agents named therein.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.
References herein to the Notes include any Global Note representing the Notes and other expressions defined in the Notes and the Agency Agreement have the same meaning in this Deed unless the context requires otherwise.

2.
The Substitute Issuer agrees that, with effect from and including the date of execution of this Deed Poll, all the other conditions to the substitution contained in Condition 14 having been met, (the Effective Date), it shall be deemed to be the “Issuer” for all purposes in respect of the Notes[, the Receipts, the Coupons, the Talons] and the Agency Agreement insofar as it relates to the Notes, as fully as if the Substitute Issuer had been named in the Notes[, the Receipts, the Coupons, the Talons] and the Agency Agreement as the principal debtor in respect of them in place of the Retiring Issuer and, accordingly, it shall be entitled to all the rights, and shall be subject to all the liabilities and obligations, on the part of the Retiring Issuer contained in them.

3.
With effect from and including the Effective Date, the Retiring Issuer is released from all its liabilities and obligations as principal debtor, in its capacity as issuer of the Notes, contained in the Notes[, the Receipts, the Coupons, the Talons] and the Agency Agreement insofar as they relate to the Notes.

4.
With effect from and including the Effective Date, the Conditions of the Notes and the provisions of the Agency Agreement relating to the Substitute Issuer (but without altering such provisions insofar as they relate to notes issued pursuant to the Agency Agreement other than Notes) are amended in the following ways:

(a)	the following sentence is added to the end of the fourth paragraph of the Conditions:

“The Noteholders (as defined below) have the benefit of a Deed Poll (the Deed Poll) dated [          ] executed by [insert appropriate reference to the Substitute Issuer] and the [insert appropriate reference to the Retiring Issuer] [and a Credit Support Agreement dated [          ] between the Substitute Issuer and [TFS][the Parent] executed in relation to the Notes [and the Basic Agreement]].”

[(b)
Where the Substitute Issuer is subject generally to a taxing jurisdiction differing from or in addition to the taxing jurisdiction to which the Retiring Issuer for which it shall have been substituted under Condition 14 was subject insert here an undertaking or covenant in terms corresponding to Condition 7 with the substitution for or addition to the references to the taxing jurisdiction to which the Retiring Issuer, as the case may be, was subject of references to the taxing jurisdiction or additional taxing jurisdiction to which such Substitute Issuer, as the case may be, is subject and, in such case, specify that Condition 7 shall be deemed to be modified accordingly when the substitution takes effect.]

5.
The Substitute Issuer represents, warrants and undertakes with each and every Noteholder, Couponholder and Relevant Account Holder that the Substitute Issuer is solvent and that it has all corporate power, and has taken all necessary corporate or other steps including obtaining all necessary governmental and regulatory approvals and consents for the substitution and for the performance by the Substitute Issuer of its obligations under the Notes[, the Receipts, the Coupons and Talons] and the Agency Agreement, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes legal, valid and binding obligations of the Substitute Issuer enforceable in accordance with its terms, subject to the laws of bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights  generally.

6.
The Substitute Issuer agrees that the benefit of the undertakings and the covenants binding upon it contained in this Deed shall be for the benefit of each and every Noteholder, Couponholder and Relevant Account Holder and each Noteholder, Couponholder and Relevant Account Holder shall be entitled severally to enforce such obligations against the Substitute Issuer.

7.
The Retiring Issuer represents, and warrants with each and every Noteholder, Couponholder and Relevant Account Holder that it has obtained all necessary governmental and regulatory approvals and consents for the substitution.

8.
Duplicates of this Deed shall be deposited with and held to the exclusion of the Substitute Issuer by the Relevant Clearing System and the Agent until complete performance of the obligations contained in the Notes and the Agency Agreement relating to them occurs and the Substitute Issuer hereby acknowledges the right of every Noteholder, Couponholder and Relevant Account Holder to production of this Deed and, upon request and payment of the expenses incurred in connection therewith, to the production of a copy hereof certified to be a true and complete copy.

9.	This Deed may only be amended in the same way as the other Conditions and the Agency Agreement are capable of amendment under the Conditions and Clause 28 of the Agency Agreement.

10.	This Deed shall be governed by, and construed in accordance with, English law.

11.
The Substitute Issuer hereby irrevocably agrees for the exclusive benefit of the Noteholders, Couponholders and Relevant Account Holders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Deed may be brought in such courts.  The Substitute Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Substitute Issuer and may be enforced in the courts of any other jurisdiction.  Nothing contained herein shall limit any right to take Proceedings against the Substitute Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.  [The Substitute Issuer hereby appoints [Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ] as its agent for service of process and agrees that, in the event of [Toyota Financial Services (UK) PLC] ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.]

IN WITNESS whereof this Deed has been executed by and on behalf of the parties hereto as a Deed Poll as of the day and year first above written.

[Signed as a deed                                                      )
by [                         ]                                                      )
[being duly authorised                                                      )
attorney of] [Substitute Issuer]                                                                )
in the presence of:]                                                      )
[U.K. Substitute Issuer                                                      )
acting by [name of director]                                                      )
a Director and [name of                                                                )
director or secretary] [a                                                                )
Director] [the Secretary]]                                                      )

[Signed as a deed                                                      )
by [                         ]                                                      )
being duly authorised                                                      )
attorney of [Retiring Issuer]                                                      )
in the presence of:                                                      )